
                                                                     EXHIBIT 4.1
________________________________________________________________________________

                               CREDIT AGREEMENT

                                     among

                           PACER INTERNATIONAL, INC.
                     (f/k/a Land Transport Services, Inc.)


                         VARIOUS LENDING INSTITUTIONS,


                          CREDIT SUISSE FIRST BOSTON,
                            AS DOCUMENTATION AGENT,


                     MORGAN STANLEY SENIOR FUNDING, INC.,
                             AS SYNDICATION AGENT,

                                      and

                            BANKERS TRUST COMPANY,
                            AS ADMINISTRATIVE AGENT

________________________________________________________________________________

                           Dated as of  May 28, 1999

________________________________________________________________________________

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                               TABLE OF CONTENTS
                               -----------------

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     SECTION 1. Amount and Terms of Credit................................................................    1

          1.01  Commitments...............................................................................    1
          1.02  Minimum Borrowing Amounts, etc............................................................    4
          1.03  Notice of Borrowing.......................................................................    4
          1.04  Disbursement of Funds.....................................................................    5
          1.05  Notes.....................................................................................    6
          1.06  Conversions...............................................................................    8
          1.07  Pro Rata Borrowings.......................................................................    8
          1.08  Interest..................................................................................    9
          1.09  Interest Periods..........................................................................   10
          1.10  Increased Costs; Illegality; etc..........................................................   11
          1.11  Compensation..............................................................................   13
          1.12  Change of Lending Office..................................................................   13
          1.13  Replacement of Banks......................................................................   14

     SECTION 2. Letters of Credit.........................................................................   16

          2.01  Letters of Credit.........................................................................   16
          2.02  Letter of Credit Requests.................................................................   18
          2.03  Letter of Credit Participations...........................................................   18
          2.04  Agreement to Repay Letter of Credit Drawings..............................................   20
          2.05  Increased Costs...........................................................................   21

     SECTION 3. Fees; Commitments.........................................................................   22

          3.01  Fees......................................................................................   22
          3.02  Voluntary Termination or Reduction of Total Unutilized Revolving Loan Commitment..........   23
          3.03  Mandatory Reduction of Commitments........................................................   24

     SECTION 4. Payments..................................................................................   25

          4.01  Voluntary Prepayments.....................................................................   25
          4.02  Mandatory Repayments and Commitment Reductions............................................   26
          4.03  Method and Place of Payment...............................................................   32
          4.04  Net Payments..............................................................................   33

     SECTION 5. Conditions Precedent to Initial Credit Events.............................................   35

          5.01  Execution of Agreement; Notes.............................................................   36
          5.02  Officer's Certificate.....................................................................   36
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          5.03  Opinions of Counsel................................................................................     36
          5.04  Company Documents; Proceedings.....................................................................     36
          5.05  Adverse Change, etc................................................................................     37
          5.06  Litigation.........................................................................................     37
          5.07  Approvals..........................................................................................     37
          5.08  Consummation of the Recapitalization; Equity Financing, etc........................................     38
          5.09  Refinancing........................................................................................     39
          5.10  Security Documents; etc............................................................................     40
          5.11  Subsidiaries Guaranty..............................................................................     41
          5.12  Employee Benefit Plans; Shareholders' Agreements; Management
                    Agreements; Employment Agreements; Collective Bargaining
                    Agreements; Existing Indebtedness Agreements; Material Contracts; Tax
                    Allocation Agreements..........................................................................     41
          5.13  Consent Letter.....................................................................................     42
          5.14  Solvency Certificate; Insurance Certificates.......................................................     43
          5.15. Financial Statements; Projections..................................................................     43
          5.16  Payment of Fees....................................................................................     43

     SECTION 6. Conditions Precedent to All Credit Events.........................................................      43

          6.01  No Default; Representations and Warranties.........................................................     44
          6.02  Notice of Borrowing; Letter of Credit Request......................................................     44

     SECTION 7. Representations and Warranties....................................................................      44

          7.01  Company Status.....................................................................................     45
          7.02  Company Power and Authority........................................................................     45
          7.03  No Violation.......................................................................................     45
          7.04  Litigation.........................................................................................     45
          7.05  Use of Proceeds; Margin Regulations................................................................     46
          7.06  Governmental Approvals.............................................................................     46
          7.07  Investment Company Act.............................................................................     46
          7.08  Public Utility Holding Company Act.................................................................     46
          7.09  True and Complete Disclosure.......................................................................     46
          7.10  Financial Condition; Financial Statements..........................................................     47
          7.11  Security Interests.................................................................................     49
          7.12  Compliance with ERISA..............................................................................     49
          7.13  Capitalization.....................................................................................     50
          7.14  Subsidiaries.......................................................................................     51
          7.15  Intellectual Property, etc.........................................................................     51
          7.16  Compliance with Statutes, etc......................................................................     51
          7.17  Environmental Matters..............................................................................     51
          7.18  Properties.........................................................................................     52
          7.19  Labor Relations....................................................................................     52
          7.20  Tax Returns and Payments...........................................................................     53
          7.21  Existing Indebtedness..............................................................................     53

                                     (ii)
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          7.22  Insurance...............................................................................................     53
          7.23  Representations and Warranties in Other Documents.......................................................     53
          7.24  The Transaction.........................................................................................     54
          7.25  Special Purpose Corporation.............................................................................     54
          7.26  Subordination...........................................................................................     54
          7.27  Year 2000 Representation................................................................................     54

     SECTION 8. Affirmative Covenants..................................................................................      55

          8.01  Information Covenants...................................................................................     55
          8.02  Books, Records and Inspections..........................................................................     59
          8.03  Insurance...............................................................................................     59
          8.04  Payment of Taxes........................................................................................     60
          8.05  Corporate Franchises....................................................................................     60
          8.06  Compliance with Statutes; etc...........................................................................     61
          8.07  Compliance with Environmental Laws......................................................................     61
          8.08  ERISA...................................................................................................     62
          8.09  Good Repair.............................................................................................     63
          8.10  End of Fiscal Years; Fiscal Quarters....................................................................     63
          8.11  Additional Security; Further Assurances.................................................................     64
          8.12  Foreign Subsidiaries Security...........................................................................     65
          8.13  Use of Proceeds.........................................................................................     66
          8.14  Permitted Acquisitions..................................................................................     66
          8.15  Performance of Obligations..............................................................................     68
          8.16  Maintenance of Company Separateness.....................................................................     68
          8.17  Year 2000 Compliance....................................................................................     68

     SECTION 9. Negative Covenants.....................................................................................      69

          9.01  Changes in Business.....................................................................................     69
          9.02  Consolidation; Merger; Sale or Purchase of Assets; etc..................................................     69
          9.03  Liens...................................................................................................     72
          9.04  Indebtedness............................................................................................     74
          9.05  Advances; Investments; Loans............................................................................     77
          9.06  Dividends; etc..........................................................................................     79
          9.07  Transactions with Affiliates and Unrestricted Subsidiaries..............................................     81
          9.08  Designated Senior Debt..................................................................................     82
          9.09  Consolidated Interest Coverage Ratio....................................................................     82
          9.10  Adjusted Total Leverage Ratio...........................................................................     83
          9.11  Capital Expenditures....................................................................................     84
          9.12  Limitation on Voluntary Payments and Modifications of Indebtedness;
                    Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements;
                    Issuances of Capital Stock; etc.....................................................................     83
          9.13  Limitation on Issuance of Capital Stock.................................................................     87
          9.14  Limitation on Certain Restrictions on Subsidiaries......................................................     88

                                     (iii)
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          9.15   Limitation on the Creation of Subsidiaries, Joint Ventures and Unrestricted Subsidiaries..................      89

     SECTION 10. Events of Default.........................................................................................      90

          10.01  Payments..................................................................................................      90
          10.02  Representations, etc......................................................................................      90
          10.03  Covenants.................................................................................................      90
          10.04  Default Under Other Agreements............................................................................      90
          10.05  Bankruptcy, etc...........................................................................................      91
          10.06  ERISA.....................................................................................................      91
          10.07  Security Documents........................................................................................      92
          10.08  Guaranties................................................................................................      92
          10.09  Judgments.................................................................................................      92
          10.10  Ownership.................................................................................................      92

     SECTION 11. Definitions...............................................................................................      93

     SECTION 12. The Agents................................................................................................     130

          12.01  Appointment...............................................................................................     130
          12.02  Delegation of Duties......................................................................................     130
          12.03  Exculpatory Provisions....................................................................................     131
          12.04  Reliance by Agents........................................................................................     131
          12.05  Notice of Default.........................................................................................     132
          12.06  Nonreliance on Agents and Other Banks.....................................................................     132
          12.07  Indemnification...........................................................................................     133
          12.08  Agents in their Individual Capacities.....................................................................     133
          12.09  Holders...................................................................................................     134
          12.10  Resignation of the Agents.................................................................................     134

     SECTION 13. Miscellaneous.............................................................................................     135

          13.01  Payment of Expenses, etc..................................................................................     135
          13.02  Right of Setoff...........................................................................................     136
          13.03  Notices...................................................................................................     136
          13.04  Benefit of Agreement......................................................................................     136
          13.05  No Waiver; Remedies Cumulative............................................................................     139
          13.06  Payments Pro Rata.........................................................................................     139
          13.07  Calculations; Computations................................................................................     139
          13.08  Governing Law; Submission to Jurisdiction; Venue..........................................................     140
          13.09  Counterparts..............................................................................................     141
          13.10  Effectiveness.............................................................................................     141
          13.11  Headings Descriptive......................................................................................     141
          13.12  Amendment or Waiver; etc..................................................................................     141
          13.13  Survival..................................................................................................     143
          13.14  Domicile of Loans and Commitments.........................................................................     143
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                                     (iv)
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     13.15  Confidentiality.................................................................................................    143
     13.16  Waiver of Jury Trial............................................................................................    140
     13.17  Register........................................................................................................    140
     13.18  Limitation on Additional Amounts, etc...........................................................................    141
     13.19  Post-Closing Actions............................................................................................    141


SCHEDULE I     List of Banks and Commitments
SCHEDULE II    Bank Addresses
SCHEDULE III   Real Properties
SCHEDULE IV    Existing Indebtedness
SCHEDULE V     Plans
SCHEDULE VI    Existing Investments
SCHEDULE VII   Subsidiaries
SCHEDULE VIII  Insurance
SCHEDULE IX    Existing Liens
SCHEDULE X     Capitalization
SCHEDULE XI    Consolidated EBITDA Adjustments
SCHEDULE XII   Environmental Matters
SCHEDULE XIII  Tractor Trailers
SCHEDULE XIV   Existing Letters of Credit

EXHIBIT A      Form of Notice of Borrowing
EXHIBIT B-2    Form of Revolving Note
EXHIBIT B-3    Form of Swingline Note
EXHIBIT C      Form of Letter of Credit Request
EXHIBIT D      Form of Section 4.04(b)(ii) Certificate
EXHIBIT E-1    Form of Opinion of Dewey Ballantine LLP, special New York counsel to the Credit Parties
EXHIBIT E-2    Form of Opinion of Waller Lansden Dortch & Davis, special
               Tennessee counsel to the Credit Parties
EXHIBIT F      Form of Officers' Certificate
EXHIBIT G      Form of Pledge Agreement
EXHIBIT H      Form of Security Agreement
EXHIBIT I      Form of Subsidiaries Guaranty
EXHIBIT J      Form of Consent Letter
EXHIBIT K      Form of Solvency Certificate
EXHIBIT L      Form of Assignment and Assumption Agreement
EXHIBIT M      Form of Intercompany Note
EXHIBIT N      Form of Shareholder Subordinated Note
EXHIBIT O      Form of Borrower Exchange PIK Preferred Stock Certificate of
               Designation

                                      (v)

          CREDIT AGREEMENT, dated as of May 28, 1999, among PACER INTERNATIONAL, INC. (f/k/a Land Transport Services, Inc.), a Tennessee corporation (the "Borrower"), the lenders from time to time party hereto (each, a "Bank" and, collectively, the "Banks"), CREDIT SUISSE FIRST BOSTON, as Documentation Agent (in such capacity, the "Documentation Agent"), MORGAN STANLEY SENIOR FUNDING, INC., as Syndication Agent (in such capacity, the "Syndication Agent"), and BANKERS TRUST COMPANY, as Administrative Agent (in such capacity, the "Administrative Agent" and, together with the Documentation Agent and the Syndication Agent, each, an "Agent" and, collectively, the "Agents"). Unless otherwise defined herein, all capitalized terms used herein and defined in
Section 11 are used herein as so defined.

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, subject to and upon the terms and conditions herein set forth, the Banks are willing to make available to the Borrower the credit facilities provided for herein;

          NOW, THEREFORE, IT IS AGREED:

          SECTION 1.  Amount and Terms of Credit.
                      --------------------------

          1.01  Commitments.  (a)  Subject to and upon the terms and conditions
                -----------
set forth herein, each Bank with a Term Loan Commitment severally agrees to make a term loan (each, a "Term Loan" and, collectively, the "Term Loans") to the Borrower, which Term Loans:

          (i) shall be incurred by the Borrower pursuant to a single drawing on the Initial Borrowing Date for the purposes described in Section 7.05(a);

          (ii)  shall be denominated in U.S. Dollars;

          (iii) except as hereafter provided, shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided, that (x) except as otherwise
                                --------
     specifically provided in Section 1.10(b), all Term Loans made as part of the same Borrowing shall at all times consist of Term Loans of the same Type and (y) unless the Administrative Agent has determined that the Syndication Date has occurred (at which time this clause (y) shall no longer be applicable), no more than three Borrowings of Term Loans to be maintained as Eurodollar Loans may be incurred prior to the 90/th/ day after the Initial Borrowing Date (or, if later, the last day of the Interest Period applicable to the third Borrowing of Eurodollar Loans referred to below), each of which Borrowings of Eurodollar Loans may only have an Interest Period of one month, and the first of which Borrowings may only be made on, or within five Business Days after, the Initial Borrowing Date, the second of which Borrowings may only be made on the last day of the Interest Period of the first such Borrowing and the third of which Borrowings may only be made on the last day of the Interest Period of the second such Borrowing; and

          (iv) shall be made by each Bank in that initial aggregate principal amount as is equal to the Term Loan Commitment of such Bank on the Initial Borrowing Date (before giving effect to the termination thereof on such date pursuant to Section 3.03(b)).

Once repaid, Term Loans incurred hereunder may not be reborrowed.

          (b) Subject to and upon the terms and conditions herein set forth, each RL Bank severally agrees, at any time and from time to time on and after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, to make a revolving loan or revolving loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans:

          (i)   shall be denominated in U.S. Dollars;

          (ii) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided
                                                                     --------
     that (x) except as otherwise specifically provided in Section 1.10(b), all Revolving Loans made as part of the same Borrowing shall at all times be of the same Type and (y) unless the Administrative Agent has determined that the Syndication Date has occurred (at which time this clause (y) shall no longer be applicable), no more than three Borrowings of Revolving Loans to be maintained as Eurodollar Loans may be incurred prior to the 90/th/ day after the Initial Borrowing Date (or, if later, the last day of the Interest Period applicable to the third Borrowing of Eurodollar Loans referred to below), each of which Borrowings of Eurodollar Loans may only have an Interest Period of one month, and the first of which Borrowings may only be made on the same date as the initial Borrowing of Term Loans that are maintained as Eurodollar Loans, the second of which Borrowings may only be made on the last day of the Interest Period of the first such Borrowing and the third of which Borrowings may only be made on the last day of the Interest Period of the second such Borrowing;

          (iii) may be repaid and reborrowed in accordance with the provisions hereof;

          (iv) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when added to the product of (x) such Bank's Adjusted RL Percentage and (y) the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Revolving Loan Commitment of such Bank at such time; and

          (v) shall not exceed for all Banks at any time outstanding that aggregate principal amount which, when added to (x) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (y) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, exceeds an amount equal to the Total Revolving Loan Commitment then in effect.

          (c) Subject to and upon the terms and conditions set forth herein, BTCo in its individual capacity agrees to make at any time and from time to time on and after the Initial Borrowing Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans to the Borrower (each, a "Swingline Loan" and, collectively, the "Swingline Loans"), which Swingline Loans:

          (i)   shall be denominated in U.S. Dollars;

          (ii)  shall be made and maintained as Base Rate Loans;

          (iii) may be repaid and reborrowed in accordance with the provisions hereof;

          (iv) shall not exceed in aggregate principal amount at any time outstanding, when combined with (x) the aggregate principal amount of all Revolving Loans made by Non-Defaulting Banks then outstanding and (y) the aggregate amount of all Letter of Credit Outstandings at such time, an amount equal to the Adjusted Total Revolving Loan Commitment at such time (after giving effect to any changes thereto on such date); and

          (v) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount.

Notwithstanding anything contained in this Section 1.01(c), (i) BTCo shall not be obligated to make any Swingline Loans at a time when a Bank Default exists unless BTCo has entered into arrangements satisfactory to it and the Borrower to eliminate BTCo's risk with respect to the Defaulting Bank's or Banks' participation in such Swingline Loans, including by cash collateralizing such Defaulting Bank's or Banks' RL Percentage of the outstanding Swingline Loans and
(ii) BTCo will not make a Swingline Loan after it has received written notice from the Borrower or the Required Banks stating that a Default or an Event of Default exists until such time as BTCo shall have received a written notice of
(x) rescission of such notice from the party or parties originally delivering the same or (y) a waiver of such Default or Event of Default from the Required Banks.

          (d) On any Business Day, BTCo may, in its sole discretion, give notice to the RL Banks that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided that each such notice shall be deemed
                                --------
to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case a Borrowing of

Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all RL Banks pro rata based on each RL Bank's Adjusted RL Percentage (determined before
      --- ----
giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10), and the proceeds thereof shall be applied directly to repay BTCo for such outstanding Swingline Loans. Each RL Bank hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by BTCo notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 5 or 6 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing and (v) the amount of the Total Revolving Loan Commitment or the Adjusted Total Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each RL Bank (other than BTCo) hereby agrees that it shall forthwith purchase from BTCo (without recourse or warranty) such assignment of the outstanding Swingline Loans as shall be necessary to cause the RL Banks to share in such Swingline Loans ratably based upon their respective Adjusted RL Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10), provided that
                                                                --------
(x) all interest payable on the Swingline Loans shall be for the account of BTCo until the date the respective assignment is purchased and, to the extent attributable to the purchased assignment, shall be payable to the RL Bank purchasing same from and after such date of purchase (or, if earlier, from the date on which the Mandatory Borrowing would otherwise have occurred, so long as the payments required by the following clause (y) have in fact been made) and
(y) at the time any purchase of assignments pursuant to this sentence is actually made, the purchasing RL Bank shall be required to pay BTCo interest on the principal amount of assignment purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such assignment, at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

          1.02  Minimum Borrowing Amounts, etc.  The aggregate principal amount
                -------------------------------
of each Borrowing of Loans shall not be less than the Minimum Borrowing Amount applicable to such Loans, provided that Mandatory Borrowings shall be made in
                          --------
the amounts required by Section 1.01(d). More than one Borrowing may be incurred on any day, provided, that at no time shall there be outstanding more
                     --------
than eight Borrowings of Eurodollar Loans.

          1.03  Notice of Borrowing.  (a)  Whenever the Borrower desires to make
                -------------------
a Borrowing of Loans hereunder (excluding Borrowings of Swingline Loans and Mandatory Borrowings), an Authorized Officer of the Borrower shall give the Administrative Agent at its Notice Office, prior to 12:00 Noon (New York time), at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans, and at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Base Rate Loans to be made hereunder. Each such notice (each, a "Notice of Borrowing") shall, except as otherwise expressly provided in Section 1.10, be irrevocable, and, in the case of each written notice and each confirmation of telephonic notice, shall be in the form of Exhibit A, appropriately completed to specify: (i) the aggregate principal amount of the Revolving Loans to be made pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) whether the respective Borrowing shall consist of Term Loans or Revolving Loans, (iv) whether the respective Borrowing shall consist of Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto and (v) in the case of a Borrowing of Revolving Loans the proceeds of which are to be utilized to finance, in whole or in part, the purchase price of a Permitted Acquisition, (x) a reference to the officer's certificate, if any, delivered in accordance with
Section 8.14, (y) the aggregate principal amount of such Revolving Loans to be utilized in connection with such Permitted Acquisition and (z) the Total Unutilized Revolving Loan Commitment then in effect after giving effect to the respective Permitted Acquisition (and all payments to be made in connection therewith). The Administrative Agent shall promptly give each Bank which is required to make Loans of the Tranche specified in the respective Notice of Borrowing, written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

          (b) (i) Whenever the Borrower desires to incur Swingline Loans hereunder, an Authorized Officer of the Borrower shall give BTCo not later than 12:00 Noon (New York time) on the day such Swingline Loan is to be made, written notice (or telephonic notice promptly confirmed in writing) of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and shall specify in each case (x) the date of such Borrowing (which shall be a Business
Day) and (y) the aggregate principal amount of the Swingline Loan to be made pursuant to such Borrowing.

          (ii) Mandatory Borrowings shall be made upon the notice (or deemed notice) specified in Section 1.01(d), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such Section 1.01(d).

          (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent or BTCo (in the case of a Borrowing of Swingline Loans) or the respective Letter of Credit Issuer (in the case of the issuance of Letters of Credit), as the case may be, may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Administrative Agent, BTCo or such Letter of Credit Issuer, as the case may be, in good faith to be from an Authorized Officer of the Borrower. In each such case, the Administrative Agent's, BTCo's or the respective Letter of Credit Issuer's, as the case may be, record of the terms of such telephonic notice shall be conclusive evidence of the contents of such notice, absent manifest error.

          1.04 Disbursement of Funds.  (a)  Not later than 1:00 P.M. (New York
               ---------------------
time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, not later than 2:00 P.M. (New York time) on the date specified in Section 1.03(b)(i) or
(y) in the case of Mandatory Borrowings, not later than 12:00 Noon (New York time) on the date specified in Section 1.01(d)), each Bank with a Commitment under the respective Tranche will make available its pro rata share (determined
                                                     --- ----
in accordance with Section 1.07), if any, of each Borrowing requested to be made on such date (or in the case of Swingline Loans, BTCo shall make available the full amount thereof) in the manner provided below. All amounts shall be made available to the Administrative Agent in U.S. Dollars and in immediately available funds at the Payment Office and the Administrative Agent promptly will make available to the Borrower by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Bank, the overnight Federal Funds Rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 1.08.

          (b) Nothing in this Agreement shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder.

          1.05  Notes.  (a)  The Borrower's obligation to pay the principal of,
                -----
and interest on, all the Loans made to it by each Bank shall be set forth on the Register maintained by the Administrative Agent pursuant to Section 13.17 and, subject to the provisions of Section 1.05(f), shall be evidenced (i) if Term Loans, by a promissory note substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each, a "Term Note" and, collectively, the "Term Notes"), (ii) if Revolving Loans, by a promissory note substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and, collectively, the "Revolving Notes") and (iii) if Swingline Loans, by a promissory note substantially in the form of Exhibit B-3 with blanks appropriately completed in conformity herewith (the "Swingline Note").

          (b) The Term Note issued to each Bank with a Term Loan Commitment or outstanding Term Loans shall (i) be executed by the Borrower, (ii) be payable to such Bank or its registered assigns and be dated the Initial Borrowing Date (or, in the case of any Term Note issued after the Initial Borrowing Date, the date of issuance thereof), (iii) be in a stated principal amount equal to the Term Loan Commitment of such Bank on the Initial Borrowing Date (or, in the case of any Term Note issued after the Initial Borrowing Date, in a stated principal amount equal to the outstanding principal amount of the Term Loan of such Bank on the date of the issuance thereof) and be payable in the principal amount of Term Loans evidenced thereby from time to time, (iv) mature on the Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary repayment as provided in
Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (c) The Revolving Note issued to each RL Bank shall (i) be executed by the Borrower, (ii) be payable to such RL Bank or its registered assigns and be dated the date of issuance thereof, (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such RL Bank and be payable in the principal amount of the outstanding Revolving Loans evidenced thereby, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (d) The Swingline Note issued to BTCo shall (i) be executed by the Borrower, (ii) be payable to BTCo or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of the outstanding Swingline Loans evidenced thereby, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and
(vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (e) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower's obligations in respect of such Loans.

          (f) Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, Notes shall only be delivered to Banks which at any time specifically request the delivery of such Notes. No failure of any Bank to request or obtain a Note evidencing its Loans to the Borrower shall affect or in any manner impair the obligations of the Borrower to pay the Loans (and all related Obligations) which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the various Credit Documents. Any Bank which does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (e). At any time when any Bank requests the delivery of a Note to evidence any of its Loans, the Borrower shall promptly execute and deliver to the respective Bank the requested Note in the appropriate amount or amounts to evidence such Loans.

          1.06  Conversions.  The Borrower shall have the option to convert on
                -----------
any Business Day occurring on or after the Initial Borrowing Date, all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of Loans (other than Swingline Loans, which shall at all times be maintained as Base Rate Loans) made pursuant to one or more Borrowings of one or more Types of Loans under a single Tranche into a Borrowing or Borrowings of another Type of Loan under such Tranche; provided, that (i)
                                                          --------
except as otherwise provided in Section 1.10(b) or unless the Borrower pays all breakage costs and other amounts owing to each Bank pursuant to Section 1.11 concurrently with any such conversion, Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted, and no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion, (iii) unless the Administrative Agent has determined that the Syndication Date has occurred (at which time this clause (iii) shall no longer be applicable), prior to the 90th day after the Initial Borrowing Date, conversions of Base Rate Loans into Eurodollar Loans may only be made if any such conversion is effective on the first day of the first, second or third Interest Period referred to in clause (y) of each of Sections 1.01(a)(iii) and 1.01(b)(ii) and so long as such conversion does not result in a greater number of Borrowings of Eurodollar Loans prior to the 90th day after the Initial Borrowing Date as are permitted under Sections 1.01(a)(iii) and 1.01(b)(ii) and (iv) Borrowings of Eurodollar Loans resulting from this Section 1.06 shall be limited in number as provided in
Section 1.02. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at its Notice Office, prior to 12:00 Noon (New York time), at least three Business Days' (or one Business Day's in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each, a "Notice of Conversion") specifying the Loans to be so converted, the Borrowing(s) pursuant to which the Loans were made and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans. Upon any such conversion, the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Loans being converted.

          1.07  Pro Rata Borrowings.  All Borrowings of Term Loans and Revolving
                -------------------
Loans under this Agreement shall be incurred by the Borrower from the Banks pro
                                                                            ---
rata on the basis of such Banks' Term Loan Commitments or Revolving Loan
----
Commitments, as the case may be; provided that all Borrowings of Revolving Loans
                                 --------
made pursuant to a Mandatory Borrowing shall be incurred from the RL Banks pro
                                                                           ---
rata on the basis of their respective Adjusted RL Percentages.
----

It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans to be made by it hereunder, regardless of the failure of any other Bank to fulfill its commitments hereunder.

          1.08  Interest.  (a)  The Borrower agrees to pay interest in respect
                --------
of the unpaid principal amount of each Base Rate Loan made to it from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall at all times be the relevant Applicable Margin plus the Base
                                                                 ----
Rate, each as in effect from time to time.

          (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan made to it from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10(b), as applicable, at a rate per annum which shall at all times be the relevant Applicable Margin plus the Eurodollar Rate for such Interest Period, each as in
                  ----
effect from time to time.

          (c) To the extent permitted by law, overdue principal and overdue interest in respect of each Loan shall, in each case, bear interest at a rate per annum equal to the greater of (x) the rate which is 2% in excess of the rate borne by such Loan immediately prior to the respective payment default and (y) the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans from time to time. Interest which accrues under this Section 1.08(c) shall be payable on demand.

          (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on (x) the date of any conversion into a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10(b), as applicable (on the amount converted) and (y) the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on (x) the date of any prepayment or repayment thereof (on the amount prepaid or repaid), (y) at maturity (whether by acceleration or otherwise) and (z) after such maturity, on demand.

          (e) All computations of interest hereunder shall be made in accordance with Section 13.07(b).

          (f) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for the respective Interest Period or Interest Periods and shall promptly notify the Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

          1.09  Interest Periods.  At the time the Borrower gives a Notice of
                ----------------
Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans (in the case of any subsequent Interest Period), the Borrower shall have the right to elect by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower (but otherwise subject to clause (y) of the proviso to Sections 1.01(a)(iii) and 1.01(b)(ii) and to clause (iii) of the proviso to
Section 1.06), be a one, two, three, six or, to the extent available to each Bank with outstanding Loans and/or Commitments under the respective Tranche, nine or twelve month period. Notwithstanding anything to the contrary contained above:

          (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

          (ii) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period applicable thereto expires;

          (iii) if any Interest Period for any Borrowing of Eurodollar Loans begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

          (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided, that if any Interest Period for any
                              --------
     Borrowing of Eurodollar Loans would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (v) no Interest Period for a Borrowing under a Tranche shall be selected which would extend beyond the respective Maturity Date for such Tranche;

          (vi) no Interest Period may be elected at any time when a Default or an Event of Default is then in existence; and

          (vii) no Interest Period in respect of any Borrowing of Term Loans shall be elected which extends beyond any date upon which a Scheduled Repayment will be required to be made under Section 4.02(b) if, after giving effect to the election of such Interest Period, the aggregate principal amount of such Term Loans which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of such Term Loans then outstanding less the aggregate amount of such required Scheduled Repayment.

          If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

          1.10  Increased Costs; Illegality; etc.  (a)  In the event that (x) in
                ---------------------------------
the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Bank, shall have determined in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

          (i) on any Interest Determination Date, that, by reason of any changes arising after the Effective Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

          (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans because of (x) any change since the Effective Date in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (other than, in each case, any such change with respect to taxes or any similar charges), such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances affecting such Bank, the interbank Eurodollar market or the position of such Bank in such market (other than circumstances relating to taxes or any similar charges); or

          (iii) at any time since the Effective Date, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Bank with any law, governmental rule, regulation, guideline or order (or would conflict with any governmental rule, regulation, guideline, request or order not having the force of law but with which such Bank customarily complies even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Administrative Agent in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and (except in the case of clause (i)) to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter, (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the

Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause
(ii) above, the Borrower agrees, subject to the provisions of Section 13.18 (to the extent applicable), to pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing in reasonable detail the basis for the calculation thereof, prepared in good faith and submitted to the Borrower by such Bank shall, absent manifest error, be final and conclusive and binding upon all parties hereto, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(a) upon the subsequent receipt of such notice) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as practicable and, in any event, within the time period required by law.

          (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected pursuant to Section 1.10(a)(iii), the Borrower shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Bank pursuant to Section 1.10(a)(ii) or
(iii)), or (ii) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' notice to the Administrative Agent, require the affected Bank to convert each such Eurodollar Loan into a Base Rate Loan (which conversion, in the case of the circumstance described in Section 1.10(a)(iii), shall occur no later than the last day of the Interest Period then applicable to such Eurodollar Loan or such earlier day as shall be required by applicable law); provided, that if more than one Bank is affected at any time, then all
      --------
affected Banks must be treated the same pursuant to this Section 1.10(b).

          (c) If any Bank shall have determined that after the Effective Date, the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's or such other corporation's capital or assets as a consequence of such Bank's Commitment or Commitments or its obligations hereunder to the Borrower to a level below that which such Bank or such other corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Bank's or such other corporation's policies with respect to capital adequacy), then from time to time, upon written demand by such Bank (with a copy to the Administrative Agent), accompanied by the notice referred to in the last sentence of this clause (c), the Borrower agrees, subject to the provisions of Section 13.18 (to the extent applicable), to pay to such Bank such additional amount or amounts as will compensate such Bank or such other corporation for such reduction in the rate of return to such Bank or such other corporation. Each Bank, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower (a copy of which shall be sent by such Bank to the Administrative Agent), which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the Borrower's obligation to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice. In determining any additional amounts owing under this Section 1.10(c), each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable; provided that such Bank's reasonable good faith
                              --------
determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto.

          1.11  Compensation.  The Borrower agrees, subject to the provisions of
                ------------
Section 13.18 (to the extent applicable), to compensate each Bank, promptly upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans but excluding any loss of anticipated profits) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or any Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion given by the Borrower (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.01 or 4.02 or as a result of an acceleration of the Loans pursuant to Section 10 or as a result of the replacement of a Bank pursuant to Section 1.13 or 13.12(b)) or conversion of any Eurodollar Loans of the Borrower occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or (y) an election made by the Borrower pursuant to Section 1.10(b). Each Bank's calculation of the amount of compensation owing pursuant to this Section 1.11 shall be made in good faith. A Bank's basis for requesting compensation pursuant to this Section 1.11 and a Bank's calculation of the amount thereof made in accordance with the requirements of this Section 1.11, shall, absent manifest error, be final and conclusive and binding on all parties hereto.

          1.12  Change of Lending Office.  (a)  Each Bank may at any time or
                ------------------------
from time to time designate, by written notice to the Administrative Agent to the extent not already reflected on Schedule II, one or more lending offices (which, for this purpose, may include Affiliates of the respective Bank) for the various Loans made, and Letters of Credit participated in, by such Bank; provided that, for designations made after the Effective Date, to the extent
--------
such designation shall result in increased costs under Section 1.10, 2.05 or
4.04 in excess of those which would be charged in the absence of the designation of a different lending office (including a different Affiliate of the respective Bank), then the Borrower shall not be obligated to pay such excess increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay the costs which would apply in the absence of such designation and any subsequent increased costs of the type described above resulting from changes after the date of the respective designation). Each lending office and Affiliate of any Bank designated as provided above shall, for all purposes of this Agreement, be treated in the same manner as the respective Bank (and shall be entitled to all indemnities and similar provisions in respect of its acting as such hereunder).

          (b) Each Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), 1.10(c), 2.05 or 4.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event, with the object of avoiding the consequences of the event giving rise to the operation of any such Section; provided, that such designation is made on
                                   --------
such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in
Section 1.10, 2.05 or 4.04 (although each such Bank shall nevertheless have an obligation to change its applicable lending office subject to the terms set forth in the immediately preceding sentence).

          1.13  Replacement of Banks.  (x)  If any Bank becomes a Defaulting
                --------------------
Bank, (y) upon the occurrence of any event giving rise to the operation of
Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.05 or Section 4.04 with respect to any Bank which results in such Bank charging to the Borrower increased costs in a material amount in excess of those being generally charged by the other Banks or (z) in the case of a refusal by a Bank to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Banks as provided in Section 13.12(b), the Borrower shall have the right, in accordance with Section 13.04(b), if no Default or Event of Default then exists or would exist after giving effect to such replacement, to replace such Bank (the "Replaced Bank") with one or more other Eligible Transferee or Transferees, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank") and each of which shall be reasonably acceptable to the Administrative Agent or, at the option of the Borrower, to replace only (a) the Revolving Loan Commitment (and outstandings pursuant thereto) of the Replaced Bank with an identical Revolving Loan Commitment provided by the Replacement Bank or (b) in the case of a replacement as provided in Section 13.12(b) where the consent of the respective Bank is required with respect to less than all Tranches of its Loans or Commitments, the Commitments and/or outstanding Loans of such Bank in respect of each Tranche where the consent of such Bank would otherwise be individually required, with identical Commitments and/or Loans of the respective Tranche provided by the Replacement Bank; provided that:
                                          --------

          (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments and outstanding Loans (or, in the case of the replacement of only (a) the Revolving Loan Commitment, the Revolving Loan Commitment and outstanding Revolving Loans and participations in Letter of Credit Outstandings and/or (b) the outstanding Term Loans, the outstanding Term Loans) of, and in each case (except for the replacement of only the outstanding Term Loans of the respective Bank) participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans (or of the Loans of the respective Tranche being replaced) of the Replaced Bank, (B) an amount equal to all Unpaid Drawings (unless there are no Unpaid Drawings with respect to the Tranche being replaced) that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank (but only with respect to the relevant Tranche, in the case of the replacement of less than all Tranches of Loans then held by the respective Replaced Bank) pursuant to Section 3.01, (y) except in the case of the replacement of only the outstanding Term Loans of a Replaced Bank, each Letter of Credit Issuer an amount equal to such Replaced Bank's RL Percentage of any Unpaid Drawing relating to Letters of Credit issued by such Letter of Credit Issuer (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Bank and (z) in the case of any replacement of Revolving Loan Commitments, BTCo an amount equal to such Replaced Bank's Adjusted RL Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Bank; and

          (ii) all obligations of the Borrower then owing to the Replaced Bank (other than those (a) specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid, but including all amounts, if any, owing under Section 1.11 or (b) relating to any Tranche of Loans and/or Commitments of the respective Replaced Bank which will remain outstanding after giving effect to the respective replacement) shall be paid in full to such Replaced Bank concurrently with such replacement.

Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 13.17 and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes executed by the Borrower, (x) the Replacement Bank shall become a Bank hereunder and, unless the respective Replaced Bank continues to have outstanding Term Loans and/or a Revolving Loan Commitment hereunder, the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 13.01 and 13.06), which shall survive as to such Replaced Bank and (y) except in the case of the replacement of only outstanding Term Loans, the Adjusted RL

Percentages of the Banks shall be automatically adjusted at such time to give effect to such replacement.

          SECTION 2.  Letters of Credit.
                      -----------------

          2.01  Letters of Credit.  (a)  Subject to and upon the terms and
                -----------------
conditions herein set forth, the Borrower may request a Letter of Credit Issuer at any time and from time to time after the Initial Borrowing Date and prior to the tenth Business Day (or the 30th day in the case of Trade Letters of Credit) preceding the Revolving Loan Maturity Date to issue on a sight basis, (x) for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Indebtedness, irrevocable sight standby letters of credit in a form customarily used by such Letter of Credit Issuer or in such other form as has been approved by such Letter of Credit Issuer (each such standby letter of credit, a "Standby Letter of Credit") in support of such L/C Supportable Indebtedness and (y) for the account of the Borrower and for the benefit of sellers of goods and materials to the Borrower or any of its Subsidiaries in the ordinary course of business, irrevocable sight trade letters of credit in a form customarily used by such Letter of Credit Issuer or in such other form as has been approved by such Letter of Credit Issuer (each such trade letter of credit, a "Trade Letter of Credit," and each such Standby Letter of Credit and Trade Letter of Credit, a "Letter of Credit" and, collectively, the "Letters of Credit").

          (b) Subject to and upon the terms and conditions set forth herein, each Letter of Credit Issuer hereby agrees that it will, at any time and from time to time after the Initial Borrowing Date and prior to the tenth Business Day (or the 30th day in the case of Trade Letters of Credit) preceding the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower one or more Letters of Credit, (x) in the case of Trade Letters of Credit, in support of trade obligations of the Borrower or any of its Subsidiaries that arise in the ordinary course of business or (y) in the case of Standby Letters of Credit, in support of such L/C Supportable Indebtedness as is permitted to remain outstanding hereunder. Notwithstanding the foregoing, no Letter of Credit Issuer shall be under any obligation to issue any Letter of Credit if at the time of such issuance:

          (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Letter of Credit Issuer from issuing such Letter of Credit or any requirement of law applicable to such Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Letter of Credit Issuer shall prohibit, or request that such Letter of Credit Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Letter of Credit Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Letter of Credit Issuer is not otherwise compensated) not in effect on the Effective Date, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Letter of Credit Issuer as of the Effective Date and which such Letter of Credit Issuer in good faith deems material to it; or

          (ii) such Letter of Credit Issuer shall have received written notice from the Borrower or the Required Banks prior to the issuance of such Letter of Credit of the type described in clause (vi) of Section 2.01(c) or the last sentence of Section 2.02(b).

          (c) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed either (x) $25,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans made by the Non-Defaulting Banks and then outstanding and all Swingline Loans then outstanding, the Adjusted Total Revolving Loan Commitment at such time; (ii) (x) each Standby Letter of Credit shall have an expiry date occurring not later than one year after such Standby Letter of Credit's date of issuance, provided that any such Standby Letter of
                                     --------
Credit may be extendable for successive periods of up to one year, but not beyond the tenth Business Day preceding the Revolving Loan Maturity Date, on terms acceptable to the Letter of Credit Issuer and (y) each Trade Letter of Credit shall have an expiry date occurring not later than 180 days after such Trade Letter of Credit's date of issuance; (iii) (x) no Standby Letter of Credit shall have an expiry date occurring later than the tenth Business Day preceding the Revolving Loan Maturity Date and (y) no Trade Letter of Credit shall have an expiry date occurring later than 30 days prior to the Revolving Loan Maturity Date; (iv) each Letter of Credit shall be denominated in U.S. Dollars; (v) the Stated Amount of each Letter of Credit shall not be less than $100,000 or such lesser amount as is acceptable to the respective Letter of Credit Issuer; and
(vi) no Letter of Credit Issuer will issue any Letter of Credit after it has received written notice from the Borrower or the Required Banks stating that a Default or an Event of Default exists until such time as such Letter of Credit Issuer shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering the same or (y) a waiver of such Default or Event of Default by the Required Banks.

          (d) Notwithstanding the foregoing, in the event a Bank Default exists, no Letter of Credit Issuer shall be required to issue any Letter of Credit unless the respective Letter of Credit Issuer has entered into arrangements satisfactory to it and the Borrower to eliminate such Letter of Credit Issuer's risk with respect to the participation in Letters of Credit of the Defaulting Bank or Defaulting Banks, including by cash collateralizing such Defaulting Bank's or Banks' Adjusted RL Percentage of the Letter of Credit Outstandings, as the case may be.

          (e) Schedule XIV hereto contains a description of all letters of credit issued by FNBC for the account of Pacer Logistics or Pacific Motor Transport Company and outstanding on the Initial Borrowing Date. Each such letter of credit, as amended on the Initial Borrowing Date to change the account party thereon to "Pacer International, Inc.", including any extension or renewal thereof (each, as amended from time to time in accordance with the terms hereof and thereof, an "Existing Letter of Credit") shall constitute a "Letter of Credit" for all purposes of this Agreement, issued, for purposes of Section 2.03(a), on the Initial Borrowing Date. FNBC shall constitute the "Letter of Credit Issuer" with respect to each such Letter of Credit for all purposes of this Agreement.

          2.02  Letter of Credit Requests.  (a)  Whenever the Borrower desires
                -------------------------
that a Letter of Credit be issued, the Borrower shall give the Administrative Agent and the respective Letter of Credit Issuer written notice thereof prior to 12:00 Noon (New York time) at least three Business Days (or such shorter period as may be acceptable to the respective Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Business Day) which written notice shall be in the form of Exhibit C (each, a "Letter of Credit Request"). Each Letter of Credit Request shall include any other documents as such Letter of Credit Issuer customarily requires in connection therewith.

          (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and it will not violate the requirements of, Section 2.01(c). Unless the respective Letter of Credit Issuer has received notice from the Borrower, any Agent or the Required Banks before it issues a Letter of Credit that one or more of the applicable conditions specified in Section 5 or 6, as the case may be, are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01(c), then such Letter of Credit Issuer may issue the requested Letter of Credit for the account of the Borrower in accordance with such Letter of Credit Issuer's usual and customary practice.

          2.03  Letter of Credit Participations.  (a)  Immediately upon the
                -------------------------------
issuance by a Letter of Credit Issuer of any Letter of Credit, such Letter of Credit Issuer shall be deemed to have sold and transferred to each other RL Bank, and each such RL Bank (each, a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Adjusted RL Percentage, in such Letter of Credit, each substitute Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto (although Letter of Credit Fees shall be payable directly to the Administrative Agent for the account of the RL Banks as provided in Section 3.01(b) and the Participants shall have no right to receive any portion of any Facing Fees with respect to such Letters of Credit) and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or the Adjusted RL Percentages of the RL Banks pursuant to Section 1.13 or 13.04(b) or as a result of a Bank Default, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings with respect thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2.03 to reflect the new Adjusted RL Percentages of the assigning and assignee Bank or of all RL Banks, as the case may be.

          (b) In determining whether to pay under any Letter of Credit, no Letter of Credit Issuer shall have any obligation relative to the Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Letter of Credit Issuer under or in connection with any Letter of Credit issued by it if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Letter of Credit Issuer any resulting liability.

          (c) In the event that any Letter of Credit Issuer makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to the Letter of Credit Issuer pursuant to
Section 2.04(a), such Letter of Credit Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Participant of such failure, and each such Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Letter of Credit Issuer, the amount of such Participant's Adjusted RL Percentage of such payment in U.S. Dollars and in same day funds. If the Administrative Agent so notifies any Participant required to fund a payment under a Letter of Credit prior to 11:00 A.M. (New York time) on any Business Day, such Participant shall make available to the Administrative Agent at the Payment Office for the account of the respective Letter of Credit Issuer such Participant's Adjusted RL Percentage of the amount of such payment on such Business Day in same day funds (and, to the extent such notice is given after 11:00 A.M. (New York time) on any Business Day, such Participant shall make such payment on the immediately following Business Day). If and to the extent such Participant shall not have so made its Adjusted RL Percentage of the amount of such payment available to the Administrative Agent for the account of the respective Letter of Credit Issuer, such Participant agrees to pay to the Administrative Agent for the account of such Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Letter of Credit Issuer at the overnight Federal Funds Rate. The failure of any Participant to make available to the Administrative Agent for the account of the respective Letter of Credit Issuer its Adjusted RL Percentage of any payment under any Letter of Credit issued by it shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of such Letter of Credit Issuer its applicable Adjusted RL Percentage of any payment under any such Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the account of such Letter of Credit Issuer such other Participant's Adjusted RL Percentage of any such payment.

          (d) Whenever any Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such Letter of Credit Issuer any payments from the Participants pursuant to clause (c) above, such Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Participant which has paid its Adjusted RL Percentage thereof, in U.S. Dollars and in same day funds, an amount equal to such Participant's Adjusted RL Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective participations.

          (e) Each Letter of Credit Issuer shall, promptly after each issuance of, or amendment or modification to, a Standby Letter of Credit issued by it, give the Administrative Agent, each Participant and the Borrower written notice of the issuance of, or amendment or modification to, such Standby Letter of Credit, which notice shall be accompanied by a copy of the Standby Letter of Credit or Standby Letters of Credit issued by it and each such amendment or modification thereto.

          (f) Each Letter of Credit Issuer (other than BTCo) shall deliver to the Administrative Agent, promptly on the first Business Day of each week, by facsimile transmission, the aggregate daily Stated Amount available to be drawn under the outstanding Trade Letters of Credit issued by such Letter of Credit Issuer for the previous week. The Administrative Agent shall, within 10 days after the last Business Day of each calendar month, deliver to each Participant a report setting forth for such preceding calendar month the aggregate daily Stated Amount available to be drawn under all outstanding Trade Letters of Credit during such calendar month.

          (g) The obligations of the Participants to make payments to the Administrative Agent for the account of the respective Letter of Credit Issuer with respect to Letters of Credit issued by it shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

          (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

          (ii) the existence of any claim, set-off, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Agent, any Letter of Credit Issuer, any Bank, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any of its Subsidiaries and the beneficiary named in any such Letter of Credit);

          (iii) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

          (v)   the occurrence of any Default or Event of Default.

          2.04  Agreement to Repay Letter of Credit Drawings.  (a)  The Borrower
                --------------------------------------------
hereby agrees to reimburse each Letter of Credit Issuer, by making payment to the Administrative Agent in U.S. Dollars and in immediately available funds at the Payment Office, for any payment or disbursement made by such Letter of Credit Issuer under any Letter of Credit issued by it (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing") immediately after, and in any event on the date of (or, if not notified by the respective Letter of Credit Issuer prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, on the Business Day following), such payment or disbursement, with interest on the amount so paid or disbursed by such Letter of Credit Issuer, to the extent not reimbursed prior to 2:00 P.M. (New York time) on

                                                                    Schedule I

the date of such payment or disbursement, on the Business Day following), such payment or disbursement, with interest on the amount so paid or disbursed by such Letter of Credit Issuer, to the extent not reimbursed prior to 2:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the then Applicable Margin for Revolving Loans maintained as Base Rate Loans plus the
                                                                    ----
Base Rate, each as in effect from time to time (plus an additional 2% per annum if not reimbursed by the third Business Day after the date of such payment or disbursement), such interest also to be payable on demand; provided, that it is
                                                           --------
understood and agreed, however, that the notices referred to above in this clause (a) shall not be required to be given if a Default or an Event of Default under such Section 10.05 shall have occurred and be continuing, in which case the Unpaid Drawings shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by each Credit Party) and shall bear interest at a rate per annum which shall be (x) until the third Business Day following the respective Drawing, the Applicable Margin for Revolving Loans maintained as Base Rate Loans plus the Base Rate, each as in effect from time to time, and (y) at all times on and after the third Business Day following the respective Drawing, the rate per annum specified in preceding clause (x) plus 2%. Each Letter of Credit Issuer shall provide the
                     ----
Borrower prompt notice of any payment or disbursement made by it under any Letter of Credit issued by it, although the failure of, or delay in, giving any such notice shall not release or diminish the obligations of the Borrower under this Section 2.04(a) or under any other Section of this Agreement.

          (b) The Borrower's obligation under this Section 2.04 to reimburse the respective Letter of Credit Issuer with respect to drawings on Letters of Credit (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any of its Subsidiaries may have or have had against such Letter of Credit Issuer, any Agent or any Bank or other Person, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit issued by it to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such drawing; provided, however, that the Borrower shall not be
                              --------  -------
obligated to reimburse such Letter of Credit Issuer for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer as determined by a court of competent jurisdiction; provided, further, that any reimbursement made by the
                        --------  -------
Borrower shall be without prejudice to any claim it may have against such Letter of Credit Issuer as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer.

          2.05  Increased Costs.  If after the Effective Date, any Letter of
                ---------------
Credit Issuer or any Participant determines that the adoption or effectiveness of any applicable law, rule or regulation, order, guideline or request or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Letter of Credit Issuer or any Participant with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by such Letter of Credit Issuer or such Participant's participation therein, or (ii) impose on any Letter of Credit Issuer or any Participant any other conditions directly or indirectly affecting this Agreement, any Letter of Credit or such Participant's participation therein; and the result of any of the foregoing is to increase the cost to such Letter of Credit Issuer or such Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Letter of Credit Issuer or such Participant hereunder or reduce the rate of return on its capital (other than any increased costs or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or any similar charges) with respect to Letters of Credit, then, upon written demand to the Borrower by such Letter of Credit Issuer or such Participant (a copy of which notice shall be sent by such Letter of Credit Issuer or such Participant to the Administrative Agent), accompanied by the certificate described in the last sentence of this
Section 2.05, the Borrower agrees, subject to the provisions of Section 13.18 (to the extent applicable), to pay to such Letter of Credit Issuer or such Participant such additional amount or amounts as will compensate such Letter of Credit Issuer or such Participant for such increased cost or reduction. Any Letter of Credit Issuer or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.05, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Letter of Credit Issuer or such Participant, as the case may be (a copy of which certificate shall be sent by such Letter of Credit Issuer or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the determination of such additional amount or amounts necessary to compensate such Letter of Credit Issuer or such Participant as aforesaid and such certificate, if delivered in good faith, shall be final and conclusive and binding on the Borrower absent manifest error, although the failure to deliver any such certificate shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 2.05 upon subsequent receipt of such certificate.

          SECTION 3.  Fees; Commitments.
                      -----------------

          3.01  Fees.  (a)  The Borrower shall pay to the Administrative Agent
                ----
for distribution to each Non-Defaulting Bank with a Revolving Loan Commitment, a commitment fee (the "Commitment Fee") for the period from the Effective Date to but not including the Revolving Loan Maturity Date (or such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate for each day equal to the relevant Applicable Margin (as in effect from time to time) on the daily average Unutilized Revolving Loan Commitment of such Non-Defaulting Bank. Accrued Commitment Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Maturity Date (or such earlier date upon which the Total Revolving Loan Commitment is terminated).

          (b) The Borrower shall pay to the Administrative Agent for pro rata
                                                                     --- ----
distribution to each Non-Defaulting Bank with a Revolving Loan Commitment (based on its respective Adjusted RL Percentage), a fee in respect of each Letter of Credit (the "Letter of Credit Fee") computed at a rate per annum equal to the Applicable Margin for Revolving Loans maintained as Eurodollar Loans then in effect on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

          (c) The Borrower shall pay to each Letter of Credit Issuer a fee in respect of each Letter of Credit issued by such Letter of Credit Issuer (the "Facing Fee") computed at the rate of 1/4 of 1% per annum on the daily Stated Amount of such Letter of Credit; provided, that in no event shall the annual
                                 --------
Facing Fee with respect to each Letter of Credit be less than $500; it being agreed that (x) on the date of issuance of any Letter of Credit and on each anniversary thereof prior to the termination of such Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding 12-month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof prior to the termination of such Letter of Credit and
(y) if on the date of the termination of any Letter of Credit, $500 actually exceeds the amount of Facing Fees paid or payable with respect to such Letter of Credit for the period beginning on the date of the issuance thereof (or if the respective Letter of Credit has been outstanding for more than one year, the date of the last anniversary of the issuance thereof occurring prior to the termination of such Letter of Credit) and ending on the date of the termination thereof, an amount equal to such excess shall be paid as additional Facing Fees with respect to such Letter of Credit on the next date upon which Facing Fees are payable in accordance with the immediately succeeding sentence. Except as provided in the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

          (d) The Borrower shall pay directly to each Letter of Credit Issuer upon each issuance of, payment under, and/or amendment of, a Letter of Credit issued by such Letter of Credit Issuer such amount as shall at the time of such issuance, payment or amendment be the administrative charge which such Letter of Credit Issuer is generally charging for issuances of, payments under or amendments of, letters of credit issued by it.

          (e) The Borrower shall pay to each Agent, for its own account, such other fees as may be agreed to in writing from time to time between the Borrower and such Agent, when and as due.

          (f) All computations of Fees shall be made in accordance with Section 13.07(b).

          3.02  Voluntary Termination or Reduction of Total Unutilized Revolving
                ----------------------------------------------------------------
Loan Commitment.  (a)  Upon at least three Business Days' prior notice to the
---------------
Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, without premium or penalty, to terminate or partially reduce the Total Unutilized Revolving Loan Commitment provided that (i) any such termination or
                                     --------
partial reduction shall apply to proportionately and permanently reduce the Revolving Loan Commitment of each Bank with such a Commitment, (ii) any partial reduction pursuant to this Section 3.02(a) shall be in integral multiples of $1,000,000 and (iii) no reduction to the Total Unutilized Revolving Loan Commitment shall be in an amount which would cause the Revolving Loan Commitment of any RL Bank to be reduced (as required by the preceding clause (i)) by an amount which exceeds the remainder of (A) the Unutilized Revolving Loan

Commitment of such RL Bank as in effect immediately before giving effect to such reduction minus (B) such RL Bank's Adjusted RL Percentage of the aggregate principal amount of Swingline Loans then outstanding.

          (b) In the event of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 13.12(b), the Borrower shall have the right, subject to obtaining the consents required by Section 13.12(b), upon five Business Days' prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), to terminate the entire Revolving Loan Commitment of such Bank, so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Bank (including all amounts, if any, owing pursuant to Section 1.11 but excluding amounts owing in respect of Term Loans maintained by such Bank, if such Term Loans are not being repaid pursuant to Section 13.12(b)) are repaid concurrently with the effectiveness of such termination (at which time Schedule I shall be deemed modified to reflect such changed amounts) and at such time, unless the respective Bank continues to have outstanding Term Loans hereunder, such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 13.01 and 13.06), which shall survive as to such repaid Bank.

          3.03  Mandatory Reduction of Commitments.  (a)  The Total Commitment
                ----------------------------------
(and the Term Loan Commitment and Revolving Loan Commitment of each Bank) shall terminate in its entirety on July 15, 1999 unless the Initial Borrowing Date has occurred on or before such date.

          (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Term Loan Commitment (and the Term Loan Commitment of each Bank with such a Commitment) shall terminate in its entirety on the Initial Borrowing Date (after giving effect to the making of the Term Loans on such date).

          (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each RL Bank) shall terminate in its entirety on the Revolving Loan Maturity Date.

          (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment shall be permanently reduced from time to time to the extent required by Section 4.02.

          (e) Each reduction to the Total Term Loan Commitment or Total Revolving Loan Commitment pursuant to this Section 3.03 (or pursuant to Section 4.02) shall be applied proportionately to reduce the Term Loan Commitment or the Revolving Loan Commitment, as the case may be, of each Bank with such a Commitment.

          SECTION 4.  Payments.
                      --------

          4.01  Voluntary Prepayments.  The Borrower shall have the right to
                ---------------------
prepay the Loans, and the right to allocate such prepayments to Term Loans, Revolving Loans and/or Swingline Loans as the Borrower elects, in whole or in part, without premium or penalty except as otherwise provided in this Agreement, from time to time on the following terms and conditions:

          (i) the Borrower shall give the Administrative Agent at its Notice Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, whether such Loans are Term Loans, Revolving Loans or Swingline Loans, the amount of such prepayment, the Types of Loans to be repaid and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which made, which notice (I) shall be given by the Borrower prior to 12:00 Noon (New York time) (x) at least one Business Day prior to the date of such prepayment in the case of Term Loans and Revolving Loans maintained as Base Rate Loans, (y) at least three Business Days prior to the date of such prepayment in the case of Eurodollar Loans and (z) on the date of such prepayment in the case of Swingline Loans and (II) shall, except in the case of Swingline Loans, promptly be transmitted by the Administrative Agent to each of the Banks;

          (ii) each prepayment (other than prepayments in full of (I) all outstanding Base Rate Loans or (II) any outstanding Borrowing of Eurodollar Loans) shall be in an aggregate principal amount of at least (x) $1,000,000, in the case of Eurodollar Loans, (y) $500,000, in the case of Revolving Loans and Term Loans maintained as Base Rate Loans and (z) $100,000, in the case of Swingline Loans and, in each case, if greater, in integral multiples of $100,000, provided, that no partial prepayment of
                                     --------
     Eurodollar Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Eurodollar Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto;

          (iii) at the time of any prepayment of Eurodollar Loans pursuant to this Section 4.01 on any date other than the last day of the Interest Period applicable thereto, the Borrower shall pay the amounts required pursuant to Section 1.11;

          (iv) except as provided in clause (vi) below, each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata
                                                                        --- ----
     among such Loans, provided, that at the Borrower's election in connection
                       --------
     with any prepayment of Revolving Loans pursuant to this Section 4.01, such prepayment shall not be applied to any Revolving Loans of a Defaulting Bank;

          (v)   each prepayment of principal of Term Loans pursuant to this
     Section 4.01 shall be applied to reduce the then remaining Scheduled Repayments on a pro rata basis; and
                     --- ----

          (vi) in the event of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 13.12(b), the Borrower may, upon five Business Days' prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), repay all Loans of such Bank (including all amounts, if any, owing pursuant to Section 1.11), together with accrued and unpaid interest, Fees and all other amounts then owing to such Bank (or owing to such Bank with respect to each Tranche which gave rise to the need to obtain such Bank's individual consent) in accordance with said Section 13.12(b), so long as (A) in the case of the repayment of Revolving Loans of any Bank pursuant to this clause (vi), the Revolving Loan Commitment of such Bank is terminated concurrently with such repayment (at which time Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments) and (B) the consents required by
     Section 13.12(b) in connection with the repayment pursuant to this clause
     (vi) shall have been obtained.

          4.02  Mandatory Repayments and Commitment Reductions.  (a)  (i)  If on
                ----------------------------------------------
any date the sum of (x) the aggregate outstanding principal amount of Revolving Loans made by Non-Defaulting Banks and Swingline Loans (after giving effect to all other repayments thereof on such date) and (y) the Letter of Credit Outstandings on such date, exceeds the Adjusted Total Revolving Loan Commitment as then in effect, the Borrower shall repay on such date the principal of Swingline Loans, and if no Swingline Loans are or remain outstanding, the principal of Revolving Loans of Non-Defaulting Banks in an aggregate amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and all outstanding Revolving Loans of Non-Defaulting Banks, the aggregate amount of Letter of Credit Outstandings exceeds the Adjusted Total Revolving Loan Commitment as then in effect, the Borrower shall pay to the Administrative Agent at the Payment Office on such date an amount in cash and/or Cash Equivalents equal to such excess (up to the aggregate amount of Letter of Credit Outstandings at such time) and the Administrative Agent shall hold such payment as security for the obligations of the Borrower to Non-Defaulting Banks hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent.

          (ii) On any date on which the aggregate outstanding principal amount of the Revolving Loans made by any Defaulting Bank exceeds the Revolving Loan Commitment of such Defaulting Bank, the Borrower shall prepay on such date principal of Revolving Loans of such Defaulting Bank in an amount equal to such excess.

          (b) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below, the Borrower shall be required to repay that principal amount of Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(h), a "Scheduled Repayment"):

Scheduled Repayment Date                                           Amount
------------------------                                           ------

September 30, 1999                                             $    337,500

December 31, 1999                                              $    337,500

March 31, 2000                                                 $    337,500
June 30, 2000                                                  $    337,500
September 30, 2000                                             $    337,500
December 31, 2000                                              $    337,500

March 31, 2001                                                 $    337,500
June 30, 2001                                                  $    337,500
September 30, 2001                                             $    337,500
December 31, 2001                                              $    337,500

March 31, 2002                                                 $    337,500
June 30, 2002                                                  $    337,500
September 30, 2002                                             $    337,500
December 31, 2002                                              $    337,500

March 31, 2003                                                 $    337,500
June 30, 2003                                                  $    337,500
September 30, 2003                                             $    337,500
December 31, 2003                                              $    337,500

March 31, 2004                                                 $    337,500
June 30, 2004                                                  $    337,500
September 30, 2004                                             $    337,500
December 31, 2004                                              $    337,500

March 31, 2005                                                 $    337,500
June 30, 2005                                                  $    337,500
September 30, 2005                                             $    337,500
December 31, 2005                                              $    337,500

March 31, 2006                                                 $    337,500
Term Loan Maturity Date                                        $125,887,500

     (c) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date on or after the Effective Date upon which the Borrower or any of its Subsidiaries receives Net Sale Proceeds from any Asset Sale, an amount equal to the Applicable Prepayment Percentage of the Net Sale Proceeds from such Asset Sale shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(h) and (i); provided that (I) with respect to no more than $15,000,000 in the aggregate of such Net Sale Proceeds received by the Borrower and its Subsidiaries after the Effective Date in connection with one or more Permitted Sale-Leaseback Transactions, such Net Sale Proceeds shall not give rise to a mandatory repayment (and/or commitment reduction, as the case may be) on such date to the extent (i) no Default or Event of Default then exists and (ii) the Borrower delivers an officer's certificate to the Administrative Agent on or prior to such date stating that such Net Sale Proceeds constitute Net Sale Proceeds of a Permitted Sale-Leaseback Transaction consummated in accordance with the requirements of Section 9.02(a) and the definition thereof and (II) with respect to no more than $10,000,000 in the aggregate of such Net Sale Proceeds received by the Borrower or its Subsidiaries in any fiscal year of the Borrower, such Net Sale Proceeds shall not give rise to a mandatory repayment (and/or commitment reduction, as the case may be) on such date to the extent that no Default or Event of Default then exists and the Borrower delivers a certificate to the Administrative Agent on or prior to such date stating that such Net Sale Proceeds shall be used or contractually committed to be used to purchase assets used or to be used in the businesses permitted pursuant to
Section 9.01 (including, without limitation (but only to the extent permitted by Section 9.02), the purchase of the capital stock of a Person engaged in such businesses) within 270 days following the date of receipt of such Net Sale Proceeds from such Asset Sale (which certificate shall set forth the estimates of the proceeds to be so expended); provided further that (i) if all or any portion of such Net Sale Proceeds are not so used (or contractually committed to be used) within such 270 day period, such remaining portion shall be applied on the last day of such period as a mandatory repayment and/or commitment reduction as provided above (without giving effect to the immediately preceding proviso) and (ii) if all or any portion of such Net Sale Proceeds are not so used within such 270-day period referred to in clause (i) of this proviso because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, such remaining portion shall be applied on the date of such termination or expiration as a mandatory repayment and/or commitment reduction as provided above (without giving effect to the immediately preceding proviso). Notwithstanding the foregoing provisions of this Section 4.02(c), so long as no Default or Event of Default shall have occurred and be continuing, no mandatory repayments or commitment reductions shall be required pursuant to the immediately preceding proviso appearing in this Section 4.02(c) until the date on which the aggregate Net Sale Proceeds from all Asset Sales not reinvested within the time periods specified by said proviso equals or exceeds $1,000,000.

          (d) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date on or after the Effective Date on which the Borrower or any of its Subsidiaries receives any cash proceeds from any incurrence of Indebtedness (other than Indebtedness permitted to be incurred pursuant to Section 9.04 as in effect on the Effective Date) or issuance of Preferred Stock (other than (x) Disqualified Preferred Stock to the extent the proceeds therefrom are used to effect Permitted Acquisitions, (y) Qualified Preferred Stock and (z) Pacer Logistics Preferred Stock issued on the Initial Borrowing Date in accordance with the requirements of Section 5.08) by the Borrower or any of its Subsidiaries, an amount equal to the Applicable Prepayment Percentage of the Net Cash Proceeds of the respective incurrence of Indebtedness or issuance of Preferred Stock shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(h) and
(i). Notwithstanding the foregoing provisions of this Section 4.02(d), so long as no Default or Event of Default shall have occurred and be continuing, no mandatory repayment or commitment reduction shall be required pursuant to this
Section 4.02(d) until the date on which the sum of (x) the Net Cash Proceeds required to be applied as mandatory repayments and/or commitment reductions in the absence of this sentence plus (y) the Net Cash Proceeds required to be
                             ----
applied as mandatory repayments and/or commitment reductions pursuant to Section 4.02(e) in the absence of the last sentence of said Section, equals or exceeds $1,000,000.

          (e) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date on or after the Effective Date on which the Borrower or any of its Subsidiaries receives any cash proceeds from any sale or issuance of Qualified Preferred Stock or common equity of (or cash capital contributions to) the Borrower or any of its Subsidiaries (other than (v) the Equity Financing, (w) issuances of Borrower Common Stock to management of the Borrower and its Subsidiaries (including as a result of the exercise of any options with respect thereto) in an aggregate amount not to exceed $5,000,000 in any fiscal year of the Borrower, (x) equity contributions to any Subsidiary of the Borrower made by the Borrower or any other Subsidiary of the Borrower, (y) any issuance of Borrower Common Stock and Qualified Preferred Stock to the extent the proceeds therefrom are used to effect Permitted Acquisitions and (z) additional issuances of Borrower Common Stock and Qualified Preferred Stock, to the extent that the aggregate proceeds excluded pursuant to this clause (z) after the Effective Date do not exceed $5,000,000), an amount equal to the Applicable Prepayment Percentage of the Net Cash Proceeds of the respective equity issuance or capital contribution shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(h) and (i); provided that Net Cash Proceeds
                                          --------
received by the Borrower from additional sales or issuances of Borrower Common Stock shall not be required to be applied as a mandatory repayment and/or commitment reduction on the date of receipt thereof, to the extent that (x) no Default or Event of Default then exists and (y) the Borrower delivers a certificate to the Administrative Agent on or prior to such date stating that such Net Cash Proceeds shall be used or contractually committed to be used to make Capital Expenditures and/or effect Permitted Acquisitions within 270 days following the date of receipt of such Net Cash Proceeds (which certificate shall set forth the estimates of the proceeds to be so expended), and provided
                                                                --------
further, that (i) if all or any portion of such Net Cash Proceeds are not so
-------
used (or contractually committed to be used) within such 270-day period, such remaining portion shall be applied on the last day of such period as a mandatory repayment and/or commitment reduction as provided above (without giving effect to the immediately preceding proviso) and (ii) if all or any portion of such Net Cash Proceeds are not so used within such 270-day period referred to in clause
(i) above because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, such remaining portion shall be applied on the date of such termination or expiration as a mandatory repayment and/or commitment reduction as provided above (without giving effect to the immediately preceding proviso). Notwithstanding the foregoing provisions of this Section 4.02(e), so long as no Default or Event of Default shall have occurred and be continuing, no mandatory repayment and/or commitment reduction shall be required pursuant to this Section 4.02(e) until the date on which the sum of (x) the Net Cash Proceeds required to be applied as mandatory repayments and/or commitment reductions in the absence of this sentence plus (y) the Net Cash Proceeds required to be applied as mandatory
              ----
repayments and/or commitment reductions pursuant to Section 4.02(d) in the absence of the last sentence in said Section, equals or exceeds $1,000,000.

          (f) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, within 10 days following each date on or after the Effective Date on which the Borrower or any of its Subsidiaries receives any cash proceeds from any Recovery Event, an amount equal to 100% of the proceeds of such Recovery Event (net of reasonable costs (including, without limitation, legal costs and expenses) and taxes incurred in connection with such Recovery Event and the amount of such proceeds required to be used to repay any Indebtedness (other than Indebtedness of the Banks pursuant to this Agreement) which is secured by the respective assets subject to such Recovery Event) shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(h) and (i), provided that (x) so long as
                                                   --------
no Default or Event of Default then exists and such proceeds do not exceed $3,500,000, such proceeds shall not be required to be so applied on such date to the extent that an Authorized Officer of the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used or shall be committed to be used to replace or restore any properties or assets in respect of which such proceeds were paid within 360 days following the date of such Recovery Event (which certificate shall set forth the estimates of the proceeds to be so expended) and (y) so long as no Default or Event of Default then exists and to the extent that (a) the amount of such proceeds exceeds $3,500,000, (b) the amount of such proceeds, together with other cash available to the Borrower and its Subsidiaries and permitted to be spent by them on Capital Expenditures during the relevant period, equals at least 100% of the cost of replacement or restoration of the properties or assets in respect of which such proceeds were paid as determined by the Borrower and as supported by such estimates or bids from contractors or subcontractors or such other supporting information as the Administrative Agent may reasonably accept, (c) an Authorized Officer of the Borrower has delivered to the Administrative Agent a certificate on or prior to the date the respective mandatory repayment and/or commitment reduction would otherwise be required pursuant to this Section 4.02(f) in the form described in clause (x) above and also certifying its determination as required by preceding clause (b) and certifying the sufficiency of business interruption insurance as required by succeeding clause (d), and (d) an Authorized Officer of the Borrower has delivered to the Administrative Agent such evidence as the Administrative Agent may reasonably request in form and substance reasonably satisfactory to the Administrative Agent establishing that the Borrower has sufficient business interruption insurance and that the Borrower will receive payment thereunder in such amounts and at such times as are necessary to satisfy all obligations and expenses of the Borrower (including, without limitation, all debt service requirements, including pursuant to this Agreement), without any delay or extension thereof, for the period from the date of the respective casualty, condemnation or other event giving rise to the Recovery Event and continuing through the completion of the replacement or restoration of the respective properties or assets, then the entire amount of the proceeds of such Recovery Event and not just the portion in excess of $3,500,000 shall be deposited with the Administrative Agent pursuant to a cash collateral arrangement reasonably satisfactory to the Administrative Agent whereby such proceeds shall be disbursed to the Borrower from time to time as needed to pay or reimburse the Borrower or such Subsidiary actual costs incurred by it in connection with the replacement or restoration of the respective properties or assets (pursuant to such certification requirements as may be established by the Administrative Agent), provided further, that at any
                                                 ----------------
time while an Event of Default has occurred and is continuing, the Required Banks may direct the Administrative Agent (in which case the Administrative Agent shall, and is hereby authorized by the Borrower to, follow said directions) to apply any or all proceeds then on deposit in such collateral account to the repayment of Obligations hereunder in the same manner as proceeds would be applied pursuant to the Security Agreement, and provided further, that
                                                         ----------------
if all or any portion of such proceeds not required to be applied as a mandatory repayment and/or commitment reduction pursuant to the second preceding proviso (whether pursuant to clause (x) or (y) thereof) are either (A) not so used or committed to be so used within 360 days after the date of the respective Recovery Event or (B) if committed to be used within 360 days after the date of receipt of such net proceeds and not so used within 18 months after the date of respective Recovery Event then, in either such case, such remaining portion not used or committed to be used in the case of preceding clause (A) and not used in the case of preceding clause (B) shall be applied on the date occurring 360 days after the date of the respective Recovery Event in the case of clause (A) above or the date occurring 18 months after the date of the respective Recovery Event in the case of clause (B) above as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(h) and (i).

          (g) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each Excess Cash Flow Payment Date, an amount equal to the Applicable Excess Cash Flow Percentage of the Excess Cash Flow for the relevant Excess Cash Flow Payment Period shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(h) and (i).

          (h)  Each amount required to be applied pursuant to Sections 4.02(c),
(d), (e), (f) and (g) in accordance with this Section 4.02(h) shall be applied
(i) first, to repay the outstanding principal amount of Term Loans and (ii) second, to the extent in excess of the amounts required to be applied pursuant to preceding clause (i), to reduce the Total Revolving Loan Commitment (it being understood and agreed that (x) the amount of any reduction to the Total Revolving Loan Commitment as provided in immediately preceding clause (ii) shall be deemed to be an application of proceeds for purposes of this Section 4.02(h) even though cash is not actually applied and (y) any cash received by the Borrower or such Subsidiary will be retained by such Person except to the extent that such cash is otherwise required to be applied as provided in Section 4.02(a) as a result of any reduction to the Total Revolving Loan Commitment). All repayments of outstanding Term Loans pursuant to Sections 4.02(c), (d), (e),
(f) or (g) shall be applied to reduce the then remaining Scheduled Repayments on a pro rata basis (based upon the then remaining Scheduled Repayments after
  --- ----
giving effect to all prior reductions thereto).

          (i) With respect to each repayment of Loans required by this Section 4.02, the Borrower may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which made, provided that: (i) repayments of Eurodollar Loans pursuant to
--------
this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless (x) all Eurodollar Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full and/or (y) concurrently with such repayment, the Borrower pays all breakage costs and other amounts owing to each Bank pursuant to Section 1.11; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of any Tranche of Loans made pursuant to a Borrowing shall be applied pro rata among such Tranche of Loans. In the
                                --- ----
absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11. Notwithstanding the foregoing provisions of this
Section 4.02, if at any time the mandatory repayment of Loans pursuant to this
Section 4.02 would result, after giving effect to the procedures set forth in this clause (i) above, in the Borrower incurring breakage costs under Section
1.11 as a result of Eurodollar Loans being repaid other than on the last day of an Interest Period applicable thereto (any such Eurodollar Loans, "Affected Loans"), the Borrower may elect, by written notice to the Administrative Agent, to have the provisions of the following sentence be applicable. At the time any Affected Loans are otherwise required to be prepaid, the Borrower may elect to deposit 100% (or such lesser percentage elected by the Borrower as not being repaid) of the principal amounts that otherwise would have been paid in respect of the Affected Loans with the Administrative Agent to be held as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance satisfactory to the Administrative Agent, with such cash collateral to be released from such cash collateral account (and applied to repay the principal amount of such Eurodollar Loans) upon each occurrence thereafter of the last day of an Interest Period applicable to Eurodollar Loans (or such earlier date or dates as shall be requested by the Borrower), with the amount to be so released and applied on the last day of each Interest Period to be the amount of such Eurodollar Loans to which such Interest Period applies (or, if less, the amount remaining in such cash collateral account).

          (j) Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date and (ii) all other then outstanding Loans shall be repaid in full on the respective Maturity Date for such Loans.

          4.03  Method and Place of Payment.  Except as otherwise specifically
                ---------------------------
provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the ratable account of the Bank or Banks entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in U.S. Dollars in immediately available funds at the Payment Office. Any payments under this Agreement or under any Note which are made later than 12:00 Noon (New York time) on any Business Day shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

          4.04  Net Payments.  (a)  All payments made by the Borrower hereunder
                ------------
or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed with respect to such payments by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, in the case of each Bank, except as provided in the second succeeding sentence, any tax, including any income, branch profits, franchise or similar tax, which in each case is imposed on or measured by the net income, net profits or capital of such Bank pursuant to the laws of the jurisdiction in which such Bank is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any political subdivision or taxing authority thereof or therein) and all interest, penalties or similar liabilities with respect to such nonexcluded taxes, levies, imposts, duties, fees, assessments or other charges (all such nonexcluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due by the Borrower under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence (any such amounts, the "Gross-Up Amount"), the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for the net amount, if any, of any taxes such Bank shall determine are incurred by such Bank (taking into account in calculating such net amount any allowable credit, deduction or other benefit available as a result of, or with respect to, the payment by the Borrower to such Bank of (i) the Gross-Up Amount or (ii) any amount paid pursuant to this sentence) that would not have been incurred in the absence of the payment by the Borrower of (i) the Gross-Up Amount or (ii) any amount paid pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank in respect of any payments by or on behalf of the Borrower.

          (b) Each Bank party to this Agreement on the Effective Date hereby represents that, as of the Effective Date, all payments of principal, interest, and fees to be made to it by the Borrower pursuant to this Agreement will be totally exempt from withholding of United States federal tax. Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04, on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Bank agrees that (a) from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, and (b) upon the Borrower's reasonable request after the occurrence of any other event requiring the delivery of a Form W-8ECI, Form W-8BEN or any successor form in addition to or in replacement of the forms previously delivered, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty) , Form W-8BEN (with respect to the portfolio interest exemption) and a Section 4.04(b)(ii) Certificate, or any successor form, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such form or certificate in which case such Bank shall not be required to deliver any such form or certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for federal income tax purposes to the extent that such Bank has not provided to the Borrower U.S. Internal Revenue Service forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to such Bank, or to indemnify and hold harmless or reimburse such Bank, in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Borrower the Internal Revenue Service forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 13.04(b), the Borrower agrees to pay additional amounts and to indemnify each Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes. For purposes of the immediately preceding sentence, the final U.S. Treasury regulations that were issued October 6, 1997 and amended as of December 31, 1998 with respect to the withholding of United States Federal income tax (the "New Withholding Regulations") shall not be considered to constitute a change after the Effective Date, or otherwise, in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of Taxes, notwithstanding that the New Withholding Regulations generally are only effective for payments made after December 31, 1999. The Borrower shall not be required to pay any additional amounts or indemnification under Section 4.04(a) to any Bank to the extent that the obligation to pay such additional amounts or indemnification would not have arisen but for the representation set forth in the first sentence of Section 4.04(b) above made by the Bank not being true.

          (c)  If the Borrower pays any additional amount under this Section
4.04 with respect to taxes imposed on any payments made to or on behalf of a Bank and such Bank determines in its sole discretion that it has actually received or realized in connection therewith any refund of tax, or any reduction of, or credit against, its tax liabilities (a "Tax Benefit"), such Bank shall pay to the Borrower an amount that the Bank shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Bank as a consequence of such refund, reduction or credit; provided, however, that
                                                      --------  -------
(i) any Bank may determine, in its sole discretion consistent with the policies of such Bank, whether to seek a Tax Benefit and (ii) nothing in this Section 4.04(c) shall require the Bank to disclose any confidential information to the Borrower (including, without limitation, its tax returns).

          (d) Each Bank shall use reasonable efforts (consistent with legal and regulatory restrictions and subject to overall policy considerations of such
Bank) (i) to file any certificate or document or to furnish any information as reasonably requested by the Borrower pursuant to any applicable treaty, law or regulation or (ii) to designate a different applicable lending office of such Bank, if the making of such filing or the furnishing of such information or the designation of such other lending office would avoid the need for or reduce the amount of any additional amounts payable by the Borrower and would not, in the sole discretion of such Bank, be disadvantageous to such Bank.

          (e) The provisions of this Section 4.04 are subject to the provisions of Section 13.18 (to the extent applicable).

          SECTION 5.  Conditions Precedent to Initial Credit Events.  The
                      ---------------------------------------------
obligation of each Bank to make each Loan hereunder, and the obligation of the Letter of Credit Issuer to issue each Letter of Credit hereunder, in each case on the Initial Borrowing Date, is subject at the time of the making of such Loan or the issuance of such Letter of Credit, as the case may be, to the satisfaction of the following conditions:

          5.01  Execution of Agreement; Notes.  On or prior to the Initial
                -----------------------------
Borrowing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each Bank requesting same the appropriate Term Note and/or Revolving Note and to BTCo, if so requested, the Swingline Note, in each case executed by the Borrower and in the amount, maturity and as otherwise provided herein.

          5.02  Officer's Certificate.  On the Initial Borrowing Date, the
                ---------------------
Administrative Agent shall have received a certificate dated such date signed by an appropriate officer of the Borrower stating that all of the applicable conditions set forth in Sections 5.05 through 5.09, inclusive, and 6.01 (other than such conditions that are subject to the satisfaction of the Agents and/or the Required Banks), have been satisfied on such date.

          5.03  Opinions of Counsel.  On the Initial Borrowing Date, the
                -------------------
Administrative Agent shall have received opinions, addressed to each Agent, the Collateral Agent and each of the Banks and dated the Initial Borrowing Date, from (i) Dewey Ballantine LLP, special New York counsel to the Credit Parties, which opinion shall cover the matters contained in Exhibit E-1 and such other matters incident to the transactions contemplated herein as the Agents and the Required Banks may reasonably request and be in form and substance reasonably satisfactory to the Agents and the Required Banks, (ii) Waller Lansden Dortch & Davis, special Tennessee counsel to the Credit Parties, which opinion shall cover the matters contained in Exhibit E-2 and such other matters incident to the transactions contemplated herein as the Agents and the Required Banks may reasonably request and be in form and substance reasonably satisfactory to the Agents and the Required Banks, (iii) counsel rendering such opinions, reliance letters addressed to each Agent and each of the Banks and dated the Initial Borrowing Date with respect to all legal opinions delivered in connection with the Transaction, which opinions shall cover such matters as the Agents may reasonably request and be in form and substance reasonably satisfactory to the Agents and (iv) local counsel to the Credit Parties and/or the Agents reasonably satisfactory to the Agents, which opinions (x) shall be addressed to each Agent, the Collateral Agent and each of the Banks and be dated the Initial Borrowing Date, (y) shall cover the perfection of the security interests granted pursuant to the Security Documents and such other matters incident to the transactions contemplated herein as the Agents may reasonably request and (z) shall be in form and substance reasonably satisfactory to the Agents.

          5.04  Company Documents; Proceedings.  (a)  On the Initial Borrowing
                ------------------------------
Date, the Administrative Agent shall have received from the Borrower and each other Credit Party a certificate, dated the Initial Borrowing Date, signed by the chairman, a vice-chairman, the president or any vice-president of such Credit Party, and attested to by the secretary or any assistant secretary of such Credit Party, in the form of Exhibit F with appropriate insertions, together with copies of the certificate of incorporation, by-laws or equivalent organizational documents of such Credit Party and the resolutions of such Credit Party referred to in such certificate and all of the foregoing (including each such certificate of incorporation, by-laws or other organizational document) shall be reasonably satisfactory to the Agents.

          (b) On the Initial Borrowing Date, all Company and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Agents, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates, bring-down certificates and any other records of Company proceedings and governmental approvals, if any, which any Agent reasonably may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper Company or governmental authorities.

          (c) On the Initial Borrowing Date and after giving effect to the Transaction, the capital structure (including, without limitation, the terms of any capital stock, options, warrants or other securities issued by the Borrower or any of its Subsidiaries), and management of the Borrower and its Subsidiaries shall be in form and substance satisfactory to the Agents.

          5.05  Adverse Change, etc.  (a)  On the Initial Borrowing Date, since
                --------------------
December 31, 1998, nothing shall have occurred which (i) the Required Banks or any Agent shall reasonably determine has had, or could reasonably be expected to have, a material adverse effect on the rights or remedies of the Banks or the Agents, or on the ability of any Credit Party to perform its obligations to them hereunder or under any other Credit Document or (ii) has had a material adverse effect on the Transaction or a Material Adverse Effect.

          (b) On the Initial Borrowing Date, there shall not have occurred and be continuing any material adverse change to the syndication market for credit facilities similar in nature to this Agreement and there shall not have occurred and be continuing a material disruption or a material adverse change in financial, banking or capital markets that would have a material adverse effect on the syndication, in each case as determined by the Agents in their reasonable discretion.

          5.06  Litigation.  On the Initial Borrowing Date, there shall be no
                ----------
actions, suits, proceedings or investigations pending or threatened (a) with respect to this Agreement or any other Document or the Transaction, (b) with respect to any Existing Indebtedness, (c) which could reasonably be expected to have a Material Adverse Effect or (d) which any Agent or the Required Banks shall determine could reasonably be expected to have (i) a Material Adverse Effect or (ii) a material adverse effect on the Transaction, the rights or remedies of the Banks or the Agents hereunder or under any other Credit Document or on the ability of any Credit Party to perform its respective obligations to the Banks or the Agents hereunder or under any other Credit Document.

          5.07  Approvals.  On the Initial Borrowing Date, (i) all necessary
                ---------
governmental (domestic and foreign), regulatory and third party approvals in connection with any Existing Indebtedness, the Transaction, the transactions contemplated by the Documents and otherwise referred to herein or therein shall have been obtained and remain in full force and effect and evidence thereof shall have been provided to the Administrative Agent, and (ii) all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction, the making of the Loans and the transactions contemplated by the Documents or otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon, or materially delaying, or making economically unfeasible, the consummation of the Transaction or the making of the Loans.

          5.08  Consummation of the Recapitalization; Equity Financing, etc.
                ------------------------------------------------------------
(a) On the Initial Borrowing Date, Acquisition Corp., APL and the Borrower shall have effected the Recapitalization (i) pursuant to which Acquisition Corp. shall have acquired all of the capital stock (other than the equity subject to the LTS Equity Rollover) of the Borrower pursuant to, and in accordance with the terms of, the Stock Purchase Agreement (the "Acquisition") and (ii) as a result of which (immediately after giving effect thereto) (x) Acquisition Corp. shall own approximately 93% of the issued and outstanding shares of Borrower Common Stock, (y) APL shall retain shares of Borrower Common Stock with a value of approximately $7,500,000 (the "LTS Equity Rollover"), representing approximately 7.0% of the issued and outstanding shares of Borrower Common Stock, and (z) cash in an aggregate amount not to exceed $300,000,000 shall have been distributed to APL (other than in respect to equity being retained pursuant to the LTS Equity Rollover) (the "Recap Distribution"). Concurrently with the consummation of the Recapitalization, the Borrower shall have caused an amendment to its Certificate of Incorporation to be filed with the Secretary of State of the State of Tennessee, which amendment shall change the name of the Borrower to "Pacer International, Inc."

          (b) On the Initial Borrowing Date and immediately after giving effect to the Recapitalization, (i) the Borrower shall have acquired all of the capital stock (other than the equity subject to the Pacer Logistics Equity Rollover) of Pacer Logistics, by way of a one-step merger of Pacer Logistics Acquisition Corp. with and into Pacer Logistics, with Pacer Logistics as the surviving corporation of such merger, pursuant to, and in accordance with the terms of the Pacer Logistics Acquisition Documents, for aggregate cash consideration equal to approximately $72.0 million (the "Pacer Logistics Acquisition") and (ii) Pacer Logistics shall have issued 24,333.94 shares of 7.5% Series B Perpetual Participating Exchangeable Preferred Stock, par value $.01 per share, with an aggregate liquidation preference of $24,333,940 (the "Pacer Logistics Preferred Stock") to certain existing managers of Pacer Logistics in exchange for existing Preferred Stock of Pacer Logistics held by them with a like aggregate liquidation preference (the "Pacer Logistics Equity Rollover").

          (c) On the Initial Borrowing Date, (i) Acquisition Corp. shall have received cash proceeds in an amount equal to at least $96,000,000 from the issuance of common stock of Acquisition Corp. to Apollo Investment Fund IV, L.P. (the "Apollo Equity Financing" and, together with the LTS Equity Rollover and the Pacer Logistics Equity Rollover, the "Equity Financing") and shall have utilized the full amount of such cash proceeds to make payments owing in connection with the Transaction prior to utilizing any proceeds of Loans for such purpose and (ii) the Borrower shall have received gross cash proceeds in the aggregate amount of (x) $150,000,000 from the issuance of the Senior Subordinated Notes and (y) $40,000,000 from the sale of certain assets by the Borrower that will be leased-back from the purchaser thereof (the "Sale-Leaseback Transaction") and shall have utilized the full amount of such cash proceeds to make payments owing in connection with the Transaction prior to utilizing any proceeds of Loans for such purpose.

          (d) On the Initial Borrowing Date, (i) the Administrative Agent shall have received true and correct copies of all Recapitalization Documents, Senior Subordinated Notes Documents, Sale-Leaseback Transaction Documents, Equity Financing Documents and Pacer Logistics Acquisition Documents, certified as such by appropriate officer of the Borrower, (ii) all such Documents, and all terms and conditions thereof (including, without limitation, in the case of the Senior Subordinated Notes Documents and the Equity Financing Documents, amortization, maturities, interest rates, dividend rates, limitation on cash dividends payable, covenants, defaults, remedies, sinking fund provisions, conversion features and subordination provisions), shall be in form and substance reasonably satisfactory to each Agent and the Required Banks and (iii) all such Documents shall be in full force and effect. All conditions precedent to the consummation of the Transaction as set forth in the Recapitalization Documents, the Senior Subordinated Notes Documents, the Sale-Leaseback Transaction Documents, the Equity Financing Documents and the Pacer Logistics Acquisition Documents shall have been satisfied, and not waived unless consented to by each Agent and the Required Banks, to the reasonable satisfaction of each Agent and the Required Banks. Each of the Recapitalization, the issuance of the Senior Subordinated Notes, the Sale-Leaseback Transaction, the Equity Financing and the Pacer Logistics Acquisition shall have been consummated in accordance with the terms and conditions of the applicable Documents and all applicable law.

          5.09  Refinancing.  (a)  On the Initial Borrowing Date (after having
                -----------
given effect to the Recapitalization and the Pacer Logistics Acquisition) and concurrently with the incurrence of Loans on such date, (i) approximately $58,600,000 of Indebtedness of the Borrower and its Subsidiaries (including Pacer Logistics) shall have been repaid in full, together with all fees and other amounts owing thereon (the "Refinanced Indebtedness"), all commitments under the documents evidencing Refinanced Indebtedness shall have been terminated and all letters of credit issued pursuant to the documents evidencing the Refinanced Indebtedness shall have been terminated, incorporated hereunder as Letters of Credit as contemplated by Section 2.01(e) or supported by a back-stop Letter of Credit issued hereunder, (ii) 350,000 shares of outstanding Preferred Stock of Pacer Logistics, par value $.01 per share, with an aggregate liquidation preference equal to $3,528,000 shall have been redeemed in full, and
(iii) the Borrower shall have made cash payments not to exceed $500,000 to satisfy earn-out obligations owing in connection with acquisitions consummated by Pacer Logistics and its Subsidiaries prior to the Initial Borrowing Date.

          (b) On the Initial Borrowing Date and concurrently with the incurrence of Loans on such date, all security interests in respect of, and Liens securing, the Refinanced Indebtedness shall have been terminated and released, and the Administrative Agent shall have received all such releases as may have been requested by the Administrative Agent, which releases shall be in form and substance satisfactory to the Agents and the Required Banks. Without limiting the foregoing, there shall have been delivered to the Administrative Agent (x) proper termination statements (Form UCC-3 or the appropriate equivalent) for filing under the UCC of each jurisdiction where a financing statement (Form UCC-1 or the appropriate equivalent) was filed with respect to the Borrower or any of its Subsidiaries in connection with the security interests created with respect to the Refinanced Indebtedness and the documentation related thereto, (y) terminations or reassignments of any security interest in, or Lien on, any patents, trademarks, copyrights, or similar interests of the Borrower or any of its Subsidiaries on which filings have been made and (z) terminations of all mortgages, leasehold mortgages and deeds of trust created with respect to property of the Borrower or any of its Subsidiaries, in each case, to secure the obligations under the Refinanced Indebtedness, all of which shall be in form and substance satisfactory to the Agents and the Required Banks.

          (c) On the Initial Borrowing Date and after giving effect to the Transaction, the Borrower and its Subsidiaries shall have no Indebtedness or Preferred Stock outstanding other than (i) the Loans, (ii) the Senior Subordinated Notes, (iii) certain other indebtedness existing on the Initial Borrowing Date as listed on Schedule IV in an aggregate outstanding principal amount not to exceed $400,000 (with the Indebtedness described in this sub-clause (iii) being herein called the "Existing Indebtedness") and (iv) 24,333.94 shares of Pacer Logistics Preferred Stock. On and as of the Initial Borrowing Date, all of the Existing Indebtedness shall remain outstanding after giving effect to the Transaction and the other transactions contemplated hereby without any default or event of default existing thereunder or arising as a result of the Transaction and the other transactions contemplated hereby (except to the extent amended or waived by the parties thereto on terms and conditions satisfactory to the Agents and the Required Banks), and there shall not be any amendments or modifications to the Existing Indebtedness Agreements other than as requested or approved by the Agents or the Required Banks.

          (d) The Administrative Agent shall have received evidence in form, scope and substance reasonably satisfactory to the Agents and the Required Banks that the matters set forth in this Section 5.09 have been satisfied on the Initial Borrowing Date.

          5.10  Security Documents; etc.  (a)  On the Initial Borrowing Date,
                ------------------------
each of the Credit Parties shall have duly authorized, executed and delivered a Pledge Agreement in the form of Exhibit G (as amended, restated, modified and/or supplemented from time to time in accordance with the terms thereof and hereof, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as pledgee thereunder, all of the Pledged Securities referred to therein then owned by such Credit Parties and required to be pledged pursuant to the terms thereof, endorsed in blank in the case of promissory notes or accompanied by executed and undated stock powers in the case of capital stock, along with evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the Pledge Agreement have been taken, and the Pledge Agreement shall be in full force and effect.

          (b) On the Initial Borrowing Date, each of the Credit Parties shall have duly authorized, executed and delivered a Security Agreement in the form of Exhibit H (as amended, restated, modified and/or supplemented from time to time in accordance with the terms thereof and hereof, the "Security Agreement") covering all of the Security Agreement Collateral, together with:

          (i) executed copies of financing statements (Form UCC-1 and PPSA Form 1-C) or appropriate local equivalent in appropriate form for filing under the UCC, the PPSA or appropriate local equivalent of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement;

          (ii) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, each of a recent date listing all effective financing statements that name the Borrower or any of its Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause (i) above, together with copies of such financing statements (none of which shall cover the Collateral except (x) those with respect to which appropriate termination statements executed by the secured lender thereunder have been delivered to the Administrative Agent and (y) to the extent evidencing Permitted Liens);

          (iii) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the Security Agreement; and

          (iv) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the Security Agreement have been taken;

and the Security Agreement shall be in full force and effect.

          5.11   Subsidiaries Guaranty.  On the Initial Borrowing Date, each
                 ---------------------
Subsidiary Guarantor shall have duly authorized, executed and delivered a Subsidiaries Guaranty in the form of Exhibit I (as amended, restated, modified and/or supplemented from time to time in accordance with the terms thereof and hereof, the "Subsidiaries Guaranty"), and the Subsidiaries Guaranty shall be in full force and effect.

          5.12   Employee Benefit Plans; Shareholders' Agreements; Management
                 ------------------------------------------------------------
Agreements; Employment Agreements; Collective Bargaining Agreements; Existing
-----------------------------------------------------------------------------
Indebtedness Agreements; Material Contracts; Tax Allocation Agreements.  On or
----------------------------------------------------------------------
prior to the Initial Borrowing Date, there shall have been delivered to the Administrative Agent true and correct copies, certified as true and complete by an appropriate officer of the Borrower of the following documents, in each case as same will be in effect on the Initial Borrowing Date after the consummation of the Transaction:

          (i) all Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information), and for each Plan that is a "single-employer plan," as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor) and any other "employee benefit plans," as defined in Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of the Borrower or any of its Subsidiaries or any ERISA Affiliate (provided that the foregoing shall apply in the case of any Multiemployer Plan, only to the extent that any document described therein is in the possession of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate) (collectively, the "Employee Benefit Plans");

          (ii) all agreements (including, without limitation, shareholders' agreements, subscription agreements and registration rights agreements) entered into by the Borrower or any of its Subsidiaries governing the terms and relative rights of its capital stock and any agreements entered into by shareholders relating to any such entity with respect to its capital stock (collectively, the "Shareholders' Agreements");

          (iii) all material agreements with members of, or with respect to, the management of the Borrower or any of its Subsidiaries after giving effect to the Transaction (collectively, the "Management Agreements");

          (iv) any material employment agreements entered into by the Borrower or any of its Subsidiaries after giving effect to the Transaction (collectively, the "Employment Agreements");

          (v) all collective bargaining agreements applying or relating to any employee of the Borrower or any of its Subsidiaries after giving effect to the Transaction (collectively, the "Collective Bargaining Agreements");

          (vi) all agreements evidencing or relating to Existing Indebtedness of the Borrower or any of its Subsidiaries after giving effect to the Refinancing (collectively, the "Existing Indebtedness Agreements");

          (vii) all other material contracts and licenses (other than certificates of need) of the Borrower and any of its Subsidiaries after giving effect to the Transaction (collectively, the "Material Contracts"); and

          (viii) any tax sharing or tax allocation agreements entered into by the Borrower or any of its Subsidiaries (collectively, the "Tax Allocation Agreements");

all of which Employee Benefit Plans, Shareholders' Agreements, Management Agreements, Employment Agreements, Collective Bargaining Agreements, Existing Indebtedness Agreements, Material Contracts and Tax Allocation Agreements shall be in form and substance satisfactory to the Agents and the Required Banks and shall be in full force and effect on the Initial Borrowing Date.

          5.13  Consent Letter.  On the Initial Borrowing Date, the
                --------------
Administrative Agent shall have received a letter from CT Corporation System, presently located at 1633 Broadway, New York, New York 10019, substantially in the form of Exhibit J, indicating its consent to its appointment by the Borrower as its agent to receive service of process as specified in Section 13.08.

          5.14   Solvency Certificate; Insurance Certificates.  On or before the
                 --------------------------------------------
Initial Borrowing Date, the Administrative Agent shall have received:

          (a) a solvency certificate in the form of Exhibit K from the chief financial officer of the Borrower, dated the Initial Borrowing Date, and supporting the conclusion that, after giving effect to the Transaction and the incurrence of all financings contemplated herein, the Borrower (on a stand-alone basis) and the Borrower and its Subsidiaries (on a consolidated basis), in each case, are not insolvent and will not be rendered insolvent by the indebtedness incurred in connection herewith, will not be left with unreasonably small capital with which to engage in its or their respective businesses and will not have incurred debts beyond its or their ability to pay such debts as they mature and become due; and

          (b) evidence of insurance complying with the requirements of Section
     8.03 for the business and properties of the Borrower and its Subsidiaries, in scope, form and substance reasonably satisfactory to the Agents and the Required Banks and naming the Collateral Agent as an additional insured and/or loss payee, and stating that such insurance shall not be canceled or revised without at least 30 days' prior written notice by the insurer to the Collateral Agent.

          5.15.  Financial Statements; Projections.  (a)  On or prior to the
                 ---------------------------------
Initial Borrowing Date, there shall have been delivered to the Administrative Agent (i) true and correct copies of the financial statements referred to in
Section 7.10(b) and (ii) an unaudited pro forma consolidated balance sheet of
                                      --- -----
the Borrower and its Subsidiaries as of April 2, 1999 and, after giving effect to the Transaction and the incurrence of all Indebtedness (including the Loans and the Senior Subordinated Notes) contemplated herein (the "Pro Forma Balance
                                                             --- -----
Sheet"), together with a related funds flow statement, which financial statements, Pro Forma Balance Sheet and funds flow statement shall be reasonably
            --- -----
satisfactory to the Agents and the Required Banks.

          (b) On or prior to the Initial Borrowing Date, there shall have been delivered to the Administrative Agent detailed projected consolidated financial statements of the Borrower and its Subsidiaries certified by the chief financial officer or the chief operating officer of the Borrower for the five fiscal years ended after the Initial Borrowing Date (the "Projections"), which Projections
(x) shall reflect the forecasted consolidated financial conditions and income and expenses of the Borrower and its Subsidiaries after giving effect to the Transaction and the related financing thereof and the other transactions contemplated hereby and (y) shall be reasonably satisfactory in form and substance to the Agents and the Required Banks.

          5.16   Payment of Fees. On the Initial Borrowing Date, all costs, fees
                 ----------------
and expenses, and all other compensation due to the Agents or the Banks (including, without limitation, legal fees and expenses) shall have been paid to the extent due.

          SECTION 6.  Conditions Precedent to All Credit Events.  The obligation
                      -----------------------------------------
of each Bank to make Loans (including Loans made on the Initial Borrowing Date but excluding Mandatory Borrowings made thereafter, which shall be made as provided in Section 1.01(d)), and the obligation of a Letter of Credit Issuer to issue any Letter of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

          6.01  No Default; Representations and Warranties.  At the time of each
                ------------------------------------------
such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          6.02  Notice of Borrowing; Letter of Credit Request.  (a)  Prior to
                ---------------------------------------------
the making of each Loan (excluding Swingline Loans and Mandatory Borrowings), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the making of any Swingline Loan, BTCo shall have received the notice required by Section 1.03(b)(i).

          (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Letter of Credit Issuer shall have received a Letter of Credit Request meeting the requirements of Section 2.02(a).

          The occurrence of the Initial Borrowing Date and the acceptance of the benefits or proceeds of each Credit Event shall constitute a representation and warranty by the Borrower to each Agent and each of the Banks that all the conditions specified in Section 5 and in this Section 6 and applicable to such Credit Event (other than such conditions that are subject to the satisfaction of the Agents and/or the Required Banks) exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in
Section 5 and in this Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts or copies for each of the Banks and shall be in form and substance satisfactory to the Banks.

          SECTION 7.  Representations and Warranties.  In order to induce the
                      ------------------------------
Banks to enter into this Agreement and to make the Loans and issue and/or participate in the Letters of Credit provided for herein, the Borrower makes the following representations and warranties to the Banks, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement, the making of the Loans and the issuance of the Letters of Credit (with the occurrence of the Initial Borrowing Date and each Credit Event on and after the Initial Borrowing Date being deemed to constitute a representation and warranty by the Borrower that the matters specified in this
Section 7 are true and correct in all material respects on and as of the Initial Borrowing Date and the date of each such Credit Event, unless stated to relate to a specific earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date):

          7.01  Company Status.  Each of the Borrower and each of its
                --------------
Subsidiaries (i) is a duly organized and validly existing Company in good standing under the laws of the jurisdiction of its organization, (ii) has the Company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified would have a Material Adverse Effect.

          7.02  Company Power and Authority.  Each Credit Party has the Company
                ---------------------------
power and authority to execute, deliver and carry out the terms and provisions of the Documents to which it is a party and has taken all necessary Company action to authorize the execution, delivery and performance of the Documents to which it is a party. Each Credit Party has duly executed and delivered each Document to which it is a party and each such Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          7.03  No Violation.  Neither the execution, delivery or performance by
                ------------
any Credit Party of the Documents to which it is a party, nor compliance by any Credit Party with the terms and provisions thereof, nor the consummation of the transactions contemplated herein or therein, (i) will contravene any material provision of any applicable law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material agreement or instrument to which such Credit Party or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which such Credit Party and any of its Subsidiaries may be subject (including, without limitation, the Existing Indebtedness Agreements and the Senior Subordinated Notes Indenture) or (iii) will violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement or equivalent organizational document, as the case may be, of such Credit Party or any of its Subsidiaries.

          7.04  Litigation.  There are no actions, suits, proceedings or
                ----------
investigations pending or, to the best knowledge of the Borrower, threatened (i) with respect to any Credit Document, (ii) with respect to the Transaction or any other Document, or (iii) with respect to the Borrower or any of its Subsidiaries
(x) that could reasonably be expected to have a Material Adverse Effect or (y) that could reasonably be expected to have a material adverse effect on the rights or remedies of the Agents or the Banks or on the ability of any Credit Party to perform its respective obligations to the Agents or the Banks hereunder and under the other Credit Documents to which it is, or will be, a party. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the occurrence of any Credit Event.

          7.05  Use of Proceeds; Margin Regulations.  (a)  The proceeds of the
                -----------------------------------
Term Loans shall be utilized by the Borrower on the Initial Borrowing Date solely to (x) finance the Recapitalization, the Refinancing and the Pacer Logistics Acquisition and (y) pay fees and expenses (not to exceed $24.3 million) incurred in connection with the Transaction.

          (b) The proceeds of all Revolving Loans and Swingline Loans shall be utilized by the Borrower for the general corporate and working capital purposes of the Borrower and its Subsidiaries (including, but not limited to, Permitted Acquisitions but excluding payments in connection with the Transaction).

          (c) Neither the making of any Loan, nor the use of the proceeds thereof, nor the occurrence of any other Credit Event, will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System and no part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.

          7.06  Governmental Approvals.  Except as may have been obtained or
                ----------------------
made on or prior to the Initial Borrowing Date (and which remain in full force and effect on the Initial Borrowing Date), no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Document or
(ii) the legality, validity, binding effect or enforceability of any Document.

          7.07  Investment Company Act.  Neither the Borrower nor any of its
                ----------------------
Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          7.08  Public Utility Holding Company Act.  Neither the Borrower nor
                ----------------------------------
any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          7.09  True and Complete Disclosure.  All factual information (taken as
                ----------------------------
a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to any Agent or any Bank (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any such Persons in writing to any Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided, it being understood and agreed that for purposes of this Section 7.09, such factual information shall not include the Projections or any pro forma financial information.
    --- -----

          7.10  Financial Condition; Financial Statements.  (a)  On and as of
                -----------------------------------------
the Initial Borrowing Date, on a pro forma basis after giving effect to the
                                 --- -----
Transaction and to all Indebtedness (including the Loans and the Senior Subordinated Notes) incurred, and to be incurred, and Liens created, and to be created, by each Credit Party in connection therewith, with respect to the Borrower (on a stand-alone basis) and the Borrower and its Subsidiaries (on a consolidated basis), (x) the sum of the assets, at a fair valuation, of the Borrower (on a stand-alone basis) and the Borrower and its Subsidiaries (on a consolidated basis) will exceed its or their debts, (y) it has or they have not incurred nor intended to, nor believes or believe that it or they will, incur debts beyond its or their ability to pay such debts as such debts mature and (z) it or they will have sufficient capital with which to conduct its or their business. For purposes of this Section 7.10, "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          (b) (I) (i) The audited statements of assets, liabilities and divisional control account of American President Lines Stacktrain Services (a division of Land Transport Services, Inc.) as of December 27, 1996, December 26, 1997 and December 25, 1998 for the fiscal years ended as of said dates, (ii) the audited statements of operations and cash flows of American President Lines Stacktrain Services for the fiscal year ended December 27, 1996, the period commencing December 28, 1996 and ending November 12, 1997, the period commencing November 13, 1997 and ending December 26, 1997 and the fiscal year ended December 25, 1998, (iii) the unaudited statements of assets, liabilities and divisional control account of American President Lines Stacktrain Services as of December 25, 1998 and April 2, 1999 for the fiscal year or three-month period, as the case may be, ended as of said dates, (iv) the unaudited statements of operations and cash flows of American President Lines Stacktrain Services for the three-month periods ended April 3, 1998 and April 2, 1999 and (v) the Pro
                                                                          ---
Forma Balance Sheet, in each case furnished to each Bank prior to the Initial
-----
Borrowing Date pursuant to Section 5.15(a), present fairly in all material respects the consolidated financial condition of the Borrower at the dates of said financial statements and the results for the periods covered thereby (or, in the case of the Pro Forma Balance Sheet, presents a good faith estimate of
                   --- -----
the consolidated pro forma financial condition of the Borrower (after giving
                 --- -----
effect to the Transaction at the date thereof)), subject, in the case of unaudited financial statements, to normal year-end adjustments. All such financial statements (other than the aforesaid Pro Forma Balance Sheet) have
                                               --- -----
been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements and subject, in the case of the three-month statements, to normal year-end audit adjustments (all of which are of a recurring nature and none of which, individually or in the aggregate, would be material) and the absence of footnotes.

          (II) (i) The audited consolidated balance sheets of Pacer Logistics and its Subsidiaries at March 31, 1997, December 31, 1997 and December 31, 1998 for the three-month period or fiscal years ended, as the case may be, as of said dates (ii) the audited statements of operations, cash flows and changes in shareholders' equity of Pacer Logistics for the fiscal year ended December 31, 1996, the period commencing January 1, 1997 and ending March 31, 1997, the period commencing March 31, 1997 and ending December 31, 1997 and the fiscal year ended December 31, 1998, (iii) the unaudited consolidated balance sheets of Pacer Logistics and its Subsidiaries at December 31, 1998 and March 31, 1999 for the fiscal year or three-month period, as the case may be, ended as of said dates and (iv) the unaudited statements of operations and cash flows for the three-month periods ended March 31, 1998 and March 31, 1999, in each case furnished to each Bank prior to the Initial Borrowing Date pursuant to Section 5.15(a), present fairly in all material respects the consolidated financial condition of Pacer Logistics at the dates of said financial statements and the results for the periods covered thereby, subject, in the case of unaudited financial statements, to normal year-end adjustments. All such financial statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements and subject, in the case of the three-month statements, to normal year-end audit adjustments (all of which are of a recurring nature and none of which, individually or in the aggregate, would be material) and the absence of footnotes.

          (c) Since December 31, 1998 (but after giving effect to the Transaction as if same had occurred prior thereto), nothing has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

          (d) Except as fully reflected in the financial statements described in Section 7.10(b) and the Indebtedness incurred under this Agreement and the Senior Subordinated Notes (i) as of the Initial Borrowing Date (and after giving effect to any Loans made on such date), there were no liabilities or obligations (excluding current obligations incurred in the ordinary course of business) with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could reasonably be expected to be material to the Borrower and its Subsidiaries taken as a whole and (ii) the Borrower does not know of any basis for the assertion against it or any of its Subsidiaries of any such liability or obligation which, either individually or in the aggregate, are or would be reasonably likely to have, a Material Adverse Effect.

          (e) The Projections have been prepared on a basis consistent with the financial statements referred to in Section 7.10(b), and have been prepared in good faith and are based on reasonable assumptions under the then known facts and circumstances. On the Initial Borrowing Date, the management of the Borrower believes that the Projections are reasonable and attainable based upon the then known facts and circumstances (it being understood that nothing contained in this Section 7.10(e) shall constitute a representation that the results forecasted in such Projections will in fact be achieved). There is no fact known to the Borrower or any of its

Subsidiaries which could reasonably be expected to have a Material Adverse Effect, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Banks for use in connection with the transactions contemplated hereby.

          7.11  Security Interests.  On and after the Initial Borrowing Date,
                ------------------
each of the Security Documents creates (or after the execution and delivery thereof will create), as security for the Obligations, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons, and subject to no other Liens (except that (i) the Security Agreement Collateral may be subject to Permitted Liens relating thereto and (ii) the Pledge Agreement Collateral may be subject to the Liens described in clauses (a) and (e) of
Section 9.03), in favor of the Collateral Agent. No filings or recordings are required in order to perfect and/or render enforceable as against third parties the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made on or prior to the Initial Borrowing Date as contemplated by
Section 5.10 or on or prior to the execution and delivery thereof as contemplated by Sections 8.11, 8.12 and 9.15.

          7.12  Compliance with ERISA.  (a)  Part A of Schedule V sets forth
                ---------------------
each Plan and each Multiemployer Plan; except as set forth in Part B of Schedule V, each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code; except as set forth in Part C of Schedule V, each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; to the best knowledge of the Borrower after due inquiry, no Multiemployer Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of
Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan, a Multiemployer Plan and a Foreign Pension Plan have been timely made by the Borrower and each Subsidiary of the Borrower; neither the Borrower nor any Subsidiary of the Borrower has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i) or 502(l) of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan; neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 4062, 4063, 4064 or 4069 of ERISA or Section 401(a)(29) or 4971 of the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan; to the knowledge of the Borrower and its Subsidiaries, neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Multiemployer Plan pursuant to Section 515, 4201, 4204, or 4212 of ERISA; no condition exists which presents a material risk to the Borrower or any Subsidiary of the Borrower or any ERISA

Affiliate of incurring a liability to or on account of a Plan or, to the best knowledge of the Borrower after due inquiry, a Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; except as set forth in Part D of Schedule V, no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or, to the best knowledge of the Borrower after due inquiry, threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its Subsidiaries and its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan ended prior to the date of the most recent Credit Event, would not exceed an amount that could reasonably be expected to have a Material Adverse Effect; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) maintained by the Borrower or any Subsidiary which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Borrower and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

          (b) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Neither the Borrower nor any of its Subsidiaries has incurred any liability in connection with the termination of or withdrawal from any Foreign Pension Plan that has not been accrued or otherwise properly reserved on the Borrower's or such Subsidiary's balance sheet. With respect to each Foreign Pension Plan that is required by applicable local law or by its terms to be funded through a separate funding vehicle, the present value of the accrued benefit liabilities (whether or not vested) under each such Foreign Pension Plan, determined as of the latest valuation date for such Foreign Pension Plan on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities by an amount which, when added to the aggregate amount of the accrued benefit liabilities with respect to all other Foreign Pension Plans, could reasonably be expected to have a Material Adverse Effect.

          7.13  Capitalization.  On the Initial Borrowing Date and after giving
                --------------
effect to the Transaction, the authorized capital stock of the Borrower shall consist of (i) 20,000,000 shares of common stock, $.01 par value per share (such authorized shares of common stock, together with any subsequently authorized shares of common stock of the Borrower, the "Borrower Common Stock"), 10,440,000 of which shares shall be issued and outstanding and (ii) 1,000,000 shares of Preferred Stock, $.01 par value per share, none of which shares shall be issued and outstanding. All such outstanding shares have been duly and validly issued, are fully paid and nonassessable and have been issued free of preemptive rights. Except as set forth on Schedule X hereto, the

Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

          7.14  Subsidiaries.  (a)  Prior to the consummation of the
                ------------
Transaction, Acquisition Corp. has no Subsidiaries.

          (b) On and as of the Initial Borrowing Date and after giving effect to the Transaction, the Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule VII. Schedule VII correctly sets forth, as of the Initial Borrowing Date and after giving effect to the Transaction, the percentage ownership (direct and indirect) of the Borrower in each class of capital stock or other equity interests of each of its Subsidiaries and also identifies the direct owner thereof. All outstanding shares of capital stock of each Subsidiary of the Borrower have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights. No Subsidiary of the Borrower has outstanding any securities convertible into or exchangeable for its capital stock or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its capital stock or any stock appreciation or similar rights.

          7.15  Intellectual Property, etc.  Each of the Borrower and each of
                ---------------------------
its Subsidiaries owns or has a valid existing license to use all patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and other rights with respect to the foregoing reasonably necessary for the conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would result in a Material Adverse Effect.

          7.16  Compliance with Statutes, etc.  Each of the Borrower and each of
                ------------------------------
its Subsidiaries is in compliance with all applicable statutes, regulations, rules and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such non-compliance as is not reasonably likely to, individually or in the aggregate, have a Material Adverse Effect.

          7.17  Environmental Matters.  (a)  Each of the Borrower and its
                ---------------------
Subsidiaries has complied with, and on the date of each Credit Event is in material compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws and neither the Borrower nor any of its Subsidiaries is liable for any material penalties, fines or forfeitures for failure to comply with any of the foregoing. There are no pending or past or, to the best knowledge of the Borrower after due inquiry, threatened Environmental Claims against the Borrower or any of its Subsidiaries, or against any Real Property owned or operated by the Borrower or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences with respect to the business or operations of the Borrower or any of its Subsidiaries or any Real Property at any time owned or operated by the Borrower or any of its Subsidiaries or any property adjoining or in the vicinity of any such Real Property that would reasonably be expected

(i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by the Borrower or any of its Subsidiaries under any applicable Environmental Law.

          (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported by the Borrower or any of its Subsidiaries or by any Person acting for or under contract to the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, by any other Person, to or from any Real Property owned or operated by the Borrower or any of its Subsidiaries except in material compliance with all applicable Environmental Laws and as reasonably required in connection with the operation, use and maintenance of such Real Property or by the Borrower's or such Subsidiary's business. Hazardous Materials have not at any time been Released by the Borrower or any of its Subsidiaries or by any Person acting for or under contract to the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, by any other Person on or from any Real Property owned or operated by the Borrower or any of its Subsidiaries, except in compliance with all applicable Environmental Laws and as reasonably required in connection with the operation, use and maintenance of such Real Property or by the Borrower's or such Subsidiary's business. Except as set forth on Schedule XII, there are not now any underground storage tanks located on any Real Property owned or operated by the Borrower or any of its Subsidiaries.

          (c) Notwithstanding anything to the contrary in this Section 7.17, the representations made in this Section 7.17 shall only be untrue if the aggregate effect of all conditions, failures, noncompliances, Environmental Claims, Releases and presence of underground storage tanks, in each case of the types described above, would reasonably be expected to have a Material Adverse Effect.

          7.18  Properties.  All Real Property owned by the Borrower or any of
                ----------
its Subsidiaries and all material Leaseholds leased by the Borrower or any of its Subsidiaries, in each case as of the Initial Borrowing Date and after giving effect to the Transaction, and the nature of the interest therein, is correctly set forth in Schedule III. Each of the Borrower and each of its Subsidiaries has good and marketable title to, or a validly subsisting leasehold interest in, all material properties owned or leased by it, including all Real Property reflected in Schedule III and in the financial statements (including the Pro
                                                                         ---
Forma Balance Sheet) referred to in Section 7.10(b) (except such properties sold
-----
in the ordinary course of business since the dates of the respective financial statements referred to therein), free and clear of all Liens, other than Permitted Liens.

          7.19  Labor Relations.  Neither the Borrower nor any of its
                ---------------
Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower and its Subsidiaries, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower and its

Subsidiaries, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower and its Subsidiaries, threatened against the Borrower or any of its Subsidiaries and (iii) no union representation question existing with respect to the employees of the Borrower or any of its Subsidiaries and, to the best knowledge of the Borrower and its Subsidiaries, no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

          7.20  Tax Returns and Payments.  Each of the Borrower and each of its
                ------------------------
Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, except for those contested in good faith and fully provided for on the financial statements of the Borrower and its Subsidiaries in accordance with generally accepted accounting principles. Each of the Borrower and each of its Subsidiaries has provided adequate reserves (in the good faith judgment of the management of the Borrower) for the payment of all federal, state and foreign income taxes which have not yet become due. There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened by any authority regarding any taxes relating to the Borrower or any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations, in each case except to the extent the liability for taxes of the Borrower or such Subsidiary giving rise to any extension of any such normally applicable statute of limitation is not material.

          7.21  Existing Indebtedness.  Schedule IV sets forth a true and
                ---------------------
complete list of all Existing Indebtedness of the Borrower and its Subsidiaries as of the Initial Borrowing Date after giving effect to the Transaction, in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

          7.22  Insurance.  Set forth on Schedule VIII hereto is a true, correct
                ---------
and complete summary of all insurance carried by each Credit Party on and as of the Initial Borrowing Date, with the amounts insured set forth therein.

          7.23  Representations and Warranties in Other Documents.  All
                -------------------------------------------------
representations and warranties set forth in the other Documents were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made) and shall be true and correct in all material respects as of the Initial Borrowing Date as if such representations or warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations or warranties shall be true and correct in all material respects as of such earlier date.

          7.24  The Transaction.  At the time of consummation thereof, the
                ---------------
Transaction shall have been consummated in all material respects in accordance with the terms of the relevant Documents therefor and all applicable laws. At the time of consummation thereof, all material consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Transaction in accordance with the terms of the relevant Documents therefor and all applicable laws have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Transaction. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon any element of the Transaction, the occurrence of any Credit Event, or the performance by the Borrower and its Subsidiaries of their respective obligations under the Documents and all applicable laws.

          7.25  Special Purpose Corporation.  Pacer Logistics Acquisition Corp.
                ---------------------------
was formed to effect the Pacer Logistics Acquisition. Prior to the consummation of the Transaction, Pacer Logistics Acquisition Corp. had no significant assets or liabilities (other than those liabilities under the Pacer Logistics Acquisition Documents and such other liabilities arising in connection with the Pacer Logistics Acquisition).

          7.26  Subordination.  The subordination provisions contained in the
                -------------
Senior Subordinated Notes Documents and, on and after the execution and delivery thereof, each of the agreements or instruments relating to the Shareholder Subordinated Notes, Permitted Subordinated Refinancing Indebtedness and Permitted Subordinated Indebtedness, are enforceable against the Borrower, the Subsidiary Guarantors and the holders of such Indebtedness, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law), and all Obligations hereunder and all obligations of the Credit Parties under the other Credit Documents (including without limitation, the Subsidiaries Guaranty) are within the definitions of "Senior Debt" (or "Guarantor Senior Debt" in the case of the obligations of any Subsidiary Guarantor) and "Designated Senior Debt" included in such subordination provisions.

          7.27  Year 2000 Representation.  Any reprogramming required to permit
                ------------------------
the proper functioning, in and following the year 2000, of (i) the Borrower's and its Subsidiaries' computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Borrower's and its Subsidiaries' systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by November 15, 1999, except to the extent the failure to complete such reprogramming would not reasonably be expected to result in a Default, an Event of Default or a Material Adverse Effect. The cost to the Borrower and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower and its Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) could not reasonably be expected to result in a Default, an Event of Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Borrower and its Subsidiaries to conduct their respective businesses without a Material Adverse Effect.

          SECTION 8.  Affirmative Covenants.  The Borrower hereby covenants and
                      ---------------------
agrees that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Total Commitment has terminated, no Letters of Credit or Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder, are paid in full:

          8.01  Information Covenants.  The Borrower will furnish to each Bank:
                ---------------------

          (a)    Monthly Reports.  Within 60 days after the end of each fiscal
                 ---------------
     month of the Borrower, (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal month and the related consolidated statements of income for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such fiscal month, in each case (x) without giving effect to any Permitted Acquisition consummated in the 60-day period prior to the end of such fiscal month and
     (y) setting forth comparative figures for the corresponding fiscal month in the prior fiscal year and comparable budgeted figures for such fiscal month as set forth in the respective budget delivered pursuant to Section 8.01(d) and (ii) the consolidated statements of income for such fiscal month for each Acquired Business acquired during the 60-day period prior to the end of such fiscal month, all of which shall be certified by the chief financial officer or other Authorized Officer of the Borrower, subject to normal year-end audit adjustments and the absence of footnotes.

          (b) Quarterly Financial Statements. Within 45 days after the close of the first three quarterly accounting periods in each fiscal year of the Borrower, (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period and the budgeted figures for such quarterly period as set forth in the respective budget delivered pursuant to Section 8.01(d) and (ii) management's discussion and analysis of significant operational and financial developments during such quarterly period, all of which shall be in reasonable detail and certified by the chief financial officer or other Authorized Officer of the Borrower that they fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes. If the Borrower has designated any Unrestricted Subsidiaries hereunder, then the quarterly financial information required by this Section 8.01(b) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in management's discussion and analysis of operational and financial developments, of the financial condition and results of operations of the Borrower and its Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Borrower.

          (c) Annual Financial Statements.  Within 90 days after the close of
              ---------------------------
     each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year and setting forth comparative consolidated figures for the preceding fiscal year and comparable budgeted figures for such fiscal year as set forth in the respective budget delivered pursuant to Section 8.01(d) and (except for such comparable budgeted figures) certified by PriceWaterhouseCoopers LLC or such other independent certified public accountants of recognized national standing as shall be reasonably acceptable to the Administrative Agent, in each case to the effect that such statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, no Default or Event of Default which has occurred and is continuing has come to their attention or, if such a Default or an Event of Default has come to their attention, a statement as to the nature thereof. If the Borrower has designated any Unrestricted Subsidiaries hereunder, then the annual financial information required by this Section 8.01(c) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in management's discussion and analysis of operational and financial developments, of the financial condition and results of operations of the Borrower and its Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Borrower.

          (d) Budgets, etc.  Not more than 60 days after the commencement of
              -------------
     each fiscal year of the Borrower, consolidated budgets of the Borrower and its Subsidiaries (x) in reasonable detail for each of the four fiscal quarters of such fiscal year and (y) in summary form for each of the five fiscal years immediately following such fiscal year, in each case as customarily prepared by management for its internal use setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based. Together with each delivery of financial statements pursuant to Sections 8.01(b) and (c), a comparison of the current year to date financial results against the budgets required to be submitted pursuant to this clause (d) shall be presented.

          (e) Officer's Certificates.  At the time of the delivery of the
              ----------------------
     financial statements provided for in Sections 8.01(b) and (c), a certificate of the chief financial officer or other Authorized Officer of the Borrower to the effect that, to the best of such officer's knowledge, no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall, (I) if delivered in connection with the financial statements in respect of a period ending on the last day of a fiscal quarter or fiscal year of the Borrower, set forth (x) the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 3.03, 4.02, 9.02, 9.04(d), (g), (j) and (k), 9.05(a), (f), (g), (l), (p) and (r), 9.09,
     9.10 and 9.11 as at the end of such fiscal quarter or year, as the case may be, and (y) the calculation of the Total Leverage Ratio, the Adjusted Total Leverage Ratio and the Adjusted Senior Leverage Ratio as at the last day of the respective fiscal quarter or fiscal year of the Borrower, as the case may be and (II) if delivered with the financial statements required by
     Section 8.01(c), set forth in reasonable detail the amount of (and the calculations required to establish the amount of) Excess Cash Flow for the respective Excess Cash Flow Payment Period.

          (f) Notice of Default or Litigation.  Promptly, and in any event
              -------------------------------
     within three Business Days after an executive officer of the Borrower or any of its Subsidiaries obtains actual knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, which notice shall specify the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto, (ii) any litigation or proceeding pending or threatened (x) against the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, (y) with respect to any material Indebtedness of the Borrower or any of its Subsidiaries or (z) with respect to any Document (other than such Documents referred to in clause (ix) of the definition thereof), (iii) any governmental investigation pending or threatened against the Borrower or any of its Subsidiaries and (iv) any other event which could reasonably be expected to have a Material Adverse Effect.

          (g) Auditors' Reports.  Promptly upon receipt thereof, a copy of each
              -----------------
     report or "management letter" submitted to the Borrower or any of its Subsidiaries by its independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or any of its Subsidiaries and the management's non-privileged responses thereto.

          (h) Environmental Matters.  Promptly after an executive officer of the
              ---------------------
     Borrower or any of its Subsidiaries obtains actual knowledge of any of the following (but only to the extent that any of the following, either individually or in the aggregate, could reasonably be expected to (x) have a Material Adverse Effect or (y) result in a remedial cost to the Borrower or any of its Subsidiaries in excess of $250,000, written notice of:

               (i) any pending or threatened Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries;

               (ii) any condition or occurrence on any Real Property at any time owned or operated by the Borrower or any of its Subsidiaries that
          (x) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property;

               (iii) any condition or occurrence on any Real Property owned or operated by the Borrower or any of its Subsidiaries that could reasonably be anticipated to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Borrower or such Subsidiary, as the case may be, of its interest in such Real Property under any Environmental Law; and

               (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by the Borrower or any of its Subsidiaries.

     All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's response or proposed response thereto. In addition, the Borrower agrees to provide the Banks with copies of all material communications by the Borrower or any of its Subsidiaries with any Person, government or governmental agency relating to Environmental Laws or to any of the matters set forth in clauses (i)-(iv) above, and such reasonably detailed reports relating to any of the matters set forth in clauses (i)-
     (iv) above as may reasonably be requested by the Administrative Agent or the Required Banks.

          (i) Annual Meetings with Banks.  At the written request of the
              --------------------------
     Administrative Agent, the Borrower shall within 120 days after the close of each of its fiscal years, hold a meeting (at a mutually agreeable location and time) open to all of the Banks at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the Borrower and its Subsidiaries and the budgets presented for the current fiscal year of the Borrower and its Subsidiaries.

          (j) Notice of Commitment Reductions and Mandatory Repayments.  On or
              --------------------------------------------------------
     prior to the date of any reduction to the Total Revolving Loan Commitment or any mandatory repayment of outstanding Term Loans pursuant to any of Sections 4.02(c) through (f), inclusive, the Borrower shall provide written notice of the amount of the respective reduction or repayment, as the case may be, to the Total Revolving Loan Commitment or the outstanding Term Loans, as applicable, and the calculation thereof (in reasonable detail).

          (k)  Special Reports Relating to Tractor Trailers.  At the time of the
               ---------------------------------------------
     delivery of the financial statements provided for in Sections 8.01(c), a schedule of all of the Tractor Trailers owned by the Borrower or any of its Subsidiaries as of the fiscal quarter most recently ended, which schedule shall specify (i) the state in which the respective Tractor

     Trailer is registered or titled, (ii) whether a security interest has been recorded on the certificate of title for the respective Tractor Trailer in favor of the Collateral Agent for the benefit of the Secured Creditors,
     (iii) whether the certificate of title for the respective Tractor Trailer (as modified to reflect the security interest in favor of the Collateral Agent) has been reregistered with the appropriate state governmental agency (and, if not, the date by which such reregistration must be accomplished in accordance with the terms of the relevant Security Agreement), (iv) in the case of Tractor Trailers operated in Canada, whether a financing statement or hypothec registration has been filed with the appropriate province, (v) the date of the acquisition of each new Tractor Trailer acquired on or after the Initial Borrowing Date, and (vi) each Tractor Trailer listed thereon acquired since the date of the delivery of the previous schedule pursuant to this Section 8.01(k).

          (l)    Other Information. Promptly upon transmission thereof, copies
                 -----------------
     of any filings and registrations with, and reports to, the SEC by the Borrower or any of its Subsidiaries and copies of all financial statements, proxy statements, notices and reports as the Borrower or any of its Subsidiaries shall send generally to analysts and the holders of their capital stock or of any Permitted Debt or the Senior Subordinated Notes, in their capacity as such holders (to the extent not theretofore delivered to the Banks pursuant to this Agreement) and, with reasonable promptness, such other information or documents (financial or otherwise) as any Agent on its own behalf or on behalf of the Required Banks may reasonably request from time to time.

          8.02  Books, Records and Inspections.  The Borrower will, and will
                ------------------------------
cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit, upon reasonable notice to the chief financial officer or other Authorized Officer of the Borrower, officers and designated representatives of any Agent or the Required Banks to visit and inspect under the guidance of officers of the Borrower any of the properties or assets of the Borrower and any of its Subsidiaries in whomsoever's possession, and to examine the books of account of the Borrower and any of its Subsidiaries and discuss the affairs, finances and accounts of the Borrower and of any of its Subsidiaries with, and be advised as to the same by, their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as such Agent or the Required Banks may desire, provided that so long as
                                                       --------
no Default or Event of Default is then in existence, the Borrower shall have the right to participate in any discussions of the Agents or the Banks with any independent accountants of the Borrower.

          8.03  Insurance.  (a)  The Borrower will, and will cause each of its
                ---------
Subsidiaries to (i) maintain, with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice and
(ii) furnish to the Administrative Agent and each of the Banks, upon request, full information as to the insurance carried. In addition to the requirements of the immediately preceding sentence, the Borrower will at all times cause insurance of the types described in Schedule VIII to be maintained (with the same scope of coverage as that described in Schedule VIII) at levels which are consistent with its practices immediately before the Initial Borrowing Date, taking into account the age and fair market value of equipment. Such insurance shall include physical damage insurance on all real and personal property (whether now owned or hereafter acquired) on an all risk basis and business interruption insurance. The provisions of this Section 8.03 shall be deemed supplemental to, but not duplicative of, the provisions of any Security Documents that require the maintenance of insurance.

          (b) The Borrower will, and will cause each of its Subsidiaries to, at all times keep the respective property of the Borrower and its Subsidiaries (except real or personal property leased or financed through third parties in accordance with this Agreement) insured in favor of the Collateral Agent, and all policies or certificates with respect to such insurance (and any other insurance maintained by, or on behalf of, the Borrower or any Subsidiary of the Borrower) (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as certificate holder, mortgagee and loss payee with respect to real property, certificate holder and loss payee with respect to personal property, additional insured with respect to general liability and umbrella liability coverage and certificate holder with respect to workers' compensation insurance), (ii) shall state that such insurance policies shall not be cancelled or materially changed without at least 30 days' prior written notice thereof by the respective insurer to the Collateral Agent and (iii) shall, upon the request of the Collateral Agent, be deposited with the Collateral Agent.

          (c) If the Borrower or any of its Subsidiaries shall fail to maintain all insurance in accordance with this Section 8.03, or if the Borrower or any of its Subsidiaries shall fail to so name the Collateral Agent as an additional insured, mortgagee or loss payee, as the case may be, or so deposit all certificates with respect thereto, the Administrative Agent and/or the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance, and the Credit Parties agree to jointly and severally reimburse the Administrative Agent or the Collateral Agent, as the case may be, for all costs and expenses of procuring such insurance.

          8.04  Payment of Taxes.  The Borrower will pay and discharge, and will
                ----------------
cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any material properties belonging to it, prior to the date on which penalties attach thereto, and all material lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 9.03(a); provided, that neither the Borrower
                                           --------
nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

          8.05  Corporate Franchises.  The Borrower will do, and will cause each
                --------------------
of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, authority to do business, licenses and patents, except for rights, franchises, authority to do business, licenses and patents the loss of which (individually or in the aggregate) could not reasonably be expected to have a Material

Adverse Effect; provided, however, that any transaction permitted by Section
                --------  -------
9.02 will not constitute a breach of this Section 8.05.

          8.06  Compliance with Statutes; etc.  The Borrower will, and will
                ------------------------------
cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except for such noncompliances as would not, either individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of any Credit Party to perform its obligations under any Credit Document to which it is a party.

          8.07  Compliance with Environmental Laws.  (a)  (i)  The Borrower will
                ----------------------------------
comply, and will cause each of its Subsidiaries to comply, in all material respects with all Environmental Laws applicable to their businesses or the ownership or use of its Real Property now or hereafter owned or operated by the Borrower or any of its Subsidiaries, will promptly pay or, with respect to any of its Subsidiaries, cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws and (ii) neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property owned or operated by the Borrower or any of its Subsidiaries other than in compliance with Environmental Laws and as required in connection with the normal business operations of the Borrower and its Subsidiaries, or transport or permit the transportation of Hazardous Materials other than in compliance with Environmental Laws and as required in connection with the normal business operations of the Borrower and its Subsidiaries, unless the failure to comply with the requirements specified in clause (i) or (ii) above, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. If the Borrower or any of its Subsidiaries or any tenant or occupant of any Real Property owned or operated by the Borrower or any of its Subsidiaries causes or permits any intentional or unintentional act or omission resulting in the presence or Release of any Hazardous Material in a quantity or concentration sufficient to require reporting or to trigger an obligation to undertake clean-up, removal or remedial action under applicable Environmental Laws, the Borrower agrees to undertake, and/or to cause any of its Subsidiaries, tenants or occupants to undertake, at their sole expense, any clean up, removal, remedial or other action required pursuant to Environmental Laws to remove and clean up any Hazardous Materials from any Real Property except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided
                                                                    --------
that neither the Borrower nor any of its Subsidiaries shall be required to undertake any clean up, removal, remedial or other action while the requirement to undertake such clean up, removal, remedial or other action is being contested in good faith and by proper proceedings so long as it has maintained adequate reserves with respect to such clean up, removal, remedial or other action to the extent required in accordance with GAAP. Notwithstanding any provision of this
Section 8.07(a), the Borrower shall not be required by this Section to exercise any degree of control over the operations of any of its Subsidiaries that could reasonably be construed under applicable Environmental Law to make the Borrower liable for Environmental Claims arising from or casually related to the Real Property or operations of such Subsidiary as an owner or an operator or upon any other basis.

          (b) At the written request of the Administrative Agent or the Required Banks, which request shall specify in reasonable detail the basis therefor, at any time and from time to time, the Borrower will provide, at its sole cost and expense, an environmental site assessment report concerning any Real Property now or hereafter owned or operated by the Borrower or any of its Subsidiaries, prepared by an environmental consulting firm approved by the Administrative Agent, addressing the matters in clause (i), (ii) or (iii) below which gives rise to such request (or, in the case of a request pursuant to following clause (i), addressing such matter as may be requested by the Administrative Agent or the Required Banks) and estimating the range of the potential costs of any removal, remedial or other corrective action in connection with any such matter, provided that in no event shall such request be
                                 --------
made unless (i) an Event of Default has occurred and is continuing, (ii) the Banks receive notice under Section 8.01(h) for any event for which notice is required to be delivered for any such Real Property or (iii) the Administrative Agent or the Required Banks reasonably believe that there was a breach of any representation, warranty or covenant contained in Section 7.17 or 8.07(a). If the Borrower fails to provide the same within 60 days after such request was made, the Administrative Agent may order the same, and the Borrower shall grant and hereby grants, to the Administrative Agent and the Banks and their agents access to such Real Property owned or operated by the Borrower or any of its Subsidiaries, and specifically grants the Administrative Agent and the Banks and their agents an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Borrower's expense.

          8.08  ERISA.  As soon as possible and, in any event, within ten
                -----
Business Days after the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Banks a certificate of the chief financial officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC or any other governmental agency, a Plan or, to the extent received by the Borrower, Multiemployer Plan participant or the Plan or Multiemployer Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to the Banks a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or
Section 302 of ERISA, has been incurred or an application has been made or is reasonably expected to be made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made by the Borrower, any Subsidiary or any ERISA Affiliate with respect to a Plan, a Multiemployer Plan or Foreign Pension Plan has not been timely made; that a Plan or a Multiemployer Plan has been or is reasonably expected to be terminated, reorganized, partitioned or declared insolvent under Title

IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings have been or are reasonably expected to be instituted to terminate or appoint a trustee to administer a Plan or a Multiemployer Plan which is subject to Title IV of ERISA; that a proceeding has been instituted against the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate will or is reasonably expected to incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan or a Multiemployer Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971 or 4980 of the Code or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; that the Borrower or any Subsidiary of the Borrower will or is reasonably expected to incur any liability (including any indirect, contingent, or secondary liability) with respect to a Plan under Section 4975 of the Code or
Section 409, 502 (i) or 502(1) of ERISA; or that the Borrower or any Subsidiary of the Borrower will or is reasonably expected to incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan. The Borrower will deliver to each of the Banks (i) at the request of any Bank on ten Business Days' notice a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service and (ii) copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of any material documents or other information required to be furnished to the PBGC, and any material notices received by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan, Multiemployer Plan or Foreign Pension Plan shall be delivered to the Banks no later than ten Business Days after the date such documents and/or information has been furnished to the PBGC or such notice has been received by the Borrower, such Subsidiary or such ERISA Affiliate, as applicable.

          8.09  Good Repair.  The Borrower will, and will cause each of its
                -----------
Subsidiaries to, ensure that its material properties and equipment used in its business are kept in good repair, working order and condition, ordinary wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

          8.10  End of Fiscal Years; Fiscal Quarters.  The Borrower will, for
                ------------------------------------
financial reporting purposes, cause (i) each of its, and each of its Subsidiaries' (other than Pacer Logistics' and Pacer Logistics' Subsidiaries'), fiscal years to end on the Friday nearest to December 31 of each calendar year and (ii) each of its, and each of its Subsidiaries' (other than Pacer Logistics' and Pacer Logistics' Subsidiaries'), (x) first fiscal quarter in each fiscal year to end on last day of the 14/th/ week of such fiscal year, (y) the second and third fiscal quarters in each fiscal year to end on the last day of the 26/th/ and 38/th/ weeks, respectively, of such fiscal year and (z) the fourth fiscal quarter in each fiscal year to end on the last day of the 52nd week (or in the case of the fiscal year ending on the Friday nearest to December 31, 2004, the 53rd week) of such fiscal year. The Borrower will, for financial reporting purposes, cause (i) Pacer Logistics' and each of its Subsidiaries' fiscal years to end on December 31 of each calendar year and
(ii) Pacer Logistics' and each of its Subsidiaries' fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

          8.11  Additional Security; Further Assurances.  (a)  The Borrower
                ---------------------------------------
will, and will cause each of its Wholly-Owned Domestic Subsidiaries (and to the extent Section 8.12 is operative, each of its Wholly-Owned Foreign Subsidiaries) to, grant to the Collateral Agent security interests and mortgages in such assets and real property of the Borrower and its Subsidiaries as are not covered by the original Security Documents, in each case to the extent requested from time to time by the Administrative Agent or the Required Banks (collectively, the "Additional Security Documents"). All such security interests and mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Collateral Agent and shall constitute valid and enforceable perfected security interests, hypothecations and mortgages superior to and prior to the rights of all third Persons and enforceable as against third parties and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full. Notwithstanding the foregoing, this Section 8.11(a) shall not apply to (and the Borrower and its Subsidiaries shall not be required to grant a mortgage in) any Real Property the fair market value of which (as determined in good faith by senior management of the Borrower) is less than $5,000,000.

          (b) The Borrower will, and will cause each of its Subsidiaries to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require (including, without limitation, (x) reregistering the certificate of title of any Tractor Trailer in any state in which such Tractor Trailer primarily operates, to the extent the Collateral Agent determines, in its reasonable discretion, that such action is required to ensure the perfection or the enforceability as against third parties of its security interest in such Collateral and (y) furnishing a schedule of all units of Rolling Stock owned by the Borrower and its Subsidiaries and the serial or other identification number assigned to each such unit). Furthermore, the Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section 8.11 has been complied with.

          (c)   The Borrower agrees that each action required above by this
Section 8.11 shall be completed as soon as possible, but in no event later than 90 days after such action is either requested to be taken by the Administrative Agent, the Collateral Agent or the Required Banks or required to be taken by the Borrower and its Subsidiaries pursuant to the terms of this Section 8.11; provided that in no event will the Borrower or any of its Subsidiaries be
--------
required to take any action, other than using its commercially reasonable efforts, to obtain consents from third parties with respect to its compliance with this Section 8.11.

          8.12  Foreign Subsidiaries Security.  If following a change in the
                -----------------------------
relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the Borrower reasonably acceptable to the Administrative Agent does not within 30 days after a request from the Administrative Agent or the Required Banks deliver evidence, in form and substance mutually satisfactory to the Administrative Agent and the Borrower, with respect to any Foreign Subsidiary (and in the case of clause (i) below, any Foreign Unrestricted Subsidiary) of the Borrower which has not already had all of its stock pledged pursuant to the Pledge Agreement that (i) a pledge of more than 66-2/3% of the total combined voting power of all classes of capital stock of such Foreign Subsidiary (or Foreign Unrestricted Subsidiary) entitled to vote, (ii) the entering into by such Foreign Subsidiary of a security agreement in substantially the form of the Security Agreement,
(iii) the entering into by such Foreign Subsidiary of a pledge agreement in substantially the form of the Pledge Agreement and (iv) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Subsidiaries Guaranty, in any such case could reasonably be expected to cause
(I) the undistributed earnings of such Foreign Subsidiary (or Foreign Unrestricted Subsidiary) as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's (or Foreign Unrestricted Subsidiary's) United States parent for Federal income tax purposes or (II) other material adverse Federal income tax consequences to the Credit Parties, then in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's (or Foreign Unrestricted Subsidiary's, as the case may be) outstanding capital stock so issued by such Foreign Subsidiary (or Foreign Unrestricted Subsidiary, as the case may be), in each case not theretofore pledged pursuant to the Pledge Agreement shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement (or another pledge agreement in substantially similar form, if needed), and in the case of a failure to deliver the evidence described in clause (ii) or (iii) above, such Foreign Subsidiary (to the extent same is a Wholly-Owned Foreign Subsidiary) shall execute and deliver the Security Agreement (or another security agreement in substantially similar form, if needed) or the Pledge Agreement (or another pledge agreement in substantially similar form, if needed), as the case may be, granting to the Collateral Agent for the benefit of the Secured Creditors a security interest in all of such Foreign Subsidiary's assets or the capital stock and promissory notes owned by such Foreign Subsidiary, as the case may be, and securing the obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement and, in the event the Subsidiaries Guaranty shall have been executed by such Foreign Subsidiary, the obligations of such Foreign Subsidiary thereunder, and in the case of a failure to deliver the evidence described in clause (iv) above, such Foreign Subsidiary (to the extent same is a Wholly-Owned Foreign Subsidiary) shall execute and deliver the Subsidiaries Guaranty (or another guaranty in substantially similar form, if needed), guaranteeing the obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement, in each case to the extent that the entering into of such Security Agreement, Pledge Agreement or Subsidiaries Guaranty (or substantially similar document) is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 8.12 to be in form and substance reasonably satisfactory to the Administrative Agent and/or the Collateral Agent.

          8.13  Use of Proceeds.  All proceeds of the Loans shall be used as
                ---------------
provided in Section 7.05.

          8.14  Permitted Acquisitions.  (a)  Subject to the provisions of this
                ----------------------
Section 8.14 and the requirements contained in the definition of Permitted Acquisition, the Borrower and any of its Wholly-Owned Domestic Subsidiaries may from time to time effect Permitted Acquisitions, so long as (in each case except to the extent the Required Banks otherwise specifically agree in writing in the case of a specific Permitted Acquisition): (i) no Default or Event of Default shall be in existence at the time of the consummation of the proposed Permitted Acquisition or immediately after giving effect thereto; (ii) the Borrower shall have given the Administrative Agent and the Banks at least 5 Business Days' prior written notice of any Permitted Acquisition; (iii) calculations are made by the Borrower of compliance with the covenants contained in Sections 9.09 and
9.10 (in each case, giving effect to the last sentence appearing therein) for the period of four consecutive fiscal quarters (taken as one accounting period) most recently ended prior to the date of such Permitted Acquisition (each, a "Calculation Period"), on a Pro Forma Basis as if the respective Permitted
                            --- -----
Acquisition (as well as all other Permitted Acquisitions theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period, and such recalculations shall show that such financial covenants would have been complied with if the Permitted Acquisition had occurred on the first day of such Calculation Period (for this purpose, if the first day of the respective Calculation Period occurs prior to the Initial Borrowing Date, calculated as if the covenants contained in said Sections 9.09 and 9.10 (in each case, giving effect to the last sentence appearing therein) had been applicable from the first day of the Calculation Period); (iv) based on good faith projections prepared by the Borrower for the period from the date of the consummation of the Permitted Acquisition to the date which is one year thereafter, the level of financial performance measured by the covenants set forth in Sections 9.09 and 9.10 (in each case, giving effect to the last sentence appearing therein) shall be better than or equal to such level as would be required to provide that no Default or Event of Default would exist under the financial covenants contained in Sections 9.09 and 9.10 (in each case, giving effect to the last sentence appearing therein) through the date which is one year from the date of the consummation of the respective Permitted Acquisition;
(v) calculations are made by the Borrower demonstrating compliance with an Adjusted Senior Leverage Ratio not to exceed 3.00:1.0 on the last day of the relevant Calculation Period, on a Pro Forma Basis as if the respective Permitted
                                  --- -----
Acquisition (as well as all other Permitted Acquisitions theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period; (vi) the Maximum Permitted Consideration payable in connection with the proposed Permitted Acquisition does not exceed $25,000,000 (or, in the case of the acquisition of Conex pursuant to a Permitted Acquisition, $40,000,000); (vii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; (viii) the Borrower provides to the Administrative Agent and the Banks as soon as available but not later than 5 Business Days after the execution thereof, a copy of any executed purchase agreement or similar agreement with respect to such Permitted Acquisition; (ix) after giving effect to such Permitted Acquisition and the payment of all post-closing purchase price adjustments required (in the good faith determination of the Borrower) in connection with such Permitted Acquisition (and all other Permitted Acquisitions for which such purchase price adjustments may be required to be made) and all capital expenditures (and the financing thereof) reasonably anticipated by the Borrower to be made in the business acquired pursuant to such Permitted Acquisition within the 90-day period (such period for any Permitted Acquisition, a "Post-Closing Period") following such Permitted Acquisition (and in the businesses acquired pursuant to all other Permitted Acquisitions with Post-Closing Periods ended during the Post-Closing Period of such Permitted Acquisition), the Total Unutilized Revolving Loan Commitment shall equal or exceed $15,000,000; and (x) the Borrower shall have delivered to the Administrative Agent an officer's certificate executed by an Authorized Officer of the Borrower, certifying to the best of his knowledge, compliance with the requirements of preceding clauses (i) through (ix), inclusive, and containing the calculations required by the preceding clauses (iii), (iv), (v), (vi) and (ix); provided, however, that so
                                                   --------  -------
long as (x) the Maximum Permitted Consideration payable in connection with the proposed Permitted Acquisition does not exceed $2,500,000 and (y) the Maximum Permitted Consideration paid in connection with the proposed Permitted Acquisition, when combined with the Maximum Permitted Consideration paid in connection with all other Permitted Acquisitions consummated in the same fiscal quarter as such proposed Permitted Acquisition, does not exceed $5,000,000, the Borrower shall not be required to comply with clauses (ii) and (viii) above in connection with such Permitted Acquisition and the officer's certificate otherwise required to be delivered pursuant to clause (x) above shall instead be delivered to the Administrative Agent within 45 days following the end of the fiscal quarter in which such Permitted Acquisition is consummated.

          (b) At the time of each Permitted Acquisition involving the creation or acquisition of a Subsidiary, or the acquisition of capital stock or other equity interest of any Person, the capital stock or other equity interests thereof created or acquired in connection with such Permitted Acquisition shall be pledged for the benefit of the Secured Creditors pursuant to the Pledge Agreement in accordance with the requirements of Section 9.15.

          (c) The Borrower shall cause each Subsidiary which is formed to effect, or is acquired pursuant to, a Permitted Acquisition to comply with, and to execute and deliver, all of the documentation required by, Sections 8.11 and 9.15, to the reasonable satisfaction of the Administrative Agent.

          (d) The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by the Borrower that the certifications by the Borrower (or by one or more of its Authorized Officers) pursuant to Section 8.14(a) are true and correct and that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 6 and 10.

          8.15  Performance of Obligations.  The Borrower will, and will cause
                --------------------------
each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, deed of trust, indenture, loan agreement or credit agreement and each other material agreement, contract or instrument by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          8.16  Maintenance of Company Separateness.  The Borrower will, and
                -----------------------------------
will cause each of its Subsidiaries and Unrestricted Subsidiaries to, satisfy customary Company formalities, including, as applicable, the holding of regular board of directors' and shareholders' meetings or action by directors or shareholders without a meeting and the maintenance of Company offices and records. Neither the Borrower nor any of its Subsidiaries shall make any payment to a creditor of any Unrestricted Subsidiary in respect of any liability of any Unrestricted Subsidiary, and no bank account of any Unrestricted Subsidiary shall be commingled with any bank account of the Borrower or any of its Subsidiaries. Any financial statements distributed to any creditors of any Unrestricted Subsidiary shall clearly establish or indicate the Company separateness of such Unrestricted Subsidiary from the Borrower and its Subsidiaries. Finally, neither the Borrower nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the Company existence of the Borrower or any of its Subsidiaries or Unrestricted Subsidiaries being ignored, or in the assets and liabilities of the Borrower or any of its Subsidiaries being substantively consolidated with those of any other such Person or any Unrestricted Subsidiary in a bankruptcy, reorganization or other insolvency proceeding.

          8.17  Year 2000 Compliance.  The Borrower will ensure that its
                --------------------
Information Systems and Equipment are at all times after November 15, 1999 Year 2000 Compliant in all material respects, and shall notify the Administrative Agent and each Bank promptly upon detecting any failure of the Information Systems and Equipment to be Year 2000 Compliant. In addition, the Borrower shall provide the Administrative Agent and each Bank with such information about its year 2000 computer readiness (including, without limitation, information as to contingency plans, budgets and testing results) as the Administrative Agent or such Bank shall reasonably request.

          8.18  338(h)(10) Election. The Borrower will timely file or shall
                --------------------
cause to be timely filed all forms required to be filed to effect a valid election under Section 338(h)(10) of the Code with respect to the Recapitalization, and the Borrower will timely satisfy or will cause to be timely satisfied any requirements imposed by any state or local government to give effect to an election analogous to the foregoing Section 338(h)(10) election for all applicable state or local tax purposes.

          8.19  Name Change.  Immediately after giving effect to the Pacer
                ------------
Logistics Acquisition, the Borrower shall cause an amendment to the Certificate of Incorporation of Pacer

Logistics to be filed with the Secretary of State of the State of Delaware, which amendment shall change the name of Pacer Logistics from "Pacer International, Inc." to "Pacer Logistics, Inc."

          SECTION 9.  Negative Covenants.  The Borrower hereby covenants and
                      ------------------
agrees that as of the Initial Borrowing Date and thereafter for so long as this Agreement is in effect and until the Total Commitment has terminated, no Letters of Credit or Notes are outstanding and the Loans, together with interest, Fees and all other Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder, are paid in full:

          9.01  Changes in Business.  (a)  The Borrower will not, and will not
                -------------------
permit any of its Subsidiaries to, engage directly or indirectly in any business other than a Permitted Business.

          (b) No Unrestricted Subsidiary shall engage (directly or indirectly) in any business other than a Permitted Business.

          9.02  Consolidation; Merger; Sale or Purchase of Assets; etc.  The
                -------------------------------------------------------
Borrower will not, nor will the Borrower permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger, amalgamation or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets (other than inventory in the ordinary course of business), or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials, general intangibles, equipment, goods and services in the ordinary course of business) of any Person or agree to do any of the foregoing at any future time, except that the following shall be permitted:

          (a) the Borrower and its Subsidiaries may, as lessee, enter into operating leases in the ordinary course of business with respect to real, personal, movable or immovable property;

          (b) Capital Expenditures by the Borrower and its Subsidiaries to the extent not in violation of Section 9.11;

          (c) Investments permitted pursuant to Section 9.05 and the disposition or liquidation of Cash Equivalents in the ordinary course of business;

          (d) the Borrower and any of its Subsidiaries may sell or otherwise dispose of assets (excluding capital stock of, or other equity interests in, Subsidiaries, Joint Ventures and Unrestricted Subsidiaries) which, in the reasonable opinion of such Person, are obsolete, uneconomic or no longer useful in the conduct of such Person's business, provided that
                                                             --------
     except with respect to asset dispositions or transfers arising out of, or in connection with, the events described in clauses (i) and (ii) of the definition of Recovery Event, (w) each such sale or disposition shall be for an amount at least equal to the fair market value thereof (as determined in good faith by senior management of the Borrower), (x) to the extent any such sale or disposition generates Net Sale Proceeds equal to or greater than $250,000, such sale or disposition (I) results in consideration at least 80% of which (taking into account the amount of cash, the principal amount of any promissory notes and the fair market value, as determined by the Borrower in good faith, of any other consideration) shall be in the form of cash or (II) in the case of an asset or assets subject to Capitalized Lease Obligations, results in the assumption of all of the Capitalized Lease Obligations or other purchase money obligations of the Borrower or such Subsidiary in respect of such asset by the purchaser thereof, (y) the aggregate Net Sale Proceeds from all assets sold or otherwise disposed of pursuant to this clause (d), when added to the aggregate amount of all Capitalized Lease Obligations and all other purchase money obligations assigned in connection with all assets sold or otherwise disposed of pursuant to this clause (d) shall not exceed $10,000,000 in the aggregate in any fiscal year of the Borrower and (z) in the case of any sale or disposition of an asset constituting an Asset Sale, the Net Sale Proceeds therefrom are either applied to repay Term Loans and/or reduce the Total Revolving Loan Commitment as provided in Section 4.02(c) or reinvested in replacement assets or retained to the extent permitted by Section 4.02(c) and/or the other relevant provisions of this Agreement;

          (e) any Subsidiary of the Borrower may convey, lease, license, sell or otherwise transfer all or any part of its business, properties and assets to the Borrower or to any Subsidiary Guarantor, so long as any security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets so transferred shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer) and all actions required to maintain said perfected status have been taken;

          (f) any Subsidiary of the Borrower may merge with and into, or be dissolved or liquidated into, the Borrower or any Subsidiary Guarantor, so long as (i) the Borrower or such Subsidiary Guarantor is the surviving corporation of any such merger, dissolution or liquidation and (ii) any security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation) and all actions required to maintain said perfected status have been taken;

          (g) any Foreign Subsidiary may be merged or amalgamated with and into, or be dissolved or liquidated into, or transfer any of its assets to, any Wholly-Owned Foreign Subsidiary of the Borrower, so long as (i) such Wholly-Owned Foreign Subsidiary is the surviving corporation of any such merger, amalgamation, dissolution or liquidation and (ii) any security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Wholly-Owned Foreign Subsidiary and such Foreign Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, amalgamation, dissolution, liquidation or transfer) and all actions required to maintain said perfected status have been taken;

          (h) the Borrower and its Wholly-Owned Domestic Subsidiaries shall be permitted to make Permitted Acquisitions, so long as such Permitted Acquisitions are effected in accordance with the requirements of Section 8.14;

          (i) the Recapitalization, the Pacer Logistics Acquisition and the Sale-Leaseback Transaction shall be permitted to the extent consummated in accordance with the relevant requirements of Section 5.08 of this Agreement;

          (j) the Borrower and its Subsidiaries may, in the ordinary course of business, license, as licensor or licensee, patents, trademarks, copyrights and know-how to or from third Persons or one another, so long as any such license by the Borrower or any of its Subsidiaries in its capacity as licensor is permitted to be assigned pursuant to the Security Agreement (to the extent that a security interest in such patents, trademarks, copyrights and know-how is granted thereunder) and does not otherwise prohibit the granting of a Lien by the Borrower or any of its Subsidiaries pursuant to the Security Agreement in the intellectual property covered by such license;

          (k) the Borrower and its Domestic Subsidiaries may transfer assets to Wholly-Owned Foreign Subsidiaries, so long as (x) no Default or Event of Default exists as the time of the respective transfer and (y) the aggregate fair market value of all such assets so transferred (determined in good faith by the Board of Directors or senior management of the Borrower) to all such Foreign Subsidiaries on and after the Effective Date does not exceed the sum of (i) $7,500,000 plus (ii) the aggregate fair market value
                                      ----
     of all assets of Foreign Subsidiaries of the Borrower (as determined in good faith by senior management of the Borrower) transferred by such Foreign Subsidiaries to the Borrower and any Subsidiary Guarantor pursuant to Section 9.02(e) after the Effective Date;

          (l) the Borrower and any of its Subsidiaries may sell or otherwise dispose of the capital stock of, or other equity interests in, any of their respective Subsidiaries, Joint Ventures and Unrestricted Subsidiaries, provided that (v) in the case of a sale or other disposition of the capital
     --------
     stock or other equity interests of any Wholly-Owned Subsidiary of the Borrower, 100% of the capital stock or other equity interests of such Subsidiary shall be so sold or disposed of, (w) each such sale or disposition shall be for an amount at least equal to the fair market value thereof (as determined in good faith by senior management of the Borrower),
     (x) each such sale results in consideration at least 80% of which (taking into account the amount of cash, the principal amount of any promissory notes and the fair market value, as determined by the Borrower in good faith, of any other consideration) shall be in the form of cash, (y) the aggregate Net Sale Proceeds of all assets sold or otherwise disposed of pursuant to this clause (l) after the Effective Date shall not exceed $15,000,000 in the aggregate and (z) the Net Sale Proceeds therefrom are either applied to repay Term Loans and/or reduce the Total Revolving Loan Commitment as provided in Section 4.02(c) or reinvested in replacement assets or retained to the extent permitted by Section 4.02(c) and/or the other relevant provisions of this Agreement;

          (m) the Borrower and its Subsidiaries may enter into agreements to effect acquisitions and dispositions of stock or assets, so long as the respective transaction is permitted pursuant to the provisions of this
     Section 9.02; provided that the Borrower and its Subsidiaries may enter
                   --------
     into agreements to effect acquisitions and dispositions of capital stock or assets in transactions not permitted by the provisions of this Section 9.02 at the time the respective agreement is entered into, so long as in the case of each such agreement, such agreement shall be expressly conditioned upon obtaining the requisite consent of the Required Banks under this Agreement or the repayment of all Obligations hereunder as a condition precedent to the consummation of the respective transaction and, if for any reason the transaction is not consummated because of a failure to obtain such consent, the aggregate liability of the Borrower and its Subsidiaries under any such agreement shall not exceed $2,500,000; and

          (n) the Borrower or any of its Subsidiaries may effect Permitted Sale-Leaseback Transactions in accordance with the definition thereof; provided that (x) the aggregate amount of all proceeds received by the
     --------
     Borrower and its Subsidiaries from all Permitted Sale-Leaseback Transactions consummated on and after the Effective Date shall not exceed $15,000,000 and (y) the Net Sale Proceeds therefrom are applied to repay Term Loans and/or reduce the Total Revolving Loan Commitment as provided in
     Section 4.02(c) or reinvested in replacement assets or retained to the extent permitted by Section 4.02(c).

To the extent the Required Banks waive the provisions of this Section 9.02 with respect to the sale or other disposition of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 9.02, such Collateral (unless transferred to the Borrower or a Subsidiary thereof) shall (except as otherwise provided above) be sold or otherwise disposed of free and clear of the Liens created by the Security Documents and the Administrative Agent shall take such actions (including, without limitation, directing the Collateral Agent to take such actions) as are appropriate in connection therewith.

          9.03  Liens.  The Borrower will not, and will not permit any of its
                -----
Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible, movable or immovable) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to the Borrower or any of its Subsidiaries) or assign any right to receive income, except for the following (collectively, the "Permitted Liens"):

          (a) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

          (b) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law which were incurred in the ordinary course of business and which have not arisen to secure Indebtedness for borrowed money, such as carriers', materialmen's, warehousemen's and mechanics' Liens, statutory and common law landlord's Liens, and other similar Liens arising in the ordinary course of business, and which either (x) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

          (c) Liens created by or pursuant to this Agreement and the Security Documents;

          (d) Liens in existence on the Initial Borrowing Date which are listed, and the property subject thereto described, in Schedule IX, without giving effect to any extensions or renewals thereof;

          (e) Liens arising from judgments, decrees, awards or attachments in circumstances not constituting an Event of Default under Section 10.09, provided that the amount of cash and property (determined on a fair market
     --------
     value basis) deposited or delivered to secure the respective judgment or decree or subject to attachment shall not exceed $5,000,000 at any time;

          (f) Liens (other than any Lien imposed by ERISA) (x) incurred or deposits made in the ordinary course of business of the Borrower and its Subsidiaries in connection with workers' compensation, unemployment insurance and other types of social security, (y) to secure the performance by the Borrower and its Subsidiaries of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (z) to secure the performance by the Borrower and its Subsidiaries of leases of Real Property, to the extent incurred or made in the ordinary course of business consistent with past practices, provided that the aggregate amount
                                              --------
     of deposits at any time pursuant to sub-clauses (y) and (z) above shall not exceed $5,000,000 in the aggregate;

          (g) licenses, sublicenses, leases or subleases granted to third Persons in the ordinary course of business not interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

          (h) easements, rights-of-way, restrictions, minor defects or irregularities in title, encroachments and other similar charges or encumbrances, in each case not securing Indebtedness and not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (i) Liens arising from precautionary UCC financing statements regarding operating leases;

          (j)   Liens created pursuant to Capital Leases permitted pursuant to
     Section 9.04(d), provided that (x) such Liens only serve to secure the
                      --------
     payment of Indebtedness arising under such Capitalized Lease Obligation (and other Indebtedness permitted by Section 9.04(d) and incurred from the same Person as such Indebtedness) and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any of its Subsidiaries (other than other assets subject to Capitalized Lease Obligations and/or Indebtedness incurred pursuant to Section 9.04(d), in each case owing to the same Person as such Capitalized Lease Obligation);

          (k)   Permitted Encumbrances;

          (l) Liens arising pursuant to purchase money mortgages or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) of assets acquired after the Effective Date, provided that (i)
                                                            --------
     any such Liens attach only to the assets so purchased, upgrades thereon and, if the asset so purchased is an upgrade, the original asset itself (and such other assets financed by the same financing source), (ii) the Indebtedness (other than Indebtedness incurred from the same financing source to purchase other assets and excluding Indebtedness representing obligations to pay installation and delivery charges for the property so purchased) secured by any such Lien does not exceed 100%, nor is less than 80%, of the lesser of the fair market value or the purchase price of the property being purchased at the time of the incurrence of such Indebtedness and (iii) the Indebtedness secured thereby is permitted to be incurred pursuant to Section 9.04(d);

          (m) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, provided that (i) any Indebtedness that is secured by such
                  --------
     Liens is permitted to exist under Section 9.04(d), and (ii) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of the Borrower or any of its Subsidiaries;

          (n) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business; and

          (o) additional Liens incurred by the Borrower and its Subsidiaries, so long as the value of the property subject to such Liens, and the Indebtedness and other obligations secured thereby, do not exceed $5,000,000.

          9.04  Indebtedness.  The Borrower will not, and will not permit any of
                ------------
its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

          (b) Existing Indebtedness outstanding on the Initial Borrowing Date and listed on Schedule IV (as reduced by any repayments thereof before, on or after the Initial Borrowing Date), without giving effect to any subsequent extension, renewal or refinancing thereof;

          (c) Indebtedness under (i) Interest Rate Protection Agreements entered into to protect the Borrower against fluctuations in interest rates in respect of Indebtedness otherwise permitted under this Agreement or (ii) Other Hedging Agreements providing protection against fluctuations in currency values in connection with the Borrower's or any of its Subsidiaries' operations, so long as management of the Borrower or such Subsidiary, as the case may be, has determined that the entering into of any such Other Hedging Agreement is a bona fide hedging activity (and is not for speculative purposes) and is in the ordinary course of business and consistent with its past practices;

          (d) (x) Indebtedness of a Subsidiary acquired pursuant to a Permitted Acquisition (or Indebtedness assumed by the Borrower or any Wholly-Owned Domestic Subsidiary pursuant to a Permitted Acquisition as a result of a merger or consolidation or the acquisition of an asset securing such Indebtedness) (the "Permitted Acquired Debt"), so long as (i) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition and (ii) such Indebtedness does not constitute debt for borrowed money (except to the extent such Indebtedness cannot be repaid in accordance with its terms at the time of its assumption pursuant to such Permitted Acquisition (without the payment of a penalty or premium) and the aggregate principal amount of all such Indebtedness for borrowed money permitted pursuant to this parenthetical does not exceed $15,000,000), it being understood and agreed that Capitalized Lease Obligations and purchase money Indebtedness shall not constitute debt for borrowed money for purposes of this clause (ii) and (y) Capitalized Lease Obligations and Indebtedness of the Borrower and its Subsidiaries representing purchase money Indebtedness secured by Liens permitted pursuant to Section 9.03(l), provided, that the sum of (I) the
                                            --------
     aggregate principal amount of all Permitted Acquired Debt at any time outstanding plus (II) the aggregate amount of Capitalized Lease Obligations
                 ----
     incurred on and after the Initial Borrowing Date and outstanding at any time (including Indebtedness evidenced by Capitalized Lease Obligations arising from Permitted Sale-Leaseback Transactions) plus (III) the
                                                         ----
     aggregate principal amount of all such purchase money Indebtedness incurred on and after the Initial Borrowing Date and outstanding at any time, shall not exceed $20,000,000;

          (e) Indebtedness constituting Intercompany Loans to the extent permitted by Section 9.05(f);

          (f) Permitted Subordinated Refinancing Indebtedness, so long as no Default or Event of Default is in existence at the time of any incurrence thereof and immediately after giving effect thereto;

          (g) unsecured Indebtedness of the Borrower and the Subsidiary Guarantors incurred under the Senior Subordinated Notes and the other Senior Subordinated Notes Documents in an aggregate principal amount not to exceed $150,000,000 less the amount of any repayments of principal thereof
                         ----
     after the Initial Borrowing Date;

          (h) Indebtedness of the Borrower or any of its Subsidiaries which may be deemed to exist in connection with agreements providing for indemnification, purchase price adjustments and similar obligations in connection with acquisitions or sales of assets and/or businesses effected in accordance with the requirements of this Agreement (so long as any such obligations are those of the Person making the respective acquisition or sale, and are not guaranteed by any other Person);

          (i) Contingent Obligations of (x) the Borrower or any of its Subsidiaries as a guarantor of the lessee under any lease pursuant to which the Borrower or any of its Wholly-Owned Subsidiaries is the lessee so long as such lease is otherwise permitted hereunder, (y) the Borrower or any of its Subsidiaries as a guarantor of any Capitalized Lease Obligation to which a Joint Venture is a party or any contract entered into by such Joint Venture in the ordinary course of business; provided that the maximum
                                                 --------
     liability of the Borrower or any of its Subsidiaries in respect of any obligations as described pursuant to preceding clause (y) is permitted as an Investment on such date pursuant to the requirements of Section 9.05(l) and (z) the Borrower which may be deemed to exist pursuant to acquisition agreements entered into in connection with Permitted Acquisitions (including any obligation to pay the purchase price therefor and any indemnification, purchase price adjustment and similar obligations);

          (j) Indebtedness with respect to performance bonds, surety bonds, appeal bonds or customs bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of the Borrower or any of its Subsidiaries or in connection with judgments that do not result in a Default or an Event of Default, provided that the aggregate
                                                 --------
     outstanding amount of all such performance bonds, surety bonds, appeal bonds and customs bonds permitted by this subsection (j) shall not at any time exceed $5,000,000;

          (k) Indebtedness of the Borrower under the Shareholder Subordinated Notes issued after the Effective Date in connection with a redemption or repurchase of Borrower Common Stock pursuant to Section 9.06(ii); and

          (l) (x) Permitted Subordinated Indebtedness incurred in accordance with the requirements of the definition thereof and (y) additional unsecured Indebtedness of the Borrower and its Subsidiaries not otherwise permitted pursuant to this Section 9.04, so long as the aggregate principal amount of all Indebtedness permitted by this clause (l), when added to the aggregate liquidation preference for all Disqualified Preferred Stock issued after the Initial Borrowing Date pursuant to Section 9.13(c), does not exceed $25,000,000 at any time outstanding.

          9.05  Advances; Investments; Loans.  The Borrower will not, and will
                ----------------------------
not permit any of its Subsidiaries to, lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (any of the foregoing, an "Investment"), except:

          (a) the Borrower and its Subsidiaries may invest in cash and Cash Equivalents, provided that during any time that (i) Revolving Loans or
                  --------
     Swingline Loans are outstanding and (ii) the Total Revolving Loan Commitment exceeds $40,000,000, the aggregate amount of cash and Cash Equivalents held by the Borrower and its Subsidiaries shall not exceed $10,000,000 for any period of three consecutive Business Days;

          (b) the Borrower and its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including the dating of receivables) of the Borrower or such Subsidiary;

          (c) the Borrower and its Subsidiaries may acquire and own investments (including debt obligations and equity securities) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (d) Interest Rate Protection Agreements and Other Hedging Agreements entered into in compliance with Section 9.04(c) shall be permitted;

          (e) advances, loans and investments in existence on the Initial Borrowing Date and listed on Schedule VI shall be permitted, without giving effect to any additions thereto or replacements thereof, it being understood that any additional Investments made with respect to such existing Investments shall be permitted only if independently justified under the other provisions of this Section 9.05;

          (f) any Credit Party may make intercompany loans and advances to any other Credit Party and any Foreign Subsidiary (collectively, "Intercompany Loans"), provided, that (w) at no time shall the aggregate outstanding
              --------
     principal amount of all Intercompany Loans made pursuant to this clause (f) by the Credit Parties to Foreign Subsidiaries, when added to the amount of contributions, capitalizations and forgivenesses theretofore made pursuant to Section 9.05(p), exceed $10,000,000 (determined without regard to any write-downs or write-offs of such loans and advances), (x) each Intercompany Loan shall be evidenced by an Intercompany Note and (y) each such Intercompany Note shall be pledged to the Collateral Agent pursuant to the Pledge Agreement;

          (g) loans and advances by the Borrower and its Subsidiaries to employees of the Borrower and its Subsidiaries in connection with relocations, purchases by such employees of Borrower Common Stock or options or similar rights to purchase Borrower Common Stock and other ordinary course of business purposes (including travel and entertainment expenses) shall be permitted, so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $5,000,000;

          (h) the Borrower may acquire and hold obligations of one or more officers or other employees of the Borrower or its Subsidiaries in connection with such officers' or employees' acquisition of shares of Borrower Common Stock, so long as no cash is actually advanced by the Borrower or any of its Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

          (i) the Recapitalization and the Pacer Logistics Acquisition shall be permitted to be consummated in accordance with the requirements of
     Section 5.08;

          (j) the Borrower and any of its Wholly-Owned Domestic Subsidiaries may make Permitted Acquisitions in accordance with the relevant requirements of Section 8.14 and the component definitions as used therein;

          (k) the Borrower and its Subsidiaries may own the capital stock of their respective Subsidiaries created or acquired in accordance with the terms of this Agreement (so long as all amounts invested in such Subsidiaries are independently justified under another provision of this
     Section 9.05);

          (l) so long as no Default or Event of Default exists or would exist immediately after giving effect to the respective Investment, the Borrower and its Wholly-Owned Domestic Subsidiaries shall be permitted to make Investments in any Joint Venture or any Unrestricted Subsidiary on any date in an amount not to exceed the Available Basket Amount on such date (after giving effect to all prior and contemporaneous adjustments thereto, except as a result of such Investment), it being understood and agreed that (i) to the extent the Borrower or one or more other Credit Parties (after the respective Investment has been made) receives a cash return from the respective Joint Venture or Unrestricted Subsidiary of amounts previously invested pursuant to this clause (l) (which cash return may be made by way of repayment of principal in the case of loans and cash equity returns (whether as a distribution, dividend or redemption) in the case of equity investments) or a return in the form of an asset distribution from the respective Joint Venture or Unrestricted Subsidiary of any asset previously contributed pursuant to this clause (l), then the amount of such cash return of investment or the fair market value of such distributed asset (as determined in good faith by senior management of the Borrower), as the case may be, shall, upon the Administrative Agent's receipt of a certification of the amount of the return of investment from an Authorized Officer, apply to increase the Available Basket Amount, provided that the aggregate amount
                                              --------
     of increases to the Available Basket Amount described above shall not exceed the amount of returned investment and, in no event, shall the amount of the increases made to the Available Basket Amount in respect of any Investment exceed the amount previously invested pursuant to this clause (l);

          (m) the Borrower and its Subsidiaries may receive and hold promissory notes and other non-cash consideration received in connection with any asset sale permitted by Sections 9.02(d) and (l);

          (n) the Borrower and its Subsidiaries may convey, lease, license, sell or otherwise transfer or acquire assets and properties to the extent permitted by Sections 9.02(e), (f), (g), (k) and (n);

          (o) the Borrower and its Subsidiaries may make advances in the form of a prepayment of expenses, so long as such expenses were incurred in the ordinary course of business and are being paid in accordance with customary trade terms of the Borrower or such Subsidiary;

          (p) the Borrower and its Domestic Subsidiaries may make cash capital contributions to Foreign Subsidiaries, and may capitalize or forgive any Indebtedness owed to them by a Foreign Subsidiary and outstanding under clause (f) of this Section 9.05, provided that the aggregate amount of such
                                      --------
     contributions, capitalizations and forgiveness on and after the Initial Borrowing Date, when added to the aggregate outstanding principal amount of Intercompany Loans made to Foreign Subsidiaries under such clause (f) (determined without regard to any write-downs or write-offs thereof) shall not exceed an amount equal to $10,000,000;

          (q) the Borrower and any Subsidiary Guarantor may make cash equity contributions to any Subsidiary Guarantor; and

          (r) in addition to investments permitted by clauses (a) through (q) of this Section 9.05, the Borrower and its Subsidiaries may make additional loans, advances and other Investments to or in a Person in an aggregate amount for all loans, advances and other Investments made pursuant to this clause (r) (determined without regard to any write-downs or write-offs thereof), net of cash repayments of principal in the case of loans, sale proceeds in the case of Investments in the form of debt instruments and cash equity returns (whether as a distribution, dividend, redemption or sale) in the case of equity investments, not to exceed $15,000,000 at any time outstanding.

          9.06  Dividends; etc.  The Borrower will not, and will not permit any
                ---------------
of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in common stock of the Borrower or any such Subsidiary, as the case may be) or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock, now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, and the Borrower will not permit any of its

Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of the Borrower or any other Subsidiary, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing "Dividends"), except that:

          (i) any Subsidiary of the Borrower may pay Dividends to the Borrower or any Subsidiary Guarantor;

          (ii) the Borrower may redeem or purchase shares of Borrower Common Stock or options to purchase Borrower Common Stock, as the case may be, held by former employees of the Borrower or any of its Subsidiaries following the termination of their employment (by death, disability or otherwise), provided that (x) the only consideration paid by the Borrower
                 --------
     in respect of such redemptions and/or purchases shall be cash, forgiveness of liabilities and/or Shareholder Subordinated Notes, (y) the sum of (A) the aggregate amount paid by the Borrower in cash in respect of all such redemptions and/or purchases plus (B) the aggregate amount of liabilities so forgiven and (C) the aggregate amount of all cash principal and interest payments made on Shareholder Subordinated Notes, in each case after the Initial Borrowing Date, shall not exceed $5,000,000, and (z) at the time of any cash payment or forgiveness of liabilities permitted to be made pursuant to this Section 9.06(ii), including any cash payment under a Shareholder Subordinated Note, no Default or Event of Default shall then exist or result therefrom;

          (iii) so long as no Default or Event of Default exists or would result therefrom, the Borrower may pay regularly accruing cash Dividends on Disqualified Preferred Stock issued pursuant to Section 9.13(c), with such Dividends to be paid in accordance with the terms of the respective certificate of designation therefor;

          (iv) any Subsidiary of the Borrower that is not a Wholly-Owned Subsidiary may pay cash Dividends to its shareholders or partners generally, so long as the Borrower or its respective Subsidiary which owns the equity interest or interests in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holdings of equity interest in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests in such Subsidiary or the terms of any agreements applicable thereto);

          (v)   the Recapitalization shall be permitted; and

          (vi) Pacer Logistics may pay regularly accruing Dividends with respect to Pacer Logistics Preferred Stock through the issuance of additional shares of Pacer Logistics Preferred Stock in accordance with the terms of the relevant Equity Financing Documents governing the same;

          (vii) to the extent the issuance of Borrower Exchange PIK Preferred Stock or Borrower Common Stock in exchange for Pacer Logistics Preferred Stock may be deemed to constitute a Dividend, same shall be permitted so long as (x) in the case of any such issuance of Borrower Exchange PIK Preferred Stock, any such issuance (and exchange) is consummated in accordance (and consistent) with the requirements of Section 9.13(e) and (y) in the case of any issuance of Borrower Common Stock, any such issuance (and exchange) is consummated in accordance with (and consistent) with the requirements of the relevant Equity Financing Documents governing the Pacer Logistics Preferred Stock;

          (viii) on and after the issuance of Borrower Exchange PIK Preferred Stock in accordance with the requirements of Section 9.13(e), the Borrower may pay regularly accruing Dividends with respect thereto through the issuance of additional shares of Borrower Exchange PIK Preferred Stock in accordance with the terms of the Borrower Exchange PIK Preferred Stock Documents governing the same; and

          (ix) the Borrower may pay regularly accruing Dividends with respect to Qualified Preferred Stock through the issuance of additional shares of Qualified Preferred Stock (but not in cash) in accordance with the terms of the documentation governing the same.

          9.07    Transactions with Affiliates and Unrestricted Subsidiaries.
                  ----------------------------------------------------------
The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of transactions with any Affiliate of the Borrower or any of its Subsidiaries or any of its Unrestricted Subsidiaries other than on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would be reasonably expected to be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate; provided, that the following shall in any event
                                --------
be permitted: (i) the Transaction; (ii) intercompany transactions among the Borrower and its Subsidiaries to the extent expressly permitted by Sections 9.02, 9.04, 9.05 and 9.06 shall be permitted; (iii) so long as no Default or Event of Default is then in existence or would result therefrom, the payment, on a quarterly basis, of management fees to Apollo Group in an aggregate amount not to exceed $125,000 in any fiscal quarter of the Borrower pursuant to, and in accordance with the terms of, the Apollo Management Agreement, provided that if
                                                               --------
during any fiscal quarter of the Borrower, a Default or Event of Default is in existence and such management fees cannot be paid as provided above, such fees shall continue to accrue and may be paid at such time as all Defaults and Events of Default have been cured or waived and so long as no Default or Event of Default will exist immediately after giving effect to the payment thereof; (iv) customary fees to non-officer directors of the Borrower and its Subsidiaries;
(v) the Borrower and its Subsidiaries may enter into employment arrangements with respect to the procurement of services with their respective officers and employees in the ordinary course of business; (vi) the payment on the Initial Borrowing Date of one time consulting and advisory fees to Apollo Group in an aggregate amount not to exceed $1,500,000; (vii) the reimbursement of Apollo Group for its reasonable out-of-pocket expenses incurred in connection with performing management services to the Borrower and its Subsidiaries pursuant to the Apollo Management Agreement or in connection with the Transaction; (viii) so long as no Default or Event of Default is then in existence or would result therefrom, the payment to Apollo Group of merger advisory fees for each Permitted Acquisition in an amount not to exceed 1% of the fair market value of the business or assets acquired pursuant to such Permitted Acquisition (determined in good faith by senior management of the Borrower); and (ix) the payment of consulting, management or other fees to the Borrower or any Subsidiary Guarantor by any of their respective Subsidiaries in the ordinary course of business. In no event shall any management, consulting or similar fee be paid or payable by the Borrower or any of its Subsidiaries to any Person except as specifically provided in this
Section 9.07.

          9.08  Designated Senior Debt.  The Borrower shall not designate any
                ----------------------
Indebtedness (other than the Obligations) as "Designated Senior Debt" (as defined in the Senior Subordinated Notes Indenture and, on and after the execution and delivery thereof, any agreement relating to Permitted Subordinated Indebtedness and Permitted Subordinated Refinancing Indebtedness).

          9.09  Consolidated Interest Coverage Ratio.  The Borrower will not
                ------------------------------------
permit the Consolidated Interest Coverage Ratio for any Test Period ending on the last day of any fiscal quarter of the Borrower specified below to be less than the ratio set forth opposite such fiscal quarter below:

     Fiscal Quarter Ended Closest to          Ratio
     -------------------------------          -----

          September 30, 1999                 1.75:1.0
          December 31, 1999                  1.75:1.0
          March 31, 2000                     1.75:1.0
          June 30, 2000                      1.75:1.0
          September 30, 2000                 1.75:1.0
          December 31, 2000                  1.75:1.0
          March 31, 2001                     1.90:1.0
          June 30, 2001                      1.90:1.0
          September 30, 2001                 1.90:1.0
          December 31, 2001                  1.90:1.0
          March 31, 2002                     2.00:1.0
          June 30, 2002                      2.00:1.0
          September 30, 2002                 2.00:1.0
          December 31, 2002                  2.00:1.0
          March 31, 2003                     2.10:1.0
          June 30, 2003                      2.10:1.0
          September 30, 2003                 2.10:1.0
          December 31, 2003                  2.10:1.0
          March 31, 2004                     2.25:1.0
          June 30, 2004                      2.25:1.0
          September 30, 2004                 2.25:1.0
          December 31, 2004                  2.25:1.0
          March 31, 2005                     2.25:1.0
          June 30, 2005                      2.25:1.0
          September 30, 2005                 2.25:1.0
          December 31, 2005                  2.25:1.0
          March 31, 2006                     2.25:1.0

Notwithstanding anything to the contrary contained in this Agreement, all calculations of compliance with this Section 9.09 shall be made on a Pro Forma
                                                                     --- -----
Basis.

          9.10  Adjusted Total Leverage Ratio.  The Borrower will not permit the
                -----------------------------
Adjusted Total Leverage Ratio on the last day of any fiscal quarter specified below to exceed the respective ratio set forth opposite such fiscal quarter below:

     Fiscal Quarter Ended Closest to          Ratio
     -------------------------------          -----

          September 30, 1999                 5.50:1.0
          December 31, 1999                  5.50:1.0
          March 31, 2000                     5.50:1.0
          June 30, 2000                      5.50:1.0
          September 30, 2000                 5.50:1.0
          December 31, 2000                  5.50:1.0
          March 31, 2001                     5.25:1.0
          June 30, 2001                      5.25:1.0
          September 30, 2001                 5.25:1.0
          December 31, 2001                  5.25:1.0
          March 31, 2002                     5.00:1.0
          June 30, 2002                      5.00:1.0
          September 30, 2002                 5.00:1.0
          December 31, 2002                  5.00:1.0
          March 31, 2003                     4.75:1.0
          June 30, 2003                      4.75:1.0
          September 30, 2003                 4.75:1.0
          December 31, 2003                  4.75:1.0
          March 31, 2004                     4.50:1.0
          June 30, 2004                      4.50:1.0
          September 30, 2004                 4.50:1.0
          December 31, 2004                  4.50:1.0
          March 31, 2005                     4.50:1.0
          June 30, 2005                      4.50:1.0
          September 30, 2005                 4.50:1.0
          December 31, 2005                  4.50:1.0
          March 31, 2006                     4.50:1.0

Notwithstanding anything contrary contained above or elsewhere in this Agreement, (i) all calculations of compliance with this Section 9.10 shall be made on a Pro Forma Basis and (ii) in no event shall the Adjusted Total Leverage
          --- -----
Ratio be greater than the Maximum Permitted Acquisition Leverage Ratio upon the consummation of, and after giving effect on a Pro Forma Basis to, any Permitted
                                              --- -----
Acquisition.

          9.11  Capital Expenditures.  (a)  The Borrower will not, and will not
                --------------------
permit any of its Subsidiaries to, make any Capital Expenditures, except that during any fiscal year set forth below, the Borrower and its Subsidiaries may make Capital Expenditures, so long as the aggregate amount of such Capital Expenditures does not exceed in any fiscal year set forth below the sum of (x) the amount set forth opposite such fiscal year below plus (y) for each Acquired
                                                     ----
Business acquired after the Effective Date and prior to the first day of the respective fiscal year set forth below, 25% of the Acquired EBITDA of such Acquired Business for the trailing twelve months of such Acquired Business immediately preceding its acquisition for which financial statements have been made available to the Borrower and the Banks plus (z) for each Acquired Business
                                             ----
acquired during the respective fiscal year, the amount for such Acquired Business specified in preceding clause (y) multiplied by a percentage, the numerator of which is the number of days in the fiscal year after the date of the respective acquisition and the denominator of which is 365 or 366, as the case may be:

               Fiscal Year Ending          Amount
               ------------------          ------

               December 31, 1999        $5,000,000
               December 31, 2000        $5,500,000
               December 31, 2001        $6,000,000
               December 31, 2002        $6,500,000
               December 31, 2003        $7,000,000
               December 31, 2004        $7,500,000
               December 31, 2005        $8,000,000
               December 31, 2006        $4,250,000

          (b) Notwithstanding the foregoing, in the event that the amount of Capital Expenditures permitted to be made by the Borrower and its Subsidiaries pursuant to clause (a) above in any fiscal year (before giving effect to any increase in such permitted expenditure amount pursuant to this clause (b)) is greater than the amount of such Capital Expenditures made by the Borrower and its Subsidiaries during such fiscal year, such excess (the "Rollover Amount") may be carried forward and utilized to make Capital Expenditures in succeeding fiscal years, provided that in no event shall the Rollover Amount available to
              --------
be utilized in succeeding fiscal years exceed $5,000,000 at any time.

          (c) Notwithstanding the foregoing, the Borrower and its Subsidiaries may make Capital Expenditures (which Capital Expenditures will not be included in any determination under the foregoing clause (a)) with the insurance proceeds received by the Borrower or any of its Subsidiaries from any Recovery Event so long as such Capital Expenditures are used to replace or restore any properties or assets in respect of which such proceeds were paid or committed to be paid within 360 days following the date of the receipt of such insurance proceeds, in each case to the extent such insurance proceeds do not require, or result in, a mandatory repayment of Term Loans and/or a mandatory reduction to the Total Revolving Loan Commitment pursuant to Section 4.02(f).

          (d) Notwithstanding the foregoing, the Borrower and its Subsidiaries may make Capital Expenditures (which Capital Expenditures will not be included in any determination under the foregoing clause (a)) with the Net Sale Proceeds of Asset Sales, to the extent such Net Sale Proceeds do not require, or result in, a mandatory repayment of Term Loans and/or a mandatory reduction to the Total Revolving Loan Commitment pursuant to Section 4.02(c) and such proceeds are reinvested as required by said Section 4.02(c).

          (e) Notwithstanding the foregoing, the Borrower and its Wholly-Owned Domestic Subsidiaries may make Capital Expenditures (which Capital Expenditures will not be included in any determination under the foregoing clause (a)) constituting Permitted Acquisitions effected in accordance with the requirements of Section 9.02(h).

          (f) Notwithstanding the foregoing, the Borrower may make Capital Expenditures (which Capital Expenditures shall not be included in any determination under foregoing clause (a)) pursuant to the Pacer Logistics Acquisition to the extent same is effected in accordance with the requirements of Section 5.08.

          (g) Notwithstanding the foregoing, the Borrower and its Subsidiaries may make additional Capital Expenditures (which Capital Expenditures will not be included in any determination under foregoing clause (a)) consisting of IT Upgrade Expenditures at any time and from time to time, so long as the aggregate amount of such additional Capital Expenditures made by the Borrower and its Subsidiaries pursuant to this clause (g) after the Effective Date does not exceed $25,000,000 (it being understood that IT Upgrade Expenditures may exceed the amounts set forth in this clause (g) so long as the Capital Expenditures made in connection therewith are independently justified under clause (a) or (b) above).

          (h) Notwithstanding the foregoing, the Borrower and its Subsidiaries may make additional Capital Expenditures (which Capital Expenditures will not be included in any determination under foregoing clause (a)) consisting of Container and Chassis Purchases at any time and from time to time, so long as
(i) the aggregate amount of such additional Capital Expenditures made by the Borrower and its Subsidiaries pursuant to this clause (h) after the Effective Date does not exceed $25,000,000 and (ii) the aggregate amount of such additional Capital Expenditures made by the Borrower and its Subsidiaries pursuant to this clause (h) in any fiscal year of the Borrower does not exceed $10,000,000 (it being understood that Container and Chassis Purchases may exceed the amounts set forth in this clause (h) so long as the Capital Expenditures made in connection therewith are independently justified under clause (a) or (b) above).

          9.12 Limitation on Voluntary Payments and Modifications of
               -----------------------------------------------------
Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain
--------------------------------------------------------------------------------
Other Agreements; Issuances of Capital Stock; etc.  The Borrower will not, and
-------------------------------------------------
will not permit any of its Subsidiaries to:

          (i) amend or modify, or permit the amendment or modification of, any provision of any Shareholder Subordinated Note, any Existing Indebtedness, or, after the incurrence or issuance thereof, any Qualified Preferred Stock, Pacer Logistics Preferred Stock, any Borrower Exchange PIK Preferred Stock Document, Disqualified Preferred

     Stock or Permitted Debt or of any agreement (including, without limitation, any purchase agreement, indenture, loan agreement, security agreement or certificate of designation) relating thereto in a manner that could reasonably be expected to in any way be adverse to the interests of the Banks;

          (ii) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption, repurchase or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due), or any prepayment or redemption as a result of any asset sale, change of control or similar event of, any Senior Subordinated Notes (except, in the case of the Senior Subordinated Notes, through the issuance of Exchange Senior Subordinated Notes as contemplated in the definition of Senior Subordinated Notes and consistent with the requirements of the definition of Exchange Senior Subordinated Notes), any Permitted Subordinated Refinancing Indebtedness or any Permitted Subordinated Indebtedness; provided that, so long as no Default
                                          --------
     or Event of Default then exists or would result therefrom, (x) any Senior Subordinated Notes may be refinanced with Permitted Subordinated Refinancing Indebtedness, (y) the Borrower may repurchase Senior Subordinated Notes on the open-market in an aggregate principal amount for all purchases made pursuant to this clause (y) not to exceed $25,000,000 so long as the Adjusted Total Leverage Ratio is less than 4.0:1.0 on the last day of the Test Period most recently ended prior to the consummation of the respective repurchase (as set forth in the officer's certificate most recently delivered pursuant to Section 8.01(e)) and (z) the Borrower and its Subsidiaries may make payments and prepayments in connection with Existing Indebtedness;

          (iii) make (or give any notice in respect of) any principal or interest payment on, or any redemption or acquisition for value of, any Shareholder Subordinated Note, except to the extent permitted by Section 9.06(ii);

          (iv) amend or modify, or permit the amendment or modification of, any provision of any Senior Subordinated Notes Document; or

          (v) amend, modify or change in any way which could reasonably be expected to be adverse to the interests of the Banks in any material respect any Tax Allocation Agreement, any Management Agreement, any Equity Financing Document, any Recapitalization Document, any Pacer Logistics Acquisition Document, any APL Limited Agreement its certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation other than any certificates of designation relating to Qualified Preferred Stock or Disqualified Preferred Stock issued as permitted herein), by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement or any agreement entered into by it, with respect to its capital stock or other equity interest (including any Shareholders' Agreement), or enter into any new Tax Allocation Agreement, Management Agreement or agreement with respect to its capital stock or other equity interest which could reasonably be expected to in any way be adverse to the interests of the Banks or, in the case of any Management Agreement, which involves the payment by the Borrower or any of its Subsidiaries of any amount which could give rise to a violation of this Agreement; provided that the
                                                       --------
     foregoing clause shall not restrict the ability of the Borrower and its Subsidiaries to amend their respective certificates of incorporation to authorize the issuance of capital stock otherwise permitted to be issued pursuant to the terms of this Agreement.

          9.13  Limitation on Issuance of Capital Stock.  (a)  The Borrower will
                ---------------------------------------
not, and will not permit any of its Subsidiaries to, issue (i) any Preferred Stock (other than (x) Preferred Stock issued pursuant to clauses (c), (d) and
(e) below, (y) Pacer Logistics Preferred Stock issued on the Initial Borrowing Date in accordance with the requirements of Section 5.08 and (z) the issuance of shares of Pacer Logistics Preferred Stock in payment of regularly accruing dividends on theretofore outstanding shares of Pacer Logistics Preferred Stock) or any options, warrants or rights to purchase Preferred Stock or (ii) any redeemable common stock unless, in either case, the issuance thereof is, and all terms thereof are, satisfactory to the Required Banks in their sole discretion.

          (b) The Borrower shall not permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except
(i) for transfers and replacements of then outstanding shares of capital stock,
(ii) for stock splits, stock dividends and additional issuances which do not decrease the percentage ownership of the Borrower or any of its Subsidiaries in any class of the capital stock of such Subsidiaries, (iii) to qualify directors to the extent required by applicable law, (iv) Subsidiaries formed after the Initial Borrowing Date pursuant to Section 9.15 may issue capital stock in accordance with the requirements of Section 9.15, (v) that Subsidiaries may issue common stock to the Borrower and its Subsidiaries in connection with any transaction permitted by Section 9.05(p) or (q) and (vi) that Pacer Logistics may issue Pacer Logistics Preferred Stock in accordance with, and as contemplated by, clauses (y) and (z) of the parenthetical contained in Section 9.13(a)(i). All capital stock issued in accordance with this Section 9.13(b) shall, to the extent owned by any Credit Party and required by the Pledge Agreement, be delivered to the Collateral Agent for pledge pursuant to the Pledge Agreement.

          (c)   The Borrower may issue Disqualified Preferred Stock so long as
(i) no Default or Event of Default then exists or would exist immediately after giving effect to the respective issuance, (ii) the aggregate liquidation preference for all Disqualified Preferred Stock issued after the Initial Borrowing Date pursuant to this Section 9.13(c) shall not to exceed, when combined with the aggregate principal amount of all then outstanding Indebtedness permitted by Section 9.04(l), $25,000,000, (iii) with respect to each issue of Disqualified Preferred Stock, the gross cash proceeds therefrom (or in the case of Disqualified Preferred Stock directly issued as consideration for a Permitted Acquisition, the fair market value thereof (as determined in good faith by the Borrower) of the assets received therefor) shall not exceed the liquidation preference thereof at the time of issuance, (iv) calculations are made by the Borrower of compliance with the covenants contained in Sections
9.09 and 9.10 for the Calculation Period most recently ended prior to the date of the respective issuance of Disqualified Preferred Stock, on a Pro Forma Basis
                                                                 --- -----
after giving effect to the respective issuance of Disqualified Preferred Stock, and such calculations shall show that such financial covenants would have been complied with if such issuance of Disqualified Preferred Stock had been consummated on the first day of the respective Calculation Period, and (v) the Borrower shall furnish to the Administrative Agent a certificate by an Authorized Officer of the Borrower certifying to the best of his or her knowledge as to compliance with the requirements of this Section 9.13(c) and containing the pro forma
                                                                 --- -----
calculations required by the preceding clause (iv).

          (d) The Borrower may issue Qualified Preferred Stock (x) in payment of regularly accruing dividends on theretofore outstanding shares of Qualified Preferred Stock as contemplated by Section 9.06(ix) and (y) so long as, with respect to each other issue of Qualified Preferred Stock, the Borrower receives reasonably equivalent consideration (as determined in good faith by the Borrower).

          (e) The Borrower may issue Borrower Exchange PIK Preferred Stock in exchange for Pacer Logistics Preferred Stock pursuant to, and in accordance with the terms of, the Borrower Exchange PIK Preferred Stock Documents and in accordance with the terms of the relevant Equity Financing Documents governing the Pacer Logistics Preferred Stock.

          9.14  Limitation on Certain Restrictions on Subsidiaries.  The
                --------------------------------------------------
Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, any encumbrance or restriction on the ability of any such Subsidiary to (x) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, (y) make loans or advances to the Borrower or any Subsidiary of the Borrower or (z) transfer any of its properties or assets to the Borrower or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) the provisions contained in the Existing Indebtedness,
(iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower entered into in the ordinary course of business and consistent with past practices, (v) customary provisions restricting assignment of any contract entered into by the Borrower or any Subsidiary of the Borrower in the ordinary course of business, (vi) any agreement or instrument governing Permitted Acquired Debt, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person or the properties or assets of the Person acquired pursuant to the respective Permitted Acquisition and so long as the respective encumbrances or restrictions were not created (or made more restrictive) in connection with or in anticipation of the respective Permitted Acquisition, (vii) customary provisions restricting the assignment of licensing agreements, management agreements or franchise agreements entered into by the Borrower or any of its Subsidiaries in the ordinary course of business; (viii) restrictions applicable to any Joint Venture that is a Subsidiary existing at the time of the acquisition thereof as a result of an Investment pursuant to Section 9.05 or a Permitted Acquisition effected in accordance with Section 8.14, provided that the restrictions applicable to the
                              --------
respective such Joint Venture are not made worse, or more burdensome, from the perspective of the Borrower and its Subsidiaries, than those as in effect immediately before giving effect to the consummation of the respective

Investment or Permitted Acquisition, (ix) any restriction or encumbrance with respect to a Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the capital stock or assets of such Subsidiary, so long as such sale or disposition of all or substantially all of the capital stock or assets of such Subsidiary is permitted under this Agreement, (x) the documentation governing Permitted Debt (other than Permitted Acquired Debt) and (xi) the Senior Subordinated Note Documents.

          9.15  Limitation on the Creation of Subsidiaries, Joint Ventures and
                --------------------------------------------------------------
Unrestricted Subsidiaries.  (a)  Notwithstanding anything to the contrary
-------------------------
contained in this Agreement, the Borrower will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Initial Borrowing Date any Subsidiary or Unrestricted Subsidiary (other than Joint Ventures permitted to be established in accordance with the requirements of Section 9.05(l)); provided that (A) the Borrower, any of its Wholly-Owned Domestic
          --------
Subsidiaries and any Unrestricted Subsidiary shall be permitted to establish or create an Unrestricted Subsidiary, so long as (i) if a Domestic Unrestricted Subsidiary of the Borrower, all of the capital stock or other equity interests of such new Domestic Unrestricted Subsidiary owned by the Borrower or any such Wholly-Owned Domestic Subsidiary shall be pledged pursuant to the Pledge Agreement and the certificates representing such stock or other equity interests, together with appropriate powers duly executed in blank, shall be delivered to the Collateral Agent, (ii) if a Foreign Unrestricted Subsidiary of the Borrower, all of the capital stock or other equity interests of such new Foreign Unrestricted Subsidiary owned by the Borrower or any such Wholly-Owned Domestic Subsidiary (except that not more than 65% of the outstanding voting stock of any Foreign Unrestricted Subsidiary need be so pledged, except in the circumstances contemplated by Section 8.12) shall be pledged pursuant to the Pledge Agreement and the certificates representing such stock or other equity interests, together with appropriate powers duly executed in blank, shall be delivered to the Collateral Agent and (iii) all Investments by the Borrower and its Subsidiaries in any Unrestricted Subsidiary are permitted pursuant to
Section 9.05(l), (B) the Borrower and its Wholly-Owned Subsidiaries shall be permitted to establish or create Wholly-Owned Subsidiaries so long as, in each case, (i) at least 10 days' prior written notice thereof is given to the Administrative Agent (or such shorter period of time as is acceptable to the Administrative Agent), (ii) the capital stock or other equity interests of such new Subsidiary are promptly pledged pursuant to, and to the extent required by, this Agreement and the Pledge Agreement and the certificates, if any, representing such stock or other equity interests, together with stock or other appropriate powers duly executed in blank, are delivered to the Collateral Agent, (iii) in the case of a Domestic Subsidiary, such new Domestic Subsidiary promptly executes a counterpart of the Subsidiaries Guaranty, the Pledge Agreement and the relevant Security Documents, (iv) in the case of any Foreign Subsidiary, such new Foreign Subsidiary promptly executes a counterpart of the Subsidiaries Guaranty, the Pledge Agreement and the Security Agreement (or similar document) to the extent required pursuant to Section 8.12, and (v) to the extent requested by the Administrative Agent or the Required Banks, such new Subsidiary takes all actions required pursuant to Section 8.11 and (C) Subsidiaries may be acquired pursuant to Permitted Acquisitions so long as, in each such case (i) with respect to each Wholly-Owned Subsidiary acquired pursuant to a Permitted Acquisition, the actions specified in preceding clauses
(B) and (C), as applicable, shall be taken and (ii) with respect to each Subsidiary which is not a Wholly-Owned Subsidiary and is acquired pursuant to a Permitted Acquisition, all capital stock or other equity interests thereof owned by any Credit Party shall be pledged pursuant to the Pledge Agreement. In addition, each new Subsidiary that is required to execute any Credit Document shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 5 as such new Subsidiary would have had to deliver if such new Subsidiary were a Credit Party on the Initial Borrowing Date.

          (b) The Borrower will not, nor will the Borrower permit any of its Subsidiaries to, enter into any Joint Venture, except to the extent permitted by
Section 9.05(l).

          SECTION 10.  Events of Default.  Upon the occurrence of any of the
                       -----------------
following specified events (each, an "Event of Default"):

          10.01 Payments.  The Borrower shall (i) default in the payment when
                --------
due of any principal of the Loans or (ii) default, and such default shall continue for three or more Business Days, in the payment when due of any Unpaid Drawing, any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

          10.02 Representations, etc.  Any representation, warranty or
                ---------------------
statement made by any Credit Party herein or in any other Credit Document or in any statement or certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          10.03 Covenants.  Any Credit Party shall (a) default in the due
                ---------
performance or observance by it of any term, covenant or agreement contained in
Section 8.01(f)(i), 8.10, 8.13, 8.14 or 9, or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 10.01, 10.02 or clause (a) of this Section 10.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after notice to the defaulting party by the Administrative Agent or the Required Banks; or

          10.04 Default Under Other Agreements.  (a)  The Borrower or any of
                ------------------------------
its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which Indebtedness was created or
(ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity; or (b) any Indebtedness (other than the Obligations) of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (unless such required prepayment or mandatory prepayment results from a default thereunder or an event of the type that constitutes an Event of Default), prior to the stated maturity thereof; provided, that it shall not constitute an Event of Default pursuant to clause
--------
(a) or (b) of this Section 10.04 unless the principal amount of any one issue of such Indebtedness, or the aggregate amount of all such Indebtedness referred to in clauses (a) and (b) above, exceeds $3,500,000 at any one time; or

          10.05  Bankruptcy, etc.  The Borrower or any of its Subsidiaries shall
                 ----------------
commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Subsidiaries and the petition is not controverted within 20 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries; or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries; or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

          10.06  ERISA.  (a)  (i)  Any Plan or Multiemployer Plan shall fail to
                 -----
satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under
Section 412 of the Code or Section 303 or 304 of ERISA, (ii) a Reportable Event shall have occurred, (iii) a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection .62,
 .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur within the following 30 days, (iv) any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, (v) any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, (vi) any Plan shall have an Unfunded Current Liability, (vii) a contribution required to be made by the Borrower or any Subsidiary of the Borrower with respect to a Plan, a Multiemployer Plan or a Foreign Pension Plan has not been timely made, (viii) the Borrower or any Subsidiary of the Borrower has incurred or is likely to incur any liability to or on account of a Plan or Multiemployer Plan under Section 409, 502(i) or 502(1) of ERISA or Section 4975 of the Code, (ix) the Borrower or any Subsidiary of any Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 4062, 4063, 4064, 4069 of ERISA or Section 401(a)(29) or 4971 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, (x) the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Multiemployer Plan under Section 515, 4201, 4204 or 4212 of ERISA; or (ix) the Borrower or any Subsidiary of the Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or pursuant to any Plan or Foreign Pension Plan; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Banks, has had, or could reasonably be expected to have, a Material Adverse Effect; or

          10.07  Security Documents.  (a)  Any Security Document shall cease to
                 ------------------
be in full force and effect, or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 9.03), and subject to no other Liens (except as permitted by Section 9.03), or (b) any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue beyond any cure or grace period specifically applicable thereto pursuant to the terms of any such Security Document; or

          10.08  Guaranties.  Any Guaranty or any provision thereof shall cease
                 ----------
to be in full force and effect, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under the relevant Guaranty or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any Guaranty; or

          10.09  Judgments.  One or more judgments or decrees shall be entered
                 ---------
against the Borrower or any of its Subsidiaries involving a liability (to the extent not paid or not fully covered by insurance) in excess of $3,500,000 for all such judgments and decrees and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

          10.10  Ownership.  A Change of Control Event shall have occurred;
                 ---------
then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Banks, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of any Agent or any Bank to enforce its claims against any Guarantor or the Borrower, except as otherwise specifically provided for in this Agreement (provided, that if an
                                                       --------
Event of Default specified in Section 10.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i), (ii) and (iii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Bank shall forthwith terminate immediately and any Commitment Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all Obligations owing hereunder (including Unpaid Drawings) to be, whereupon the same shall become, forthwith due and payable by the Borrower without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to the Security Documents; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms; (v) direct the Borrower to pay (and the Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 10.05, to pay) to the Collateral Agent at the Payment Office such additional amounts of cash, to be held as security for the Borrower's reimbursement obligations in respect of Letters of Credit then outstanding, equal to the aggregate Stated Amount of all Letters of Credit then outstanding; and (vi) apply any cash collateral as provided in Section 4.02.

          SECTION 11.  Definitions.  As used herein, the following terms shall
                       -----------
have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

          "Acquired Business" shall mean any Person or business, division or product line acquired pursuant to a Permitted Acquisition.

          "Acquired EBITDA" shall mean, for any Acquired Business for any period, the Consolidated EBITDA as determined for such Acquired Business on a basis substantially the same (with necessary reference changes) as provided in the first sentence of the definition of Consolidated EBITDA contained herein (without giving effect to the proviso thereto), except that (i) all references therein and in the component definitions used in determining Consolidated EBITDA to "the Borrower and its Subsidiaries" shall be deemed to be references to the respective Acquired Business and (ii) the adjustments contained in clause (ii) of the definition of Consolidated EBITDA shall not be made. All calculations of Acquired EBITDA shall be made on a Pro Forma Basis (for such purpose treating
                                   --- -----
(x) each reference to "Consolidated EBITDA" contained in the definition of Pro Forma Basis as if it were a reference to "Acquired EBITDA", (y) clause (v) of said definition as if same applied to a determination of Acquired EBITDA for purposes of Section 9.11, and (z) the text "the two fiscal quarters comprising the respective Test Period" appearing in clause (v) of said definition as if same were a reference to "the trailing twelve month period immediately preceding the respective Permitted Acquisition" and disregarding subclauses (y) and (z) of clause (v) of said definition).

          "Acquired Person" shall have the meaning provided in the definition of Permitted Acquisition.

          "Acquisition Corp." shall mean Coyote Acquisition LLC, a Delaware limited liability company.

          "Acquisition" shall have the meaning provided in Section 5.08(a).

          "Additional Security Documents" shall have the meaning provided in
Section 8.11.

          "Adjusted Certificate of Deposit Rate" shall mean, on any day, the sum (rounded to the nearest 1/100 of 1%) of (1) the rate obtained by dividing (x) the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitled "Select Interest Rates", published weekly on Form H.15 as of the date hereof, or if such publication or a substitute containing the foregoing rate information shall not be published by the Federal Reserve System for any week, the weekly average offering rate determined by the Administrative Agent on the basis of quotations for such certificates received by it from three certificate of deposit dealers in New York of recognized standing or, if such quotations are unavailable, then on the basis of other sources reasonably selected by the Administrative Agent, by (y) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D applicable on such day to a three-month certificate of deposit of a member bank of the Federal Reserve System in excess of $100,000 (including, without limitation, any marginal, emergency, supplemental, special or other reserves), plus (2) the then daily net annual
                                          ----
assessment rate as estimated by the Administrative Agent for determining the current annual assessment payable by BTCo to the Federal Deposit Insurance Corporation for insuring three month certificates of deposit.

          "Adjusted Consolidated Net Income" for any period shall mean Consolidated Net Income for such period plus, without duplication, (i) the sum of the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense and non-cash interest expense but excluding any net non-cash charges reflected in Adjusted Consolidated Working Capital) and net non-cash losses which were included in arriving at Consolidated Net Income for such period less (ii) all net non-cash gains (exclusive of items reflected in Adjusted Consolidated Working Capital) included in arriving at Consolidated Net Income for such period.

          "Adjusted Consolidated Working Capital" at any time shall mean Consolidated Current Assets (but excluding therefrom all cash and Cash Equivalents) less Consolidated Current Liabilities.

          "Adjusted RL Percentage" shall mean (x) at a time when no Bank Default exists, for each Bank, such Bank's RL Percentage and (y) at a time when a Bank Default exists, (i) for each Bank that is a Defaulting Bank, zero and (ii) for each Bank that is a Non-Defaulting Bank, the percentage determined by dividing such Bank's Revolving Loan Commitment at such time by the Adjusted Total Revolving Loan Commitment at such time, it being understood that all references herein to Revolving Loan Commitments and the Adjusted Total Revolving Loan Commitment at a time when the Total Revolving Loan Commitment or Adjusted Total Revolving Loan Commitment, as the case may be, has been terminated shall be references to the Revolving Loan Commitments or Adjusted Total Revolving Loan Commitment, as the case may be, in effect immediately prior to such termination, provided that (A) no Bank's Adjusted RL Percentage shall change upon the
--------
occurrence of a Bank Default from that in effect immediately prior to such Bank Default if after giving effect to such Bank Default, and any repayment of

Revolving Loans and Swingline Loans at such time pursuant to Section 4.02(a) or otherwise, the sum of (i) the aggregate outstanding principal amount of Revolving Loans of all Non-Defaulting Banks, plus (ii) the aggregate outstanding principal amount of Swingline Loans, plus (iii) the Letter of Credit Outstandings, exceed the Adjusted Total Revolving Loan Commitment; (B) the changes to the Adjusted RL Percentage that would have become effective upon the occurrence of a Bank Default but that did not become effective as a result of the preceding clause (A) shall become effective on the first date after the occurrence of the relevant Bank Default on which the sum of (i) the aggregate outstanding principal amount of the Revolving Loans of all Non-Defaulting Banks, plus (ii) the aggregate outstanding principal amount of Swingline Loans, plus
(iii) the Letter of Credit Outstandings, is equal to or less than the Adjusted Total Revolving Loan Commitment; and (C) if (i) a Non-Defaulting Bank's Adjusted RL Percentage is changed pursuant to the preceding clause (B) and (ii) any repayment of such Bank's Revolving Loans or of Unpaid Drawings or of Swingline Loans that were made during the period commencing after the date of the relevant Bank Default and ending on the date of such change to its Adjusted RL Percentage must be returned to the Borrower as a preferential or similar payment in any bankruptcy or similar proceeding of the Borrower, then the change to such Non-Defaulting Bank's Adjusted RL Percentage effected pursuant to said clause (B) shall be reduced to that positive change, if any, as would have been made to its Adjusted RL Percentage if (x) such repayments had not been made and (y) the maximum change to its Adjusted RL Percentage would have resulted in the sum of the outstanding principal of Revolving Loans made by such Bank plus such Bank's new Adjusted RL Percentage of the outstanding principal amount of Swingline Loans and of Letter of Credit Outstandings equaling such Bank's Revolving Loan Commitment at such time.

          "Adjusted Senior Leverage Ratio" shall mean the Adjusted Total Leverage Ratio, except that references to "Consolidated Debt" and "Adjusted Total Leverage Ratio" therein shall instead be references to "Consolidated Senior Debt" and "Adjusted Senior Leverage Ratio", respectively.

          "Adjusted Total Revolving Loan Commitment" shall mean at any time the Total Revolving Loan Commitment less the aggregate Revolving Loan Commitments of
                                ----
all Defaulting Banks.

          "Adjusted Total Leverage Ratio" shall mean, on any date, the ratio of
(i) Consolidated Debt on such date to (ii) Consolidated EBITDA for the Test Period most recently ended on or prior to such date. All calculations of the Adjusted Total Leverage Ratio shall be made on a Pro Forma Basis, with
                                                 --- -----
determinations of Adjusted Total Leverage Ratio to give effect to all adjustments (including, without limitation, those specified in clauses (iv) and
(v)) contained in the definition of "Pro Forma Basis" contained herein.
                                     --- -----

          "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 12.10.

          "Affected Loans" shall have the meaning provided in Section 4.02(i).

          "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person; provided, however, that for purposes of Section 9.07,
                          --------  -------
an Affiliate of the Borrower shall include any Person that directly or indirectly owns more than 5% of any class of the capital stock of the Borrower and any officer or director of the Borrower or any such Person.

          "Agent" shall have the meaning provided in the first paragraph of this Agreement.

          "Agreement" shall mean this Credit Agreement, as the same may be from time to time modified, amended and/or supplemented.

          "APL" shall mean APL Limited, a Delaware corporation.

          "APL Limited Agreements" shall mean and include each of the Non-Competition Agreement, Administrative Services Agreement, Information Technology Outsourcing and License Agreement, Stacktrain Services Agreement, TPI Chassis Sublet Agreement, Equipment Supply Agreement and Primary Obligation and Guaranty Agreement, in each case referred to in the Offering Memorandum with respect to the Senior Subordinated Notes, dated as of May 24, 1999, as such agreements may be amended, modified or supplemented from time to time pursuant to the terms hereof and thereof.

          "Apollo Equity Financing" shall have the meaning provided in Section 5.08(c).

          "Apollo Group" shall mean Apollo Advisors, L.P., Apollo Investment Fund, L.P., Apollo Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P., all Delaware limited partnerships.

          "Apollo Management Agreement" shall mean the management agreement, dated as of May 28, 1999, between Apollo Advisors, L.P. and the Borrower, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Applicable Excess Cash Flow Percentage" shall mean, with respect to any Excess Cash Flow Payment Date, 75%; provided that so long as no Default or
                                        --------
Event of Default is then in existence, if on the last day of the relevant Excess Cash Flow Payment Period, the Adjusted Total Leverage Ratio for the Test Period then most recently ended (as established pursuant to the officer's certificate delivered (or required to be delivered) pursuant to Section 8.01(e)) (i) is less than 3.50:1.00 but greater than or equal to 3.00:1.00, then the Applicable Excess Cash Flow Percentage shall instead be 50%, (ii) is less than 3.00:1.00 but greater than or equal to 2.5:1.00, then the Applicable Excess Cash Flow Percentage shall instead be 25% or (iii) is less than 2.50:1.0, then the Applicable Excess Cash Flow Percentage shall instead be 0%.

          "Applicable Margin" initially shall mean a percentage per annum equal to (i) in the case of Revolving Loans maintained as (x) Base Rate Loans, 1.50% and (y) Eurodollar Loans, 2.50%, (ii) in the case of Term Loans maintained as
(x) Base Rate Loans, 2.00% and (y)

Eurodollar Loans, 3.00%, (iii) in the case of Swingline Loans, 1.50% and (iv) in the case of the Commitment Fee, 0.50%. From and after each day of delivery of any certificate delivered in accordance with the first sentence of the following paragraph indicating a different margin than that described in the immediately preceding sentence (each, a "Start Date") to and including the applicable End Date described below, the Applicable Margin shall (subject to any adjustment pursuant to the immediately succeeding paragraph) be that set forth below opposite the Total Leverage Ratio indicated to have been achieved in any certificate delivered in accordance with the following sentence:

---------------------------------------------------------------------------------------------------
                      Revolving Loan     Revolving      Term Loan     Term Loan      Applicable
     Total Leverage     Eurodollar       Loan Base     Eurodollar     Base Rate      Commitment
         Ratio            Margin        Rate Margin      Margin         Margin           Fee
---------------------------------------------------------------------------------------------------
Equal to or greater         2.75%           1.75%          3.00%          2.00%          0.500%
 than 5.0:1
---------------------------------------------------------------------------------------------------
Equal to or greater         2.50%           1.50%          3.00%          2.00%          0.500%
 than 4.0:1 but
 less than 5.0:1
---------------------------------------------------------------------------------------------------
Equal to or greater         2.25%           1.25%          2.75%          1.75%          0.375%
 than 3.50:1 but
 less than 4.0:1
---------------------------------------------------------------------------------------------------
Less than 3.50:1            2.00%           1.00%          2.50%          1.50%          0.375%
---------------------------------------------------------------------------------------------------

          The Total Leverage Ratio shall be determined based on the delivery of a certificate of the Borrower by an Authorized Officer of the Borrower to the Administrative Agent (with a copy to be sent by the Administrative Agent to each
Bank), within 45 days of the last day of any fiscal quarter of the Borrower, which certificate shall set forth the calculation of the Total Leverage Ratio as at the last day of the Test Period ended immediately prior to the relevant Start Date (but determined on a Pro Forma Basis to give effect to any Permitted Acquisition effected on or prior to the date of the delivery of such certificate) and the Applicable Margins which shall be thereafter applicable (until same are changed or cease to apply in accordance with the following sentences); provided that at the time of the consummation of any Permitted
            --------
Acquisition or any issuance of Permitted Debt or Disqualified Preferred Stock, an Authorized Officer of the Borrower shall deliver to the Administrative Agent a certificate setting forth the calculation of the Total Leverage Ratio on a Pro
                                                                             ---
Forma Basis as of the last day of the last Calculation Period ended prior to the
-----
date on which such Permitted Acquisition is consummated or such Permitted Debt or Disqualified Preferred Stock is/are issued for which financial statements have been made available (or were required to be made available) pursuant to
Section 8.01(b) or (c), as the case may be, and the date of such consummation shall be deemed to be a Start Date and the Applicable Margins which shall be thereafter applicable (until same are changed or cease to apply in accordance with the following sentence) shall be based upon the Total Leverage Ratio as so calculated. The Applicable Margins so determined shall apply, except as set forth in the succeeding sentence, from the relevant Start Date to the earliest of (x) the date on which the next certificate is delivered to the Administrative Agent, (y) the date on which the next Permitted Acquisition is consummated or Permitted Debt or Disqualified Preferred Stock is/are issued or (z) the date which is 45 days following the last day of the Test Period in which the previous Start Date occurred (such earliest date, the "End Date"), at which time, if no certificate has been delivered to the Administrative Agent indicating an entitlement to new Applicable Margins (and thus commencing a new Start Date), the Applicable Margins shall be those set forth in the table above determined as if the Total Leverage Ratio were greater than 5.0:1.0 (such Applicable Margins as so determined, the "Highest Applicable Margins"). Notwithstanding anything to the contrary contained above in this definition, (x) the Applicable Margins shall be the Highest Applicable Margins at all times during which there shall exist any Default or Event of Default, (y) prior to the date of delivery of the financial statements pursuant to Section 8.01(c) for the fiscal year ended December 31, 1999, in no event shall the Applicable Margins be less than those described in the first sentence of this definition and (z) the Applicable Margin for the Commitment Fee as otherwise determined above shall be increased by 0.25% for each day that both (i) the Total Unutilized Revolving Loan Commitment exceeds 75% of the Total Revolving Loan Commitment then in effect and (ii) the Total Revolving Loan Commitment then in effect exceeds $40,000,000.

          "Applicable Prepayment Percentage" shall mean, at any time, (i) for purposes of Sections 4.02(c) and (d), 100%, provided that if at any time the
                                            --------
Adjusted Total Leverage Ratio is less than 3.50 to 1.00 (as established pursuant to the officer's certificate last delivered (or required to be delivered) pursuant to Section 8.01(e)), the Applicable Prepayment Percentage shall instead be 75% and (ii) for purposes of Section 4.02(e), 50%, provided that if at any
                                                      --------
time the Adjusted Total Leverage Ratio is less than 3.50 to 1.00 (as established pursuant to the officer's certificate last delivered (or required to be delivered) pursuant to Section 8.01(e)), the Applicable Prepayment Percentage shall instead be 0%. Notwithstanding anything to the contrary in this definition, at any time a Default or Event of Default is then in existence, the Applicable Prepayment Percentage for purposes of (x) Sections 4.02(c) and (d) shall be 100% and (y) Section 4.02(e) shall be 50%.

          "Asset Sale" shall mean any sale, transfer or other disposition by the Borrower or any of its Subsidiaries to any Person other than the Borrower or any Wholly-Owned Subsidiary of the Borrower of any asset (including, without limitation, any capital stock or other securities of another Person, but excluding the sale by such Person of its own capital stock) of the Borrower or such Subsidiary other than (i) sales, transfers or other dispositions of inventory made in the ordinary course of business, (ii) dispositions or transfers arising out of, or in connection with, the events described in clauses
(i) and (ii) of the definition of Recovery Event, (iii) any sale or other disposition of Cash Equivalents in the ordinary course of business, (iv) any merger, consolidation or liquidation permitted by Sections 9.02(f) and (g), (v) any transfer of assets permitted pursuant to Section 9.02(e), (g) or (k), (vi) any transaction permitted pursuant to Section 9.02(j) or (n), (vii) the Sale-Leaseback Transaction to the extent consummated in accordance with the requirements of Section 5.08 and (viii) any other sales and dispositions that generate Net Sale Proceeds of less than $750,000 in the aggregate in any fiscal year of the Borrower.

          "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit L (appropriately completed).

          "Authorized Officer" shall mean, with respect to (i) the delivery of Notices of Borrowing, Notices of Conversion, Letter of Credit Requests and similar notices, the chief financial officer, the chief operating officer, any treasurer or other financial officer of the Borrower, (ii) delivery of financial information and officer's certificates pursuant to this Agreement, the chief operating officer, any treasurer or other financial officer of the Borrower and
(iii) any other matter in connection with this Agreement or any other Credit Document, any officer (or a person or persons so designated by any two officers) of the Borrower, in each case to the extent reasonably acceptable to the Administrative Agent.

          "Available Basket Amount" shall mean, on any date of determination, an amount equal to the sum of (i) $20,000,000 minus (ii) the aggregate amount of
                                           -----
Investments made (including for such purpose the fair market value of any assets contributed to any Joint Venture or Unrestricted Subsidiary (as determined in good faith by senior management of the Borrower), net of Indebtedness and, without duplication, Capitalized Lease Obligations assigned to, and assumed by, the respective Joint Venture or Unrestricted Subsidiary in connection therewith) pursuant to Section 9.05(l) after the Effective Date, minus (iii) the aggregate
                                                      -----
amount of Indebtedness or other obligations (whether absolute, accrued, contingent or otherwise and whether or not due) of any Joint Venture or Unrestricted Subsidiary for which the Borrower or any of its Subsidiaries (other than the respective Joint Venture or Unrestricted Subsidiary) is liable, minus
                                                                         -----
(iv) all payments made by the Borrower or any of its Subsidiaries (other than the respective Joint Venture or Unrestricted Subsidiary) in respect of Indebtedness or other obligations of the respective Joint Venture or Unrestricted Subsidiary (including, without limitation, payments in respect of obligations described in preceding clause (iii)) after the Effective Date, plus
                                                                           ----
(v) the amount of any increase to the Available Basket Amount made after the Effective Date in accordance with the provisions of Section 9.05(l). In connection with the foregoing, it is understood that the acquisition of an Acquired Person which has ownership interests in one or more Joint Ventures, pursuant to a Permitted Acquisition effected in accordance with the relevant requirements of this Agreement shall not be deemed to constitute an Investment pursuant to Section 9.05(l) and the Available Basket Amount shall not be reduced as a result of the payment of consideration owing to effect the Permitted Acquisition (although the Available Basket Amount would be affected to the extent preceding clauses (iii) or (iv) apply with respect to the Joint Venture so acquired or to the extent additional Investments are made in the respective Joint Venture pursuant to Section 9.05(l)).

          "Bank" shall have the meaning provided in the first paragraph of this Agreement.

          "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing (including a Mandatory Borrowing) or to fund its portion of any unreimbursed payment under
Section 2.03 or (ii) a Bank having notified the Administrative Agent and/or the Borrower that it does not intend to comply with the obligations under Section 1.01(b), 1.01(d) or 2.03, in the case of either clause (i) or (ii) above as a result of the appointment of a receiver or conservator with respect to such Bank at the direction or request of any regulatory agency or authority.

          "Bankruptcy Code" shall have the meaning provided in Section 10.05.

          "Base Rate" at any time shall mean the highest of (x) the rate which is 1/2 of 1% in excess of the Adjusted Certificate of Deposit Rate, (y) the rate which is 1/2 of 1% in excess of the Federal Funds Rate and (z) the Prime Lending Rate.

          "Base Rate Loan" shall mean each Loan bearing interest at the rates provided in Section 1.08(a).

          "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

          "Borrower Common Stock" shall have the meaning provided in Section
7.13.

          "Borrower Exchange PIK Preferred Stock" shall mean the Series A Preferred Nonparticipating Pay-In-Kind Stock, par value $.01 per share, of the Borrower to be issued, at the option of the Borrower, after the Initial Borrowing Date pursuant to the Borrower Exchange PIK Preferred Stock Certificate of Designation in exchange for Pacer Logistics Preferred Stock.

          "Borrower Exchange PIK Preferred Stock Certificate of Designation" shall mean the Certificate of Designation of the Borrower substantially in the form of Exhibit O, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Borrower Exchange PIK Preferred Stock Documents" shall mean and include, on and after the issuance thereof, the Borrower Exchange PIK Preferred Stock, the Borrower Exchange PIK Preferred Stock Certificate of Designation and the other documents and instruments entered into in connection with the issuance of the Borrower Exchange PIK Preferred Stock, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Borrowing" shall mean and include (i) the borrowing of Swingline Loans from BTCo on a given date and (ii) the borrowing of one Type of Loan pursuant to a single Tranche by the Borrower from all of the Banks having Commitments with respect to such Tranche on a pro rata basis on a given date (or
                                              --- ----
resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period; provided, that Base Rate Loans incurred pursuant
                                --------
to Section 1.10(b) shall be considered part of any related Borrowing of Eurodollar Loans.

          "BTCo" shall mean Bankers Trust Company, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

          "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in U.S. dollar deposits in the New York or London interbank Eurodollar market.

          "Calculation Period" shall have the meaning provided in Section 8.14.

          "Capital Expenditures" shall mean, with respect to any Person, for any period, all expenditures by such Person which should be capitalized in accordance with GAAP during such period, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP) and, without duplication, the amount of all Capitalized Lease Obligations incurred by such Person during such period.

          "Capital Lease," as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

          "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of the Borrower or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

          "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the
                            --------
United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) time deposits, certificates of deposit and bankers' acceptances of any Bank or any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof, the District of Columbia or any foreign jurisdiction having capital, surplus and undivided profits aggregating in excess of $200,000,000 and having a long-term unsecured debt rating of at least "A" or the equivalent thereof from S&P or "A2" or the equivalent thereof from Moody's, with maturities of not more than six months from the date of acquisition by such Person, (iii) repurchase agreements with a term of not more than 30 days, involving securities of the types described in preceding clause (i), and entered into with commercial banks meeting the requirements of preceding clause (ii), (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and in each case maturing not more than six months after the date of acquisition by such Person, (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above and (vi) overnight deposits and demand deposit accounts (in the respective local currencies) maintained in the ordinary course of business.

          "Change of Control Event" shall mean, (I) at any time prior to the consummation of a Qualified IPO, (a) Apollo Group and its Affiliates shall cease to own on a fully diluted basis in the aggregate at least 40% of the economic and voting interest in the Borrower's capital stock

(for such purpose excluding any Qualified Preferred Stock and any Disqualified Preferred Stock, in each case to the extent same is not Voting Stock) or (b) Apollo Group and its Affiliates, together with the Management Participants and other investors which own shares of Borrower Common Stock on the Initial Borrowing Date, shall cease to own on a fully diluted basis in the aggregate at least a majority of the outstanding Voting Stock of the Borrower or (c) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as in effect on the Effective Date), other than the Permitted Holders, shall (A) have acquired, directly or indirectly, beneficial ownership on a fully diluted basis of a percentage of the voting and/or economic interest in the Borrower's capital stock that exceeds the percentage of the voting and/or economic interest in the Borrower's capital stock then beneficially owned, directly or indirectly, on a fully diluted basis by Apollo Group and its Affiliates or (B) obtained the power (whether or not exercised) to elect a majority of the Borrower's directors or (d) the Board of Directors of the Borrower shall cease to consist of a majority of Continuing Directors or (e) a "change of control" or similar event shall occur as provided in any Senior Subordinated Note Document or any Existing Indebtedness, Permitted Debt, Pacer Logistics Preferred Stock, Borrower Exchange PIK Preferred Stock Document, Disqualified Preferred Stock, Qualified Preferred Stock or the documentation governing the same, to the extent the outstanding principal amount or liquidation preference, as the case may be, of such Existing Indebtedness, Permitted Debt, Pacer Logistics Preferred Stock, Borrower Exchange PIK Preferred Stock Document, Disqualified Preferred Stock or Qualified Preferred Stock exceeds $5,000,000 or (II) at any time after a Qualified IPO, (a) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as in effect on the Effective Date), other than the Permitted Holders, shall have acquired beneficial ownership of 25% or more on a fully diluted basis of the voting and/or economic interest in the Borrower's capital stock and Apollo Group and its Affiliates shall own less than such Person or "group" on a fully diluted basis of the economic and voting interest in the Borrower's capital stock or (b) the Board of Directors of the Borrower shall cease to consist of a majority of Continuing Directors or (c) a "change of control" or similar event shall occur as provided in any Senior Subordinated Note Document or any Existing Indebtedness, Permitted Debt, Pacer Logistics Preferred Stock, Borrower Exchange PIK Preferred Stock Document, Disqualified Preferred Stock, Qualified Preferred Stock or the documentation governing the same to the extent the outstanding principal amount or liquidation preference, as the case may be, of such Existing Indebtedness, Permitted Debt, Pacer Logistics Preferred Stock, Borrower Exchange PIK Preferred Stock Document, Disqualified Preferred Stock or Qualified Preferred Stock exceeds $5,000,000.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Collateral" shall mean all property (whether real or personal, movable or immovable) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral and all cash and Cash Equivalents delivered as collateral pursuant to any Credit Document.

          "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors.

          "Collective Bargaining Agreements" shall have the meaning provided in
Section 5.12.

          "Commitment" shall mean any of the commitments of any Bank, i.e., whether the Term Loan Commitment or the Revolving Loan Commitment.

          "Commitment Fee" shall have the meaning provided in Section 3.01(a).

          "Company" shall mean any corporation, limited liability company, partnership or other business entity (or the adjectival form thereof, where appropriate).

          "Conex" shall mean Conex Freight Systems, Inc., a California corporation.

          "Consolidated Current Assets" shall mean, at any time, the current assets of the Borrower and its Subsidiaries at such time determined on a consolidated basis.

          "Consolidated Current Liabilities" shall mean, at any time, the current liabilities of the Borrower and its Subsidiaries determined on a consolidated basis, but excluding the current portion of, and accrued but unpaid interest on, any Indebtedness under this Agreement and any other long-term Indebtedness which would otherwise be included therein.

          "Consolidated Debt" shall mean, at any time, the sum of (without duplication) (i) all Indebtedness of the Borrower and its Subsidiaries as would be required to be reflected on the liability side of a balance sheet of such Person in accordance with GAAP as determined on a consolidated basis, (ii) all Indebtedness of the Borrower and its Subsidiaries of the type described in clause (vii) of the definition of Indebtedness, (iii) unreimbursed drawings on all letters of credit issued for the account of the Borrower or any of its Subsidiaries and (iv) all Contingent Obligations of the Borrower and its Subsidiaries in respect of Indebtedness of other Persons (i.e., Persons other
                                                          ----
than the Borrower or any of its Subsidiaries) of the type referred to in preceding clauses (i), (ii) and (iii) of this definition; provided, that for
                                                          --------
purposes of this definition, (x) the amount of Indebtedness in respect of Interest Rate Protection Agreements and Other Hedging Agreements shall be at any time the aggregate unrealized net loss position, if any, of the Borrower and/or its Subsidiaries thereunder on a marked-to-market basis determined no more than one month prior to such time, (y) any Disqualified Preferred Stock of the Borrower, any Preferred Stock of any of its Subsidiaries (other than the Pacer Logistics Preferred Stock) and, on and after the Pacer Logistics Preferred Stock Trigger Date, any Pacer Logistics Preferred Stock shall be treated as Indebtedness, with an amount equal to the greater of the liquidation preference or the maximum mandatory fixed repurchase price of any such outstanding Preferred Stock deemed to be a component of Consolidated Debt and (z) the amount available to be drawn under letters of credit issued for the account of the Borrower or any of its Subsidiaries (other than unreimbursed drawings) shall be excluded in making any determination of "Consolidated Debt".

          "Consolidated EBIT" shall mean, for any period, the Consolidated Net Income of the Borrower and its Subsidiaries, determined on a consolidated basis, before Consolidated Interest Expense (to the extent deducted in arriving at Consolidated Net Income) and provision for taxes based on income, in each case that were included in arriving at Consolidated Net Income.

          "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT, adjusted by adding thereto (in each case to the extent deducted in determining Consolidated Net Income for such period and not already added back in determining Consolidated EBIT) the amount of (i) all amortization and depreciation and other non-cash items and (ii) any management fees and consulting fees paid pursuant to, and in accordance with the requirements of, clauses (iii) and (vi) of Section 9.07 during such period, in each case that were deducted in arriving at Consolidated EBIT for such period; provided that
                                                                --------
Consolidated EBITDA for each Test Period ending on or prior to March 31, 2000 shall mean the sum of (x) Consolidated EBITDA for such Test Period as determined without regard to this proviso plus (y) the amount set forth in Schedule XI
                               ----
hereto as applicable to Consolidated EBITDA for such Test Period. Notwithstanding anything to the contrary contained above, to the extent Consolidated EBITDA is to be determined for any Test Period which ends prior to the first anniversary of the Initial Borrowing Date, Consolidated EBITDA for all portions of such period occurring prior to the Initial Borrowing Date shall be calculated in accordance with the definition of Test Period contained herein.

          "Consolidated Interest Coverage Ratio" for any period shall mean the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period. All calculations of the Consolidated Interest Coverage Ratio shall be made on a Pro Forma Basis, with determinations of Consolidated Interest Coverage Ratio to
--- -----
give effect to all adjustments (including, without limitation, those specified in clauses (iv) and (v)) contained in the definition of "Pro Forma Basis"
                                                         --- -----
contained herein.

          "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of the Borrower and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, (i) that portion of Capitalized Lease Obligations of
----
the Borrower and its Subsidiaries representing the interest factor for such period, and capitalized interest expense, plus (ii) the product of (x) the
                                          ----
amount of all cash Dividend requirements (whether or not declared or paid) on Disqualified Preferred Stock of the Borrower and on any Preferred Stock of any of its Subsidiaries (other than, at any time prior to the Pacer Logistics Preferred Stock Trigger Date, any Pacer Logistics Preferred Stock) paid, accrued or scheduled to paid or accrued during such period multiplied by (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state, local and foreign tax rate (expressed as a decimal number between one and zero) of the Borrower as reflected in the audited consolidated financial statements of the Borrower for its most recently completed fiscal year, which amounts described in preceding clause (ii) shall be treated as interest expense of the Borrower and its Subsidiaries for purposes of this definition regardless of the treatment of such amounts under GAAP, in each case net of the total consolidated cash interest income of the Borrower and its Subsidiaries for such period, but excluding the amortization of any deferred financing costs or of any costs in respect of any

Interest Rate Protection Agreement. Notwithstanding anything to the contrary contained above, to the extent Consolidated Interest Expense is to be determined for any Test Period which ends prior to the first anniversary of the Initial Borrowing Date, Consolidated Interest Expense for all portions of such period occurring prior to the Initial Borrowing Date shall be calculated in accordance with the definition of Test Period contained herein.

          "Consolidated Net Income" shall mean, for any period, the net after-tax income of the Borrower and its Subsidiaries determined on a consolidated basis, without giving effect to any after-tax non-recurring gains or losses or after-tax items classified as extraordinary gains or losses, any other non-cash expenses incurred or payments made in connection with the Transaction, and without giving effect to gains and losses from the sale or disposition of assets (other than sales or dispositions of inventory, equipment, raw materials and supplies in the ordinary course of business) by the Borrower and its Subsidiaries; provided that the following items shall be excluded in computing
              --------
Consolidated Net Income (without duplication): (i) the net income or net losses of any Person in which any other Person or Persons (other than the Borrower and its Wholly-Owned Domestic Subsidiaries) has an equity interest or interests, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or such Wholly-Owned Subsidiaries by such Person during such period, (ii) except for determinations expressly required to be made on a Pro Forma Basis, the net income (or loss) of any Person accrued prior to the
--- -----
date it becomes a Subsidiary or all or substantially all of the property or assets of such Person are acquired by a Subsidiary and (iii) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary.

          "Consolidated Senior Debt" shall mean, at any time, (x) Consolidated Debt less (y) the sum of (i) the aggregate outstanding principal amount of the
     ----
Senior Subordinated Notes at such time, (ii) the aggregate principal amount of all other subordinated debt incurred pursuant to Sections 9.04 (f), (k) and (l) and outstanding at such time and otherwise included in Consolidated Debt and
(iii) the aggregate liquidation preference of all Disqualified Preferred Stock issued pursuant to Section 9.13(c) and otherwise included in Consolidated Debt.

          "Container and Chassis Purchases" shall mean purchases of containers and chassis by the Borrower and its Wholly-Owned Domestic Subsidiaries to be used in a Permitted Business.

          "Contingent Obligations" shall mean as to any Person any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall
                 --------  -------
not include endorsements of instruments for deposit or collection or standard contractual indemnities entered into, in each case in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Continuing Directors" shall mean the directors of the Borrower on the Effective Date and each other director if such director's nomination for the election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors.

          "Credit Documents" shall mean this Agreement, the Notes, each Guaranty and each Security Document.

          "Credit Event" shall mean the making of a Loan (other than a Revolving Loan made pursuant to a Mandatory Borrowing) or the issuance of a Letter of Credit.

          "Credit Party" shall mean the Borrower and each Subsidiary Guarantor.

          "CSFB" shall mean Credit Suisse First Boston in its individual capacity and any successor thereto.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

          "Disqualified Preferred Stock" shall mean any Preferred Stock of the Borrower other than Qualified Preferred Stock.

          "Dividend" shall have the meaning provided in Section 9.06.

          "Documentation Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Documentation Agent designated pursuant to Section 12.10.

          "Documents" shall mean and include (i) the Credit Documents, (ii) the Equity Financing Documents, (iii) the Recapitalization Documents, (iv) the Refinancing Documents, (v) the Senior Subordinated Notes Documents, (vi) the Pacer Logistics Acquisition Documents, (vii) the Sale-Leaseback Transaction Documents, (viii) the APL Limited Documents and
(ix) all other documents, agreements and instruments executed in connection with the Transaction.

          "Domestic Subsidiary" shall mean each Subsidiary of the Borrower incorporated or organized in the United States or any State or territory thereof.

          "Domestic Unrestricted Subsidiary" shall mean any Unrestricted Subsidiary which is not a Foreign Unrestricted Subsidiary.

          "Effective Date" shall have the meaning set forth in Section 13.10.

          "Eligible Transferee" shall mean and include a commercial bank, insurance company, mutual fund, financial institution, a "qualified institutional buyer" (as defined in Rule 144A of the Securities Act), any fund that invests in bank loans or any other "accredited investor" (as defined in Regulation D of the Securities Act) (other than an individual).

          "Employee Benefit Plans" shall have the meaning set forth in Section 5.12.

          "Employment Agreements" shall have the meaning set forth in Section 5.12.

          "End Date" shall have the meaning provided in the definition of Applicable Margin.

          "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any violation (or alleged violation) by the Borrower or any of its Subsidiaries under any Environmental Law (hereafter "Claims") or any permit issued to the Borrower or any of its Subsidiaries under any such law, including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Law" shall mean any federal, state, provincial, foreign or local policy, statute, law, rule, regulation, ordinance, code or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment (for purposes of this definition (collectively, "Laws")), relating to the environment, or Hazardous Materials or health and safety to the extent such health and safety issues arise under the Occupational Safety and Health Act of 1970, as amended, or any such similar Laws.

          "Equity Financing" shall have the meaning provided in Section 5.08(c).

          "Equity Financing Documents" shall mean the documents and agreements entered into in connection with the Equity Financing.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" within the meaning of Section 414(b), (c),
(m) or (o) of the Code.

          "Eurodollar Loans" shall mean each Loan bearing interest at the rates provided in Section 1.08(b).

          "Eurodollar Rate" shall mean with respect to each Interest Period for a Eurodollar Loan, (i) the arithmetic average (rounded to the nearest 1/100 of 1%) of the offered quotation to first-class banks in the interbank Eurodollar market by BTCo for U.S. dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the Eurodollar Loan of BTCo for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loan, determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "Event of Default" shall have the meaning provided in Section 10.

          "Excess Cash Flow" shall mean, for any period, the remainder of (a) the sum of (i) Adjusted Consolidated Net Income for such period, and (ii) the decrease, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period, minus (b) the sum of (i) the amount of Capital Expenditures made by the Borrower and its Subsidiaries on a consolidated basis during such period pursuant to and in accordance with Sections 9.11(a) and (b), except to the extent financed with the proceeds of Indebtedness (other than the proceeds of Revolving Loans) or pursuant to Capitalized Lease Obligations, (ii) the aggregate amount of permanent principal payments of Indebtedness for borrowed money of the Borrower and its Subsidiaries and the permanent repayment of the principal component of Capitalized Lease Obligations of the Borrower and its Subsidiaries (excluding (1) payments with proceeds of asset sales, (2) payments with the proceeds of Indebtedness or equity and (3) payments of Loans or other Obligations, provided that repayment of Loans shall be deducted in determining Excess Cash Flow if such payments were (x) required as a result of a Scheduled Repayment under Section 4.02(b) or (y) made as a voluntary prepayment pursuant to Section 4.01 with internally generated funds (but in the case of a voluntary prepayment of Revolving Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment)) during such period, (iii) the increase, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period and (iv) without duplication of amounts deducted in the preceding clauses
(b)(i), (ii) and (iii), the amount of cash expended in respect of Permitted Acquisitions during such period, except to the extent financed with Indebtedness.

          "Excess Cash Flow Payment Date" shall mean the date occurring 90 days after the last day of a fiscal year of the Borrower.

          "Excess Cash Flow Payment Period" shall mean, with respect to the repayment required on each Excess Cash Flow Payment Date, the immediately preceding fiscal year of the Borrower.

          "Exchange Senior Subordinated Notes" means Senior Subordinated Notes which are substantially identical securities to the Senior Subordinated Notes issued on or prior to the Initial Borrowing Date, which Exchange Senior Subordinated Notes shall be issued pursuant to a registered exchange offer or private exchange offer for the Senior Subordinated Notes and pursuant to the Senior Subordinated Notes Indenture. In no event will the issuance of any Exchange Senior Subordinated Notes increase the aggregate principal amount of Senior Subordinated Notes then outstanding or otherwise result in an increase in an interest rate applicable to the Senior Subordinated Notes.

          "Existing Indebtedness" shall have the meaning provided in Section 5.09(c).

          "Existing Indebtedness Agreements" shall have the meaning provided in
Section 5.12.

          "Existing Letter of Credit" shall have the meaning provided in Section 2.01(e)

          "Facing Fee" shall have the meaning provided in Section 3.01(c).

          "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

          "Fees" shall mean all amounts payable pursuant to, or referred to in,
Section 3.01.

          "FNBC" shall mean First National Bank of Chicago in its individual capacity and any successor thereto.

          "Foreign Pension Plan" means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or any of its Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

          "Foreign Subsidiary" shall mean each Subsidiary of the Borrower other than a Domestic Subsidiary.

          "Foreign Unrestricted Subsidiary" shall mean each Unrestricted Subsidiary that is incorporated under the laws of any jurisdiction other than the United States of America, any State thereof, the United States Virgin Islands or Puerto Rico.

          "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 9, including defined terms as used therein, are subject (to the extent provided therein) to Section 13.07(a).

          "Gross-Up Amount" shall have the meaning provided in Section 4.04(a).

          "Guaranties" shall mean and include the Subsidiaries Guaranty and each guaranty entered into pursuant to Section 8.12 or 8.14.

          "Guarantors" shall mean each Subsidiary Guarantor and any other Person party to a Guaranty.

          "Hazardous Materials" shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic pollutants," "contaminants" or "pollutants" under any Environmental Law, or words of similar meaning and regulatory effect.

          "Indebtedness" of any Person shall mean, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services payable to the sellers thereof or any of such seller's assignees which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person but excluding deferred rent as determined in accordance with GAAP, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay
                                                            ----
and similar obligations, (vii) all obligations under Interest Rate Protection Agreements and Other Hedging Agreements and (viii) all Contingent Obligations of such Person, provided, that Indebtedness shall not include trade payables and
             --------
accrued expenses, in each case arising in the ordinary course of business.

          "Information Systems and Equipment" shall mean all computer hardware, firmware and software, as well as other information processing systems, or any equipment containing embedded microchips, whether directly owned, licensed, leased, operated or otherwise controlled by the Borrower or any of its Subsidiaries, including through third-party service providers, and which, in whole or in part, are used, operated, relied upon, or integral to, the Borrower's or any of its Subsidiaries' conduct of their business.

          "Initial Borrowing Date" shall mean the date upon which the initial Borrowing of Loans occurs.

          "Intercompany Loan" shall have the meaning provided in Section
9.05(f).

          "Intercompany Notes" shall mean promissory notes, in the form of Exhibit M, evidencing Intercompany Loans.

          "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

          "Interest Period," with respect to any Eurodollar Loan, shall mean the interest period applicable thereto, as determined pursuant to Section 1.09.

          "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

          "Investment" shall have the meaning provided in the preamble to
Section 9.05.

          "IT Upgrade Expenditures" means expenditures relating to the upgrade of the Borrower's and its Subsidiaries' information technology systems to the extent these expenditures would have been capitalized by the Borrower and its Subsidiaries in accordance with their accounting policies in effect on the Initial Borrowing Date.

          "Joint Venture" shall mean any Person, other than an individual or a Wholly-Owned Subsidiary of the Borrower, (i) in which the Borrower or a Subsidiary of the Borrower holds or acquires an ownership interest (whether by way of capital stock, partnership or limited liability company interest, or other evidence of ownership) and (ii) which is engaged in a Permitted Business.

          "L/C Supportable Indebtedness" shall mean obligations of the Borrower or its Wholly-Owned Subsidiaries incurred in the ordinary course of business and otherwise permitted to exist pursuant to the terms of this Agreement.

          "Leasehold" of any Person shall mean all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

          "Letter of Credit" shall have the meaning provided in Section 2.01(a).

          "Letter of Credit Fees" shall have the meaning provided in Section 3.01(b).

          "Letter of Credit Issuer" shall mean BTCo, FNBC and any other Bank which, at the request of the Borrower and with the consent of the Administrative Agent, agrees in such Bank's sole discretion to become a Letter of Credit Issuer for purposes of issuing Letters of Credit pursuant to Section 2. The sole Letter of Credit Issuers on the Initial Borrowing Date are BTCo and FNBC.

          "Letter of Credit Outstandings" shall mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

          "Letter of Credit Request" shall have the meaning provided in Section 2.02(a).

          "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien, hypothec or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any similar recording or notice statute, and any lease having substantially the same effect as the foregoing).

          "Loan" shall mean each Term Loan, each Revolving Loan and each Swingline Loan.

          "LTS Equity Rollover" shall have the meaning provided in Section 5.08(a).

          "Management Agreements" shall have the meaning provided in Section
5.12.

          "Management Participants" shall mean members of senior management of the Borrower and its Subsidiaries acceptable to the Administrative Agent.

          "Mandatory Borrowing" shall have the meaning provided in Section 1.01(d).

          "Margin Stock" shall have the meaning provided in Regulation U.

          "Material Adverse Effect" shall mean a material adverse effect on the business, properties, assets, liabilities, condition (financial or otherwise) or prospects of (i) the Borrower or the Borrower and its Subsidiaries taken as a whole and (ii) in the case of any condition or representation and warranty to be satisfied or made, as the case may be, on the Initial Borrowing Date, Pacer Logistics and its Subsidiaries taken as a whole.

          "Material Contracts" shall have the meaning provided in Section 5.12.

          "Maturity Date", with respect to any Tranche of Loans, shall mean the Term Loan Maturity Date, the Revolving Loan Maturity Date or the Swingline Expiry Date, as the case may be.

          "Maximum Permitted Acquisition Leverage Ratio" shall mean, at any time, the maximum Adjusted Leverage Ratio which may exist pursuant to Section
9.10 without giving rise to a Default or Event of Default at such time, adjusted by reducing the ratio appearing in such maximum Adjusted Leverage Ratio by 0.25.

          "Maximum Permitted Consideration" shall mean, with respect to any Permitted Acquisition, the sum (without duplication) of (i) the aggregate liquidation preference of Preferred Stock issued by the Borrower as consideration in connection with such Permitted Acquisition, (ii) the aggregate principal amount of Permitted Acquired Debt acquired or assumed by the Borrower or any of its Subsidiaries in connection with such Permitted Acquisition, (iii) the aggregate principal amount of all cash paid (or to be paid) by the Borrower or any of its Subsidiaries in connection with such Permitted Acquisition (including payments of fees and costs and expenses in connection therewith),
(iv) the aggregate principal amount of all other Indebtedness assumed, incurred and/or issued in connection with such Permitted Acquisition to the extent permitted by Section 9.04 and (v) the fair market value (determined in good faith by senior management of the Borrower) of all other consideration payable in connection with such Permitted Acquisition (other than Borrower Common Stock).

          "Maximum Swingline Amount" shall mean $2,500,000.

          "Minimum Borrowing Amount" shall mean (i) for Revolving Loans, $1,000,000, (ii) for Term Loans, $5,000,000 and (iii) for Swingline Loans, $500,000.

          "Moody's" shall mean Moody's Investors Service, Inc.

          "Morgan" shall mean Morgan Stanley Senior Funding, Inc. in its individual capacity and any successor thereto.

          "Multiemployer Plan" shall mean any multiemployer plan as defined in
Section 4001(a)(3) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

          "Net Cash Proceeds" shall mean for any event requiring a reduction of the Total Revolving Loan Commitment and/or repayment of Term Loans pursuant to
Section 3.03 or 4.02,
as the case may be, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such event, net of reasonable transaction costs (including, as applicable, any underwriting, brokerage or other customary commissions and reasonable legal, advisory and other fees and expenses associated therewith) received from any such event.

          "Net Sale Proceeds" shall mean for any sale of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from any sale of assets, net of (i) reasonable transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions and reasonable legal, advisory and other fees and expenses, including title and recording expenses, associated therewith) and payments of unassumed liabilities relating to the assets sold at the time of, or within 30 days after, the date of such sale, (ii) the amount of such gross cash proceeds required to be used to repay any Indebtedness (other than Indebtedness of the Banks pursuant to this Agreement) which is secured by the respective assets which were sold, and (iii) the estimated marginal increase in income taxes which will be payable by the Borrower's consolidated group with respect to the fiscal year in which the sale occurs as a result of such sale; provided, however, that
                                                        --------  -------
such gross proceeds shall not include any portion of such gross cash proceeds which the Borrower determines in good faith should be reserved for post-closing adjustments (including indemnification payments) (in the event such amount of gross cash proceeds so reserved exceeds $50,000, to the extent the Borrower delivers to the Banks a certificate signed by its chief financial officer or treasurer, controller or chief accounting officer as to such determination), it being understood and agreed that on the day that all such post-closing adjustments have been determined (which shall not be later than six months following the date of the respective asset sale), the amount (if any) by which the reserved amount in respect of such sale or disposition exceeds the actual post-closing adjustments payable by the Borrower or any of its Subsidiaries shall constitute Net Sale Proceeds on such date received by the Borrower and/or any of its Subsidiaries from such sale, lease, transfer or other disposition. The parties hereto acknowledge and agree that Net Sale Proceeds shall not include any trade-in-credits or purchase price reductions received by the Borrower or any of its Subsidiaries in connection with an exchange of equipment for replacement equipment that is the functional equivalent of such exchanged equipment.

          "New Withholding Regulations" shall have the meaning provided in
Section 4.04(b).

          "Non-Defaulting Bank" shall mean each Bank other than a Defaulting
Bank.

          "Non-Wholly Owned Entity" shall have the meaning provided in the definition of Permitted Acquisition.

          "Note" shall mean each Term Note, each Revolving Note and/or the Swingline Note, as the context may require.

          "Notice of Borrowing" shall have the meaning provided in Section 1.03(a).

          "Notice of Conversion" shall have the meaning provided in Section
1.06.

          "Notice Office" shall mean the office of the Administrative Agent located at One Bankers Trust Plaza, New York, New York 10006 or such other office as the Administrative Agent may designate to the Borrower and the Banks from time to time.

          "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Administrative Agent, the Syndication Agent, the Documentation Agent, the Collateral Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

          "Other Hedging Agreements" shall mean any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against fluctuations in currency values.

          "Pacer Logistics" shall mean Pacer International, Inc., a Delaware corporation, which corporation shall be renamed Pacer Logistics, Inc. on the Initial Borrowing Date immediately after giving effect to the Transaction.

          "Pacer Logistics Acquisition" shall have the meaning provided in
Section 5.08(b).

          "Pacer Logistics Acquisition Corp." shall mean Mile High Acquisition Corp. II, a Delaware corporation and a Wholly-Owned Subsidiary of the Borrower.

          "Pacer Logistics Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of February 22, 1999, among the Borrower, Pacer Logistics Acquisition Corp. and Pacer Logistics (including the schedules and exhibits thereto), as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Pacer Logistics Acquisition Documents" shall mean the Pacer Logistics Merger Agreement and all other agreements, instruments and documents entered into or delivered in connection with the Pacer Logistics Acquisition.

          "Pacer Logistics Equity Rollover" shall have the meaning provided in
Section 5.08(b).

          "Pacer Logistics Preferred Stock" shall have the meaning provided in
Section 5.08(b).

          "Pacer Logistics Preferred Stock Trigger Date" shall mean May 28,
2001.

          "Participant" shall have the meaning provided in Section 2.03(a).

          "Payment Office" shall mean the office of the Administrative Agent located at One Bankers Trust Plaza, New York, New York 10006 or such other office as the Administrative Agent may designate to the Borrower and the Banks from time to time.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Permitted Acquired Debt" shall have the meaning set forth in Section 9.04(d).

          "Permitted Acquisition" shall mean the acquisition by the Borrower or any of its Wholly-Owned Domestic Subsidiaries of assets constituting a business, division or product line of any Person not already a Subsidiary of the Borrower or any of its Wholly-Owned Subsidiaries or of 100% of the capital stock or other equity interests of any such Person, provided that (A) the consideration paid by
                                     --------
the Borrower or such Wholly-Owned Subsidiary consists solely of cash (including proceeds of Revolving Loans), the issuance of the Borrower Common Stock, the issuance of any Qualified Preferred Stock or Disqualified Preferred Stock otherwise permitted in Section 9.13, the issuance of Indebtedness otherwise permitted in Section 9.04 (including Permitted Subordinated Indebtedness) and the assumption/acquisition of any Permitted Acquired Debt (calculated in accordance with GAAP) relating to such business, division, product line or Person which is permitted to remain outstanding in accordance with the requirements of Section 9.04, (B) those acquisitions that are structured as stock acquisitions shall be effected through a purchase of 100% of the capital stock or other equity interests of such Person by the Borrower or such Wholly-Owned Domestic Subsidiary or through a merger between such Person and a Wholly-Owned Domestic Subsidiary of the Borrower, so that after giving effect to such merger, 100% of the capital stock or other equity interests of the surviving corporation of such merger is owned by the Borrower or a Wholly-Owned Domestic Subsidiary, (C) in the case of the acquisition of 100% of the capital stock or other equity interests of any Person, such Person (the "Acquired Person") shall own no capital stock or other equity interests of any other Person unless either
(x) the Acquired Person owns 100% of the capital stock or other equity interests of such other Person or (y) if the Acquired Person owns capital stock or equity interests in any other Person which is not a Wholly-Owned Subsidiary of the Acquired Person (a "Non-Wholly Owned Entity"), both (1) the Acquired Person shall not have been created or established in contemplation of, or for purposes of, the respective Permitted Acquisition and (2) any Non-Wholly Owned Entity of the Acquired Person shall have been non-wholly-owned prior to the date of the respective Permitted Acquisition and not created or established in contemplation thereof, (D) substantially all of the business, division or product line acquired pursuant to the respective Permitted Acquisition, or the business of the Acquired Person and its Subsidiaries taken as a whole, is in the United States, (E) the assets acquired, or the business of the Acquired Person and its Subsidiaries, shall be in a Permitted Business and (F) all applicable requirements of Sections 8.14 and 9.02 applicable to Permitted Acquisitions are satisfied. Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition which does not otherwise meet the requirements set forth above in the definition of "Permitted Acquisition" shall constitute a Permitted Acquisition if, and to the extent, the Required Banks agree in writing that such acquisition shall constitute a Permitted Acquisition for purposes of this Agreement.

          "Permitted Acquisition Additional Cost-Savings" shall mean, in connection with each Permitted Acquisition, those demonstrable cost-savings and other adjustments (in each case not included pursuant to clause (iii) or (iv) of the definition of Pro Forma Basis contained herein)
                  --- -----
reasonably anticipated by the Borrower to be achieved in connection with such Permitted Acquisition for the 12 month period following the consummation of such Permitted Acquisition, which cost-savings and other adjustments shall be estimated on a good faith basis by the Borrower and, if requested by the Administrative Agent, be verified by a nationally recognized accounting firm or as otherwise agreed to by the Administrative Agent.

          "Permitted Business" shall mean the freight and transportation-related services and related businesses and including, without limitation, trucking (including flatbed and specialized heavy haul trucking), railway shipping, intermodal and other marketing (rail or over-the-road), transportation equipment maintenance and inspections, warehousing and freight handling, freight consolidation and deconsolidation, cross-dock, less-than-truckload common carrier services, cartage and drayage, general consumer and specialized freight services, comprehensive transportation management and services, traffic management, railroad signal project management, rail terminal management and logistics services to coordinate the foregoing services (including integrated freight transportation), in each case as such businesses are conducted by the Borrower and its Subsidiaries on the Effective Date and any other business or activities as may be substantially similar, incidental or related thereto, and reasonable extensions of the foregoing.

          "Permitted Debt" shall mean and include Permitted Acquired Debt, Permitted Subordinated Refinancing Indebtedness and Permitted Subordinated Indebtedness.

          "Permitted Encumbrances" shall mean (i) those liens, encumbrances, hypothecs and other matters affecting title to any Real Property and found reasonably acceptable by the Administrative Agent, (ii) as to any particular Real Property at any time, such easements, encroachments, covenants, rights of way, minor defects, irregularities or encumbrances on title which could not reasonably be expected to materially impair such Real Property for the purpose for which it is held by the mortgagor or grantor thereof, or the lien or hypothec held by the Collateral Agent, (iii) zoning and other municipal ordinances which are not violated in any material respect by the existing improvements and the present use made by the mortgagor or grantor thereof of the premises, (iv) general real estate taxes and assessments not yet delinquent, and
(v) such other similar items as the Administrative Agent may consent to (such consent not to be unreasonably withheld).

          "Permitted Holders" shall mean Apollo Group and its Affiliates and the Management Participants (to the extent acting as a "group" within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as in effect on the Effective Date).

          "Permitted Liens" shall have the meaning provided in Section 9.03.

          "Permitted Sale-Leaseback Transaction" shall mean any sale by the Borrower or any of its Subsidiaries of any asset first acquired by the Borrower or such Subsidiary after the Effective Date which asset is then leased back to the Borrower or such Subsidiary, provided that (i) the proceeds of the
                                 --------
respective sale shall be entirely cash and in an amount at least equal to 85% of the aggregate amount expended by the Borrower or such Subsidiary in so acquiring such asset, (ii) such sale and leaseback are effected within 90 days of the acquisition by the Borrower or such Subsidiary of such asset, and (iii) the respective transaction is otherwise effected in accordance with the applicable requirements of Section 9.02(n).

          "Permitted Subordinated Indebtedness" shall mean subordinated Indebtedness of the Borrower incurred in connection with a Permitted Acquisition and in accordance with Section 8.14, which Permitted Subordinated Indebtedness and all terms and conditions thereof (including, without limitation, the maturity thereof, the interest rate applicable thereto, amortization, defaults, remedies, voting rights, subordination provisions, etc.), and the documentation therefor, shall be reasonably satisfactory to the Administrative Agent, provided, that in any event, unless the Required Banks otherwise expressly
--------
consent in writing prior to the incurrence thereof, (i) no such Indebtedness shall be guaranteed by any Subsidiary of the Borrower, (ii) no such Indebtedness shall be secured by any asset of the Borrower or any of its Subsidiaries and
(iii) such Indebtedness has substantially the same (or, from the perspective of the Banks, more favorable) subordination provisions as are contained in the Senior Subordinated Notes Documents. The incurrence of Permitted Subordinated Indebtedness shall be deemed to be a representation and warranty by the Borrower that all conditions thereto have been satisfied in all material respects and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 6 and 10.

          "Permitted Subordinated Refinancing Indebtedness" shall mean Indebtedness of the Borrower issued or given in exchange for, or all the proceeds of which are used to refinance, all of the outstanding Senior Subordinated Notes, so long as (a) such Indebtedness has a weighted average life to maturity greater than or equal to the weighted average life to maturity of the Senior Subordinated Notes, (b) such refinancing does not (i) increase the amount of such Indebtedness outstanding immediately prior to such refinancing or
(ii) add guarantors, obligors or security from that which applied to the Senior Subordinated Notes, (c) such Indebtedness has substantially the same (or, from the perspective of the Banks, more favorable) subordination provisions, if any, as applied to the Senior Subordinated Notes, and (d) all other terms of such refinancing (including, without limitation, with respect to the amortization schedules, redemption provisions, maturities, covenants, defaults and remedies), are not, taken as a whole, materially less favorable to the Borrower than those previously existing with respect to the Senior Subordinated Notes.

          "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan but excluding all Multiemployer Plans.

          "Pledge Agreement" shall have the meaning provided in Section 5.10(a).

          "Pledge Agreement Collateral" shall mean all of the "Collateral" as defined in the Pledge Agreement.

          "Pledged Securities" shall mean all the Pledged Securities as defined in the Pledge Agreement.

          "Post-Closing Period" shall have the meaning provided in Section 8.14(a).

          "Preferred Stock," as applied to the capital stock of any Person, means capital stock of such Person (other than common stock of such Person) of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of capital stock of any other class of such Person, and shall include any Qualified Preferred Stock, Disqualified Preferred Stock, Pacer Logistics Preferred Stock and, on and after the issuance thereof, Borrower Exchange PIK Preferred Stock.

          "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

          "Pro Forma Balance Sheet" shall have the meaning provided in Section
           --- -----
5.15.

          "Pro Forma Basis" shall mean, in connection with any calculation of
           --- -----
compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (w) if the relevant period
                                 --- -----
to be tested includes any period prior to the Initial Borrowing Date, the consummation of the Transaction as if the same had occurred on the first day of such period (for such purpose, without giving pro forma effect to synergies and
                                              --- -----
cost savings which have been, or may be, realized in connection with the Transaction, such synergies and cost savings having been independently accounted for in the proviso to the definition of "Consolidated EBITDA"), (x) the incurrence of any Indebtedness (other than revolving Indebtedness, except to the extent same is incurred to finance the Transaction, to refinance other outstanding Indebtedness or to finance Permitted Acquisitions) or Preferred Stock (other than Qualified Preferred Stock of the Borrower) after the first day of the relevant Calculation Period as if such Indebtedness or Preferred Stock had been incurred or issued (and the proceeds thereof applied) on the first day of the relevant Calculation Period, (y) the permanent repayment of any Indebtedness (other than revolving Indebtedness except to the extent paid with Permitted Debt or Disqualified Preferred Stock) or Preferred Stock (other than Qualified Preferred Stock of the Borrower) after the first day of the relevant Calculation Period as if such Indebtedness or Preferred Stock had been retired or redeemed on the first day of the relevant Calculation Period and (z) the Permitted Acquisition, if any, then being consummated as well as any other Permitted Acquisition consummated after the first day of the relevant Calculation Period and on or prior to the date of the respective Permitted Acquisition then being effected, with the following rules to apply in connection therewith:

          (i) all Indebtedness and Preferred Stock (other than Qualified Preferred Stock of the Borrower) (x) (other than revolving Indebtedness, except to the extent same is incurred to finance the Transaction, to refinance other outstanding Indebtedness, or to finance Permitted Acquisitions) incurred or issued after the first day of the relevant Calculation Period (whether incurred to finance a Permitted Acquisition, to refinance Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of the respective Calculation Period and remain outstanding through the date of determination (and thereafter in the case of projections pursuant to Section 8.14(a)(iv)) and (y) (other than revolving Indebtedness except to the extent paid with Permitted Debt or Disqualified Preferred Stock) permanently retired or redeemed after the first day of the relevant Calculation Period shall be deemed to have been retired or redeemed on the first day of the respective Calculation Period and remain retired through the date of determination (and thereafter in the case of projections pursuant to Section 8.14(a)(iv));

          (ii) all Indebtedness or Preferred Stock (other than Qualified Preferred Stock of the Borrower) assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest or accrued dividends, as the case may be, at (x) the rate applicable thereto, in the case of fixed rate Indebtedness or Preferred Stock or (y) the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Indebtedness or Preferred Stock (although interest expense with respect to any Indebtedness or Preferred Stock for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding); provided that for purposes of
                                                   --------
     calculations pursuant to Section 8.14(a)(iv), all Indebtedness or Preferred Stock (whether actually outstanding or deemed outstanding) bearing interest at a floating rate of interest shall be tested on the basis of the rates applicable at the time the determination is made pursuant to said provisions;

          (iii) in making any determination of Consolidated EBITDA, pro forma
                                                                     --- -----
     effect shall be given to any Permitted Acquisition consummated after the first day of the respective period being tested, taking into account, for any portion of the relevant period being tested occurring prior to the consummation of such Permitted Acquisition, demonstrable cost savings actually achieved simultaneously with, or to be achieved within the one-year period following, the closing of the respective Permitted Acquisition, which cost savings would be permitted to be recognized in pro forma
                                                               --- -----
     statements prepared in accordance with Regulation S-X under the Securities Act, as if such cost-savings were realized on the first day of the relevant period;

          (iv) without duplication of adjustments provided above, in case of any Permitted Acquisition consummated after the first day of the relevant period being tested, pro forma effect shall be given to the termination or
                          --- -----
     replacement of operating leases with

     Capitalized Lease Obligations or other Indebtedness, and to any replacement of Capitalized Lease Obligations or other Indebtedness with operating leases, in each case effected at the time of the consummation of such Permitted Acquisition or thereafter, in each case if effected after the first day of the period being tested and prior to the date the respective determination is being made, as if such termination or replacement had occurred on the first day of the relevant period; and

          (v) in making any determination of Consolidated EBITDA for purposes of any calculation of the Adjusted Total Leverage Ratio, the Adjusted Senior Leverage Ratio and the Consolidated Interest Coverage Ratio only, (x) for any Permitted Acquisition which occurred during the last two fiscal quarters comprising the respective Test Period (and, in the case of Section 8.14, thereafter and on or prior to the relevant date of determination), there shall be added to Consolidated EBITDA the amount of Permitted Acquisition Additional Cost Savings, determined in accordance with the definition thereof contained herein, expected to be realized with respect to such Permitted Acquisition, (y) for any Permitted Acquisition effected in the second fiscal quarter of the respective Test Period, the Consolidated EBITDA shall be increased by 50% of the Permitted Acquisition Additional Cost Savings estimated to arise in connection with the respective Permitted Acquisition and (z) for any Permitted Acquisition effected in the first fiscal quarter of the respective Test Period, the Consolidated EBITDA shall be increased by 25% of the Permitted Acquisition Additional Cost Savings estimated to arise in connection with the respective Permitted Acquisition; provided that the aggregate additions to
                                       --------
     Consolidated EBITDA, for any period being tested, pursuant to this clause
     (v) shall not exceed 15% of the amount which would have been Consolidated EBITDA in the absence of the adjustment pursuant to this clause (v).

Notwithstanding anything to the contrary contained above, (x) for purposes of Sections 9.09 and 9.10 and, for purposes of all determinations of the Applicable Margins, pro forma effect (as otherwise provided above) shall only be
                    --- -----
given for events or occurrences which occurred during the respective Test Period but not thereafter and (y) for purposes of Section 8.14, pro forma effect (as
                                                         --- -----
otherwise provided above) shall be given for events or occurrences which occurred during the respective Test Period and thereafter but on or prior to the respective date of determination.

          "Projections" shall have the meaning provided in Section 5.15(b).

          "Qualified IPO" shall mean an underwritten public offering of Borrower Common Stock which generates cash proceeds to the Borrower of at least $50,000,000.

          "Qualified Preferred Stock" shall mean any Preferred Stock of the Borrower, the express terms of which shall provide that dividends thereon shall not be required to be paid at any time (and to the extent) that such payment would be prohibited by the terms of this Agreement or any other agreement of the Borrower relating to outstanding indebtedness and which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (including any Change of Control Event), cannot mature and is not mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, and is not redeemable, or required to be repurchased, at the sole option of the holder thereof (including, without limitation, upon the occurrence of a Change of Control Event), in whole or in part, on or prior to the date occurring two years after the Maturity Date.

          "Quarterly Payment Date" shall mean the last Business Day of each March, June, September and December.

          "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, immovable property, improvements and fixtures, including Leaseholds.

          "Recap Distribution" shall have the meaning provided in Section
5.08(a).

          "Recapitalization" shall mean and include the Acquisition, the LTS Equity Rollover, the Recap Distribution and such other transactions contemplated by the Recapitalization Documents.

          "Recapitalization Documents" shall mean and include (i) the Stock Purchase Agreement and (ii) all other agreements and documents governing, or relating to, the Recapitalization.

          "Recovery Event" shall mean the receipt by the Borrower or any of its Subsidiaries of any insurance or condemnation proceeds (other than proceeds from business interruption insurance) payable (i) by reason of theft, physical destruction or damage or any other similar event with respect to any properties or assets of the Borrower or any of its Subsidiaries, (whether under any policy of insurance required to be maintained under Section 8.03 or otherwise) and (ii) by reason of any condemnation, taking, seizing or similar event with respect to any properties or assets of the Borrower or any of its Subsidiaries.

          "Refinanced Indebtedness" shall have the meaning provided in Section 5.09(a).

          "Refinancing" shall mean the refinancing transactions described in Sections 5.09(a) and (b).

          "Refinancing Documents" shall mean each of the agreements, documents and instruments entered into in connection with the Refinancing.

          "Register" shall have the meaning provided in Section 13.17.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from to time in effect and any successor to all or any portion thereof.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or any portion thereof.

          "Release" means disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing, pouring and the like, into or upon any land or water or air, or otherwise entering into the environment.

          "Replaced Bank" shall have the meaning provided in Section 1.13.

          "Replacement Bank" shall have the meaning provided in Section 1.13.

          "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection
 .22, .23, .25, .27, or .28 of PBGC Regulation Section 4043.

          "Required Banks" shall mean Non-Defaulting Banks, the sum of whose outstanding Term Loans and Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and Adjusted RL Percentage of outstanding Swingline Loans and Letter of Credit Outstandings) represent an amount greater than 50% of the sum of all outstanding Term Loans of Non-Defaulting Banks and the Adjusted Total Revolving Loan Commitment (or after the termination thereof, the sum of the then total outstanding Revolving Loans of Non-Defaulting Banks and the aggregate Adjusted RL Percentages of all Non-Defaulting Banks of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).

          "Revolving Loan" shall have the meaning provided in Section 1.01(b).

          "Revolving Loan Commitment" shall mean, with respect to each RL Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "Revolving Loan Commitment," as the same may be reduced from time to time pursuant to Sections 3.02, 3.03, 4.02 and/or Section 10.

          "Revolving Loan Maturity Date" shall mean May 28, 2004.

          "Revolving Note" shall have the meaning provided in Section 1.05(a).

          "RL Bank" shall mean at any time each Bank with a Revolving Loan Commitment or with outstanding Revolving Loans.

          "RL Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Bank at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if the RL Percentage of
                                        --------
any Bank is to be determined after the Total Revolving

Loan Commitment has been terminated, then the RL Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination.

          "Rolling Stock" shall mean railroad cars, locomotives, stacktrain cars and other rolling stock (including superstructures, racks and accessories thereto).

          "Rollover Amount" shall have the meaning provided in Section 9.11(a).

          "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

          "Sale-Leaseback Transaction" shall have the meaning provided in
Section 5.08(c).

          "Sale-Leaseback Transaction Documents" shall mean the Purchase, Sale and Lease Agreement, dated as of May 28, 1999, between the Borrower, as Lessee, and Transamerica Leasing Inc., as Lessor, and the other agreements and documents entered into in connection with the Sale-Leaseback Transaction, each as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Scheduled Repayment" shall have the meaning provided in Section 4.02(b).

          "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

          "Section 4.04(b)(ii) Certificate" shall have the meaning provided in
Section 4.04(b)(ii).

          "Secured Creditors" shall have the meaning provided in the Security Documents.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Security Agreement" shall have the meaning provided in Section
5.10(b).

          "Security Agreement Collateral" shall mean all of the "Collateral" as defined in the Security Agreement.

          "Security Documents" shall mean and include the Pledge Agreement, the Security Agreement and each Additional Security Document, if any.

          "Senior Subordinated Notes" shall mean the Borrower's 11-3/4% Senior Subordinated Notes due 2007, issued pursuant to the Senior Subordinated Note Indenture, as in effect on the Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. As used herein, the term "Senior Subordinated Notes" shall include any Exchange Senior Subordinated Notes issued pursuant to the Senior Subordinated Notes Indenture in exchange for theretofore outstanding Senior

Subordinated Notes, as contemplated by the Offering Memorandum, dated as of May 24, 1999, and the definition of Exchange Senior Subordinated Notes.

          "Senior Subordinated Notes Documents" shall mean the Senior Subordinated Notes, the Senior Subordinated Notes Indenture and all other documents executed and delivered with respect to the Senior Subordinated Notes or Senior Subordinated Notes Indenture, as in effect on the Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Senior Subordinated Notes Indenture" shall mean the Indenture, dated as of May 28, 1999, among the Borrower, the Subsidiary Guarantors and the Senior Subordinated Notes Indenture Trustee, as in effect on the Effective Date and as thereafter amended, modified or supplemented from time to time in accordance with the requirements hereof and thereof.

          "Senior Subordinated Notes Indenture Trustee" shall mean Wilmington Trust Company or any successor thereto.

          "Shareholder Subordinated Note" shall mean an unsecured junior subordinated note issued by the Borrower (and not guaranteed or supported in any way by the Borrower or any of its Subsidiaries) in the form of Exhibit N.

          "Shareholders' Agreements" shall have the meaning provided in Section 5.12.

          "Standby Letter of Credit" shall have the meaning provided in Section 2.01(a).

          "Start Date" shall have the meaning provided in the definition of Applicable Margin.

          "Stated Amount" of each Letter of Credit shall mean the maximum amount available to be drawn thereunder (regardless of whether any conditions for drawing could then be met).

          "Stock Purchase Agreement" shall mean the Stock Purchase Agreement, dated as of March 15, 1999, between Acquisition Corp. and APL, as in effect on the Effective Date and as the same may be amended, modified or supplemented from time to time pursuant to the terms hereof and thereof.

          "STB" shall mean the Surface Transportation Board or any successor thereto.

          "Subsidiaries Guaranty" shall have the meaning provided in Section
5.11.

          "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity (other than a corporation) in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time. Notwithstanding the foregoing (and except for purposes of Sections 7.01, 7.04, 7.12, 7.16, 7.17, 7.20,
8.01(h), 8.07, 8.08, 10.05, 10.06 and 10.09, and the definitions of Unrestricted Subsidiary and Wholly-Owned Unrestricted Subsidiary contained herein), an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the Borrower or any of its other Subsidiaries for purposes of this Agreement.

          "Subsidiary Guarantor" shall mean each Wholly-Owned Domestic Subsidiary (and, to the extent required by Section 8.12, each Wholly-Owned Foreign Subsidiary) of the Borrower that is or becomes a party to a Guaranty.

          "Swingline Expiry Date" shall mean the date which is five Business Days prior to the Revolving Loan Maturity Date.

          "Swingline Loan" shall have the meaning provided in Section 1.01(c).

          "Swingline Note" shall have the meaning provided in Section 1.05(a).

          "Syndication Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Syndication Agent designated pursuant to Section 12.10.

          "Syndication Date" shall mean that date upon which the Administrative Agent determines (and notifies the Borrower and the Banks) that the primary syndication of the Loans and Commitments (and resultant addition of Persons as Banks pursuant to Section 13.04(b)) has been completed.

          "Tax Act" shall have the meaning provided in Section 4.04(f).

          "Tax Allocation Agreements" shall have the meaning provided in Section 5.12.

          "Tax Benefit" shall have the meaning provided in Section 4.04(c).

          "Taxes" shall have the meaning provided in Section 4.04(a).

          "Term Loan" shall have the meaning provided in Section 1.01(a).

          "Term Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "Term Loan Commitment," as the same may be terminated pursuant to Sections 3.03 and/or 10.

          "Term Loan Maturity Date" shall mean May 28, 2006.

          "Term Note" shall have the meaning provided in Section 1.05(a).

          "Test Period" shall mean each period of four consecutive fiscal quarters then last ended, in each case taken as one accounting period. Notwithstanding anything to the contrary contained above or in Section 13.07 or otherwise required by GAAP, in the case of any Test Period ending prior to the first anniversary of the Initial Borrowing Date, such period shall be a one-year period ending on the last day of the fiscal quarter last ended, with any calculations of (x) Consolidated Interest Expense required in determining compliance with Section 9.09 to be made on a pro forma basis in accordance with, and to the extent provided in, the
     --- -----
immediately succeeding sentence and (y) Consolidated EBITDA required in determining compliance with Sections 9.09 and 9.10 and determining the Adjusted Total Leverage Ratio, the Total Leverage Ratio and the Adjusted Senior Leverage Ratio for all purposes of this Agreement to be made on a pro forma basis in
                                                         --- -----
accordance with, and to the extent provided in, the second succeeding sentence. To the extent the respective Test Period (i) includes the fourth fiscal quarter of the fiscal year ended December 31, 1998, Consolidated Interest Expense for such fiscal quarter shall be deemed to be $7,000,000, (ii) includes the first fiscal quarter of the fiscal year ended December 31, 1999, Consolidated Interest Expense for such fiscal quarter shall be deemed to be $7,000,000 and (iii) includes the second fiscal quarter for the year ended December 31, 1999, Consolidated Interest Expense shall be determined by (x) taking actual Consolidated Interest Expense determined in accordance with the definition thereof for any period beginning on, and ending after, the Initial Borrowing Date and (y) for each day of such fiscal quarter occurring prior to the Initial Borrowing Date, using a per-day Consolidated Interest Expense of $77,777.78; provided that any additional adjustments required by the definition of Pro Forma
--------                                                               --- -----
Basis for occurrences after the Initial Borrowing Date shall also be made. To the extent the respective Test Period (i) includes the fourth fiscal quarter of the fiscal year ended December 31, 1998, Consolidated EBITDA for such fiscal quarter shall be deemed to be $23,699,000, (ii) includes the first fiscal quarter of the fiscal year ended December 31, 1999, Consolidated EBITDA for such fiscal quarter shall be deemed to be $17,400,000 and (iii) includes the second fiscal quarter of the fiscal year ended December 31, 1999, Consolidated EBITDA shall be determined by (x) taking actual Consolidated EBITDA determined in accordance with the definition thereof for any period beginning on, and ending after, the Initial Borrowing Date and (y) for each day of such fiscal quarter occurring prior to the Initial Borrowing Date, using a per-day Consolidated EBITDA of $200,555; provided that any additional adjustments required by the
                    --------
definition of Pro Forma Basis for occurrences after the Initial Borrowing Date
              --- -----
shall also be made.

          "Total Commitment" shall mean, at any time, the sum of the Total Term Loan Commitment and the Total Revolving Loan Commitment.

          "Total Leverage Ratio" shall mean on any date the ratio of (i) Consolidated Debt on such date to (ii) Consolidated EBITDA for the Test Period most recently ended on or prior to such date. All calculations of the Total Leverage Ratio shall be made on a Pro Forma Basis, it being understood and
                                  --- -----
agreed that, as provided in the definition of Pro Forma Basis, the adjustments
                                              --- -----
contained in clause (v) thereof shall not be taken into account in determining the Total Leverage Ratio.

          "Total Revolving Loan Commitment" shall mean the sum of the Revolving Loan Commitments of each of the Banks.

          "Total Term Loan Commitment" shall mean the sum of the Term Loan Commitments of each of the Banks.

          "Total Unutilized Revolving Loan Commitment" shall mean, at any time,
(i) the Total Revolving Loan Commitment at such time less (ii) the sum of (I)
                                                     ----
the aggregate principal amount of all Revolving Loans and Swingline Loans outstanding at such time plus (II) the Letter of Credit Outstandings at such
                         ----
time.

          "Tractor Trailer" shall mean any truck, tractor, tank trailer or other trailer and any similar vehicle or trailer used in a Permitted Business.

          "Trade Letter of Credit" shall have the meaning set forth in Section 2.01(a).

          "Tranche" shall mean the respective facility and commitments utilized in making Loans hereunder, with there being three separate Tranches, i.e., Term
                                                                     ----
Loans, Revolving Loans and Swingline Loans.

          "Transaction" shall mean, collectively, (i) the consummation of the Recapitalization, (ii) the Equity Financing, (iii) the consummation of the Refinancing, (iv) the entering into of the Credit Documents and the incurrence of all Loans hereunder on the Initial Borrowing Date, (v) the consummation of the Sale-Leaseback Transaction, (vi) the consummation of the Pacer Logistics Acquisition and (vii) the payment of fees and expenses in connection with the foregoing.

          "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or a Eurodollar Loan.
                                    ----

          "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

          "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of
Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

          "Unpaid Drawing" shall have the meaning provided in Section 2.04(a).

          "Unrestricted Subsidiary" shall mean any Subsidiary of the Borrower that is acquired or created after the Initial Borrowing Date and designated by the Borrower as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent, provided that the Borrower shall only be permitted to so
                      --------
designate a new Unrestricted Subsidiary after the Initial Borrowing Date and so long as (i) no Default or Event of Default exists or would result therefrom,
(ii) in the case of any Unrestricted Subsidiary directly owned by the Borrower or any of its Wholly-Owned Domestic Subsidiaries, 100% of the capital stock of such newly-designated

Unrestricted Subsidiary is owned by the Borrower or such Wholly-Owned Domestic Subsidiary and (iii) all of the provisions of Section 9.15 shall have been complied with in respect of such newly-designated Unrestricted Subsidiary and such Unrestricted Subsidiary shall be capitalized (to the extent capitalized by the Borrower or any of its Subsidiaries) through Investments as permitted by, and in compliance with, Section 9.05(l), with any assets owned by such Unrestricted Subsidiary at the time of the initial designation thereof to be treated as Investments pursuant to Section 9.05(l), provided that at the time of
                                                    --------
the initial Investment by the Borrower or any Wholly-Owned Domestic Subsidiary in such Subsidiary, the Borrower shall designate such entity as an Unrestricted Subsidiary in a written notice to the Administrative Agent.

          "Unutilized Revolving Loan Commitment" with respect to any RL Bank at any time shall mean such RL Bank's Revolving Loan Commitment at such time less
                                                                          ----
the sum of (i) the aggregate outstanding principal amount of all Revolving Loans made by such RL Bank and (ii) such RL Bank's RL Percentage of the total Letter of Credit Outstandings at such time.

          "U.S. Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States of America.

          "Voting Stock" shall mean, as to any Person, any class or classes of capital stock of such Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such Person.

          "Wholly-Owned Domestic Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Domestic Subsidiary.

          "Wholly-Owned Foreign Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Foreign Subsidiary.

          "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares and/or other nominal amounts of shares required to be held other than by such Person under applicable law) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time; provided that (I) (x) except as provided in the last sentence of the definition of Subsidiary and (y) other than in the definition of Wholly-Owned Unrestricted Subsidiary, no Unrestricted Subsidiary shall be considered a Wholly-Owned Subsidiary and (II) Pacer Logistics shall be deemed to be a Wholly-Owned Subsidiary of the Borrower for all purposes of this Agreement, so long as the only capital stock of Pacer Logistics not owned by the Borrower and its Wholly-Owned Subsidiaries is the Pacer Logistics Preferred Stock issued as contemplated by clauses (y) and (z) of the parenthetical appearing in Section 9.13(a)(i).

          "Wholly-Owned Unrestricted Subsidiary" shall mean any Wholly-Owned Subsidiary which is an Unrestricted Subsidiary.

          "Written" (whether lower or upper case) or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile device, telegraph or cable.

          "Year 2000 Compliant" shall mean that all Information Systems and Equipment accurately process date data (including, but not limited to, calculating, comparing and sequencing), before, during and after the year 2000, as well as same and multi-century dates, or between the years 1999 and 2000, taking into account all leap years, including the fact that the year 2000 is a leap year, and further, that when used in combination with, or interfacing with, other Information Systems and Equipment, shall accurately accept, release and exchange date data, and shall in all material respects continue to function in the same manner as it performs today and shall not otherwise impair the accuracy or functionality of Information Systems and Equipment.

          SECTION 12.  The Agents.
                       ----------

          12.01  Appointment.  Each Bank hereby irrevocably designates and
                 -----------
appoints BTCo as Administrative Agent of such Bank (for purposes of this Section 12, the term "Administrative Agent" shall mean BTCo in its capacity as Administrative Agent hereunder and Collateral Agent pursuant to the Security Documents), Morgan as Syndication Agent and CSFB as Documentation Agent to act as specified herein and in the other Credit Documents, and each such Bank hereby irrevocably authorizes the Administrative Agent, the Syndication Agent and the Documentation Agent to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent, the Syndication Agent and the Documentation Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Each of the Administrative Agent, the Syndication Agent and the Documentation Agent agrees to act as such upon the express conditions contained in this Section 12. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Credit Document, the Administrative Agent, the Syndication Agent and the Documentation Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent, the Syndication Agent or the Documentation Agent. The provisions of this Section 12 are solely for the benefit of the Administrative Agent, the Syndication Agent, the Documentation Agent and the Banks, and neither the Borrower nor any of its Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, each of the Administrative Agent, the Syndication Agent and the Documentation Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Borrower or any of its Subsidiaries.

          12.02  Delegation of Duties.  Each of the Administrative Agent, the
                 --------------------
Syndication Agent and the Documentation Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. None of the Administrative Agent, the Syndication Agent or the Documentation Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          12.03  Exculpatory Provisions.  None of the Administrative Agent, the
                 ----------------------
Syndication Agent, the Documentation Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such person in its capacity as Administrative Agent, Syndication Agent or Documentation Agent, as the case may be, under or in connection with this Agreement or the other Credit Documents (except for its own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Borrower, any of its Subsidiaries or any of their respective officers contained in this Agreement or the other Credit Documents, any other Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent, the Syndication Agent or the Documentation Agent under or in connection with, this Agreement or any other Document or for any failure of the Borrower or any of its Subsidiaries or any of their respective officers to perform its obligations hereunder or thereunder. None of the Administrative Agent, the Syndication Agent or the Documentation Agent shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Documents, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries. None of the Administrative Agent, the Syndication Agent or the Documentation Agent shall be responsible to any Bank for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any other Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent, the Syndication Agent or the Documentation Agent, as the case may be, to the Banks or by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent, the Syndication Agent or the Documentation Agent, as the case may be, or any Bank or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

          12.04  Reliance by Agents.  The Administrative Agent, the Syndication
                 ------------------
Agent and the Documentation Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any of their respective Subsidiaries), independent accountants and other experts selected by the Administrative Agent, the Syndication Agent or the Documentation Agent, as the case may be. Each of the Administrative Agent, the Syndication Agent and the Documentation Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent, the Syndication Agent and the Documentation Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

          12.05  Notice of Default.  None of the Administrative Agent, the
                 -----------------
Syndication Agent or the Documentation Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent, the Syndication Agent or the Documentation Agent, as the case may be, has actually received notice from a Bank or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent, the Syndication Agent or the Documentation Agent receives such a notice, the Administrative Agent, the Syndication Agent or the Documentation Agent, as the case may be, shall give prompt notice thereof to the Banks. The Administrative Agent, the Syndication Agent or the Documentation Agent, as the case may be, shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; provided, that,
                                                               --------
unless and until the Administrative Agent, the Syndication Agent or the Documentation Agent, as the case may be, shall have received such directions, the Administrative Agent, the Syndication Agent, or the Documentation Agent, as the case may be, may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

          12.06  Nonreliance on Agents and Other Banks.  Each Bank expressly
                 -------------------------------------
acknowledges that none of the Administrative Agent, the Syndication Agent, the Documentation Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent, the Syndication Agent or Documentation Agent hereinafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent, the Syndication Agent or the Documentation Agent to any Bank. Each Bank represents to the Administrative Agent, the Syndication Agent and the Documentation Agent that it has, independently and without reliance upon the Administrative Agent, the Syndication Agent, the Documentation Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Administrative Agent, the Syndication Agent, the Documentation Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Borrower and its Subsidiaries. None of the Administrative Agent, the Syndication Agent or the Documentation Agent shall have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, assets, property, financial and other condition, prospects or creditworthiness of any Borrower or any of its Subsidiaries which may come into the possession of the Administrative Agent, the Syndication Agent, the Documentation Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates.

          12.07  Indemnification.  The Banks agree to indemnify each of the
                 ---------------
Administrative Agent, the Syndication Agent and the Documentation Agent in their respective capacities as such ratably according to their respective "percentages" as used in determining the Required Banks at such time or, if the Commitments have terminated and all Loans have been repaid in full, as determined immediately prior to such termination and repayment (with such "percentages" to be determined as if there are no Defaulting Banks), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent, the Syndication Agent or the Documentation Agent in their respective capacities as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent, the Syndication Agent or the Documentation Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrower or any of its Subsidiaries; provided, that no Bank shall be
                                            --------
liable to the Administrative Agent, the Syndication Agent or the Documentation Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting primarily from the gross negligence or willful misconduct of the Administrative Agent, the Syndication Agent or the Documentation Agent. If any indemnity furnished to the Administrative Agent, the Syndication Agent or the Documentation Agent for any purpose shall, in the opinion of the Administrative Agent, the Syndication Agent or the Documentation Agent be insufficient or become impaired, the Administrative Agent, the Syndication Agent or the Documentation Agent, as the case may be, may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 12.07 shall survive the payment of all Obligations.

          12.08  Agents in their Individual Capacities.  Each of the
                 -------------------------------------
Administrative Agent, the Syndication Agent and the Documentation Agent and their respective affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and its Subsidiaries as though the Administrative Agent, the Syndication Agent or the Documentation Agent, as the case may be, were not the Administrative Agent, the Syndication Agent or the Documentation Agent, as the case may be, hereunder. With respect to the Loans made by it and all Obligations owing to it, each of the Administrative Agent, the Syndication Agent and the Documentation Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Administrative Agent, the

Syndication Agent or the Documentation Agent, as the case may be, and the terms "Bank" and "Banks" shall include the Administrative Agent, the Syndication Agent and the Documentation Agent in their individual capacities.

          12.09  Holders.  The Administrative Agent may deem and treat the payee
                 -------
of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

          12.10  Resignation of the Agents.  (a)  The Administrative Agent may
                 -------------------------
resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 30 Business Days' prior written notice to the Borrower and the Banks. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

          (b) Upon any such notice of resignation, the Required Banks shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

          (c) If a successor Administrative Agent shall not have been so appointed within such 30 Business Day period, the Administrative Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

          (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 30th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Banks shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Banks appoint a successor Administrative Agent as provided above.

          (e) The Syndication Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving five Business Days' prior written notice to the Banks. Such resignation shall take effect at the end of such five Business Day period. Upon the effectiveness of the resignation of the Syndication Agent, the Administrative Agent shall assume all of the functions and duties of the Syndication Agent hereunder and/or under the other Credit Documents.

          (f) The Documentation Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving five Business Days' prior written notice to the Banks. Such resignation shall take effect at the end of such five Business Day period. Upon the effectiveness of the resignation of the Documentation Agent, the Administrative Agent shall assume all of the functions and duties of the Documentation Agent hereunder and/or under the other Credit Documents.

          SECTION 13.  Miscellaneous.
                       -------------

          13.01  Payment of Expenses, etc.  The Borrower agrees to:  (i) pay all
                 -------------------------
reasonable out-of-pocket costs and expenses of the Agents (including, without limitation, the reasonable fees and disbursements of White & Case LLP and local counsel) in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto and in connection with the Agents' syndication efforts with respect to this Agreement; (ii) pay all reasonable out-of-pocket costs and expenses of each Agent, each Letter of Credit Issuer and each of the Banks in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein and, after an Event of Default shall have occurred and be continuing, the protection of the rights of each Agent, each Letter of Credit Issuer and each of the Banks thereunder (including, without limitation, the reasonable fees and disbursements of counsel (including in-house counsel) for each Agent, for each Letter of Credit Issuer and for each of the Banks); (iii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iv) indemnify each Agent, the Collateral Agent, each Letter of Credit Issuer and each Bank, their respective officers, directors, employees, representatives, trustees and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent, the Collateral Agent, any Letter of Credit Issuer or any Bank is a party thereto and whether or not any such investigation, litigation or other proceeding is between or among any Agent, the Collateral Agent, any Letter of Credit Issuer, any Bank, any Credit Party or any third Person or otherwise) related to the entering into and/or performance of this Agreement or any other Document or the use of the proceeds of any Loans hereunder or any drawing on any Letter of Credit or the Transaction or the consummation of any other transactions contemplated in any Document (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified), or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property or any Environmental Claim, in each case, including, without limitation, the reasonable fees and disbursements of counsel and independent consultants incurred in connection with any such investigation, litigation or other proceeding. To the extent that the undertaking to indemnify, pay or hold harmless any Agent or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

          13.02  Right of Setoff.  In addition to any rights now or hereafter
                 ---------------
granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Agent, each Letter of Credit Issuer and each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or any of its Subsidiaries or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Agent, such Letter of Credit Issuer or such Bank (including, without limitation, by branches and agencies of such Agent, such Letter of Credit Issuer and such Bank wherever located) to or for the credit or the account of the Borrower or any of its Subsidiaries against and on account of the Obligations of the Borrower or any of its Subsidiaries to such Agent, such Letter of Credit Issuer or such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of the Borrower or any of its Subsidiaries purchased by such Bank pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Agent, such Letter of Credit Issuer or such Bank shall have made any demand hereunder and although said Obligations shall be contingent or unmatured.

          13.03  Notices.  Except as otherwise expressly provided herein, all
                 -------
notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents, as the case may be; if to any Bank, at its address specified for such Bank on Schedule II; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied or cabled or sent by overnight courier, and shall be effective when received.

          (b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent or BTCo (in the case of a Borrowing of Swingline Loans) or any Letter of Credit Issuer (in the case of the issuance of a Letter of Credit), as the case may be, may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Administrative Agent or BTCo or any Letter of Credit Issuer in good faith to be from an Authorized Officer of the Borrower. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's, BTCo's or such Letter of Credit Issuer's record of the terms of such telephonic notice.

          13.04  Benefit of Agreement.  (a)  This Agreement shall be binding
                 --------------------
upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Borrower may not
                                   --------  -------
assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of each of the Banks and, provided further, that, although any Bank may grant participations in its
     ----------------
rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments or Loans hereunder except as provided in

Section 13.04(b)) and the participant shall not constitute a "Bank" hereunder and, provided further, that no Bank shall transfer or grant any participation
     ----------------
under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment or of a mandatory repayment of Loans shall not constitute a change in the terms of such participation, that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof and that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in any rate of interest or fees for purposes of this clause (i)), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Security Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.

          (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Revolving Loan Commitment (and related outstanding Obligations hereunder) and/or its outstanding Term Loans to (i) its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more Banks or (ii) in the case of any Bank that is a fund that invests in bank loans or that manages (directly or through an Affiliate) any fund that invests in bank loans, any fund that invests in bank loans and is managed by the same investment advisor as such Bank, by an Affiliate of such investment advisor or by such Bank, as the case may be, or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank or assigning Banks, of such Revolving Loan Commitments (and related outstanding Obligations hereunder) and outstanding principal amount of Term Loans to one or more Eligible Transferees (treating (x) any fund that invests in bank loans and
(y) any other fund that invests in bank loans and is managed by the same investment advisor as such fund or by an Affiliate of such investment advisor, as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement, provided that, (i) at such time Schedule I shall be deemed modified
           --------
to reflect the Revolving Loan Commitments and/or outstanding Term Loans, as the case may be, of such new Bank and of the existing Banks, (ii) upon surrender of the old Notes (or the furnishing of a standard indemnity letter from the respective assigning Bank in respect of any lost Notes reasonably acceptable to the Borrower), new Notes will be issued, at the Borrower's expense, to such new Bank and to the assigning Bank, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Revolving Loan Commitments and/or outstanding Term Loans, as the case may be, (iii) the consent of the Administrative Agent and, so long as no Default or Event of Default is then in existence, the Borrower shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (y) of this Section 13.04(b) (which consent, in each case, shall not be unreasonably withheld or delayed), (iv) the consent of each Letter of Credit Issuer shall be required in connection with any assignment of Revolving Loan Commitments pursuant to clause (y) of this Section 13.04(b) (which consent shall not be unreasonably withheld or delayed) and (v) the Administrative Agent shall receive at the time of each assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $5,000 and, provided further, that
                                                          ----------------
such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.17. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Revolving Loan Commitments and/or outstanding Term Loans. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes, the respective assignee Bank shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable a
Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Bank's Revolving Loan Commitment and outstanding Obligations pursuant to Section 1.13 or this Section 13.04(b) would, due to circumstances existing at the time of such assignment, result in increased costs under Section 1.10, 1.11, 2.05 or 4.04 from those being charged by the respective assigning Bank prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment). Notwithstanding anything to the contrary contained above, at any time after the termination of the Total Revolving Loan Commitment, if any Revolving Loans or Letters of Credit remain outstanding, assignments may be made as provided above, except that the respective assignment shall be of a portion of the outstanding Revolving Loans of the respective RL Bank and its participation in Letters of Credit and its obligation to make Mandatory Borrowings, although any such assignment effected after the termination of the Total Revolving Loan Commitment shall not release the assigning RL Bank from its obligations as a Participant with respect to outstanding Letters of Credit or to fund its share of any Mandatory Borrowing (although the respective assignee may agree, as between itself and the respective assigning RL Bank, that it shall be responsible for such amounts).

          (c) Nothing in this Agreement shall prevent or prohibit any Bank or BTCo from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank and, with the consent of the Administrative Agent, any Bank which is a fund may pledge all or any portion of its Notes or Loans to its trustee in support of its obligations to its trustee. No pledge pursuant to this clause (c) shall release the transferor Bank from any of its obligations hereunder.

          13.05  No Waiver; Remedies Cumulative.  No failure or delay on the
                 ------------------------------
part of any Agent, the Collateral Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and any Agent, the Collateral Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any Agent, the Collateral Agent or any Bank would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agents, the Collateral Agent or the Banks to any other or further action in any circumstances without notice or demand.

          13.06  Payments Pro Rata.  (a)  The Administrative Agent agrees that
                 -----------------
promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party, it shall, except as otherwise provided in this Agreement, distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share
                                                                --- ----
of such payment) pro rata based upon their respective shares, if any, of the
                 --- ----
Obligations with respect to which such payment was received.

          (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings or Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all of the Banks in such amount; provided, that if
                                                               --------
all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          13.07  Calculations; Computations.  (a)  The financial statements to
                 --------------------------
be furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks); provided, that except as otherwise specifically
                               --------
provided herein, all computations determining the Adjusted Total Leverage Ratio, the Total Leverage Ratio and the Adjusted Senior Leverage Ratio and compliance with Sections 4.02, 8.14 and 9, including definitions used therein shall, in each case, utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the December 31, 1998 financial statements of the Borrower delivered to the Banks pursuant to
Section 7.10(b); provided further, that (i) to the extent expressly required
                 ----------------
pursuant to the provisions of this Agreement, certain calculations shall be made on a Pro Forma
     --- -----

Basis, (ii) to the extent compliance with any of Section 9.09 or 9.10 or the determination of any of the Adjusted Total Leverage Ratio, the Total Leverage Ratio and the Adjusted Senior Leverage Ratio would include periods occurring prior to the Initial Borrowing Date, such calculation shall be adjusted on a Pro
                                                                             ---
Forma Basis to give effect to the Transaction as if same had occurred on the
-----
first day of the respective period, (iii) in the case of any determinations of Consolidated Interest Expense or Consolidated EBITDA for any portion of any Test Period which ends prior to the Initial Borrowing Date, all computations determining compliance with Sections 9.09 or 9.10 and all determinations of the Adjusted Total Leverage Ratio, the Adjusted Senior Leverage Ratio and the Total Leverage Ratio (including as used in the definition of Applicable Margin) shall be calculated in accordance with the definition of Test Period contained herein and (iv) for purposes of calculating the Applicable Margins, financial ratios, financial terms, all covenants and related definitions, all such calculations based on the operations of the Borrower and its Subsidiaries on a consolidated basis shall be made without giving effect to the operations of any Unrestricted Subsidiaries.

          (b) All computations of interest and Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.

          13.08  Governing Law; Submission to Jurisdiction; Venue.  (a)  THIS
                 ------------------------------------------------
AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower hereby irrevocably designates, appoints and empowers CT Corporation System, with offices on the date hereof at 1633 Broadway, New York, NY 10019 as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of the property of the Borrower and its Subsidiaries, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, the Borrower agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Administrative Agent under this Agreement. The Borrower hereby further irrevocably waives any claim that any such courts lack jurisdiction over the Borrower, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or any other Credit Document brought in any of the aforesaid courts, that any such court lacks jurisdiction over the Borrower. The Borrower further irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower, at its address for notices pursuant to Section 13.03, such service to become effective 30 days after such mailing. The Borrower hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any Agent, the Collateral Agent, any Bank or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

          (b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          13.09  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

          13.10  Effectiveness.  This Agreement shall become effective on the
                 -------------
date (the "Effective Date") on which the Borrower, the Administrative Agent, the Syndication Agent and the Documentation Agent and each Bank shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same (including by way of facsimile transmission) to the Administrative Agent at the Notice Office or at the office of Agents' counsel. The Administrative Agent will give the Borrower and each Bank prompt written notice of the occurrence of the Effective Date.

          13.11  Headings Descriptive.  The headings of the several sections and
                 --------------------
subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          13.12  Amendment or Waiver; etc.  (a)  Neither this Agreement nor any
                 -------------------------
other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks, provided that no such change, waiver, discharge or termination
                --------
shall, without the consent of each Bank (other than a Defaulting Bank) (with Obligations being directly affected thereby in the case of the following clause
(i)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in any rate of interest or fees for purposes of this clause (i)),
(ii) release all or substantially all of the Collateral (except as expressly provided in the Security Documents) under all the Security Documents, (iii) amend, modify or waive any provision of this Section 13.12, (iv) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Effective Date) or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or any other Credit Document; provided further, that no such change,
                                        ----------------
waiver, discharge or termination shall (v) increase the Commitments of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment of such Bank), (w) without the consent of each Letter of Credit Issuer, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (x) without the consent of BTCo, alter its rights or obligations with respect to Swingline Loans, (y) without the consent of the Agents, amend, modify or waive any provision of Section 12 as same applies to the Agents or any other provision as same relates to the rights or obligations of the Agents and (z) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

          (b) If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Banks whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace each such non-consenting Bank or Banks (or, at the option of the Borrower if the respective Bank's consent is required with respect to less than all Tranches of Loans (or related Commitments), to replace only the Revolving Loan Commitments and/or Loans of the respective non-consenting Bank which gave rise to the need to obtain such Bank's individual consent) with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Bank's Revolving Loan Commitment (if such Bank's consent is required as a result of its Revolving Loan Commitment) and/or repay each Tranche of outstanding Loans of such Bank which gave rise to the need to obtain such Bank's consent and/or cash collateralize its applicable Adjusted RL Percentage of the Letter of Credit of Outstandings, in accordance with Sections 3.02(b) and/or 4.01(b), provided that,
                                                                  --------
unless the Commitments which are terminated and Loans which are repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Banks or the increase of the Commitments and/or outstanding Loans of existing Banks (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B), the Required Banks (determined after giving effect to the proposed action) shall specifically consent thereto, provided further, that the Borrower shall not have the right to
                 ----------------
replace a Bank, terminate its Commitment or repay its Loans solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 13.12(a).

          13.13  Survival.  All indemnities set forth herein including, without
                 --------
limitation, in Sections 1.10, 1.11, 2.05, 4.04, 12.07 and 13.01, shall, subject to the provisions of Section 13.18 (to the extent applicable), survive the execution and delivery of this Agreement and the making and repayment of the Loans.

          13.14  Domicile of Loans and Commitments.  Each Bank may transfer and
                 ---------------------------------
carry its Loans and/or Commitments at, to or for the account of any branch office, subsidiary or affiliate of such Bank; provided, that the Borrower shall
                                              --------
not be responsible for costs arising under Section 1.10, 1.11, 2.05 or 4.04 resulting from any such transfer (other than a transfer pursuant to Section 1.12) to the extent such costs would not otherwise be applicable to such Bank in the absence of such transfer.

          13.15  Confidentiality.  (a)  Each of the Banks agrees that it will
                 ---------------
use its reasonable efforts not to disclose without the prior consent of the Borrower (other than to its directors, trustees, employees, officers, auditors, counsel or other professional advisors, to affiliates or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information, provided that such
                                                            --------
persons shall be subject to the provisions of this Section 13.15 to the same extent as such Bank) any information with respect to the Borrower or any of its Subsidiaries which is furnished by the Borrower or any of its Subsidiaries pursuant to this Agreement; provided, that any Bank may disclose any such
                            --------
information (a) which is publicly known at the time of the disclosure or which has become generally available to the public, (b) as may be required or appropriate (x) in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors or (y) in connection with any request or requirement of any such regulatory body (including any securities exchange or self-regulatory organization), (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation or other legal process, (d) to comply with any law, order, regulation or ruling applicable to such Bank, and (e) to any prospective transferee in connection with any contemplated transfer of any of the Notes or any interest therein by such Bank; provided, that such prospective transferee agrees to be bound by this Section
--------
13.15 to the same extent as such Bank.

          (b) The Borrower hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to the Borrower or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Borrower and its Subsidiaries), provided that such Persons shall be subject to the provisions of
               --------
this Section 13.15 to the same extent as such Bank.

          13.16  Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT
                 --------------------
HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          13.17  Register.  The Borrower hereby designates the Administrative
                 --------
Agent to serve as the Borrower's agent, solely for purposes of this Section 13.17, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of any Commitment of such Bank and the rights to the principal of, and interest on, any Loan shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitment and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Commitment and/or Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Commitment and/or Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.17.

          13.18  Limitation on Additional Amounts, etc.  Notwithstanding
                 --------------------------------------
anything to the contrary contained in Section 1.10, 1.11, 2.05 or 4.04 of this Agreement, unless a Bank gives notice to the Borrower that it is obligated to pay an amount under such Section within six months after the later of (x) the date the Bank incurs the respective increased costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or (y) the date such Bank has actual knowledge of its incurrence of the respective increased costs, Taxes, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Bank shall only be entitled to be compensated for such amount by the Borrower pursuant to said Section 1.10, 1.11, 2.05 or 4.04, as the case may be, to the extent of the costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital that are incurred or suffered on or after the date which occurs six months prior to such Bank giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to said Section 1.10, 1.11, 2.05 or 4.04, as the case may be. This
Section 13.18 shall have no applicability to any Section of this Agreement other than said Sections 1.10, 1.11, 2.05 and 4.04.

          13.19  Post-Closing Actions.  Notwithstanding anything to the contrary
                 --------------------
contained in this Agreement or the other Credit Documents, the parties hereto acknowledge and agree that:

          (a) Security Document Filings.  Form UCC-1 and PPSA Form 1-C financing
              -------------------------
     statements (or other appropriate local equivalent) delivered by the Borrower to the

     Collateral Agent on the Initial Borrowing Date shall be filed in the appropriate governmental office within 5 days following the Initial Borrowing Date.

          (b) UCC-3 Termination Statements.  Within 15 days following the
              ----------------------------
     Initial Borrowing Date (or such later date as shall have been determined by the Administrative Agent in its sole discretion), the Administrative Agent shall have received Form UCC-3 termination statements in respect of the Liens listed on Part B of Schedule IX hereto and same shall be filed in the appropriate governmental office within 15 days following the Initial Borrowing Date (or such later date as shall have been determined by the Administrative Agent in its sole discretion).

          (c) Opinions of Local Counsel.  Within 60 days following the Initial
              -------------------------
     Borrowing Date, the Collateral Agent shall have received additional opinions, addressed to each Agent, the Collateral Agent and each of the Banks from local counsel to Credit Parties and/or the Agents reasonably satisfactory to the Collateral Agent (including an opinion from special STB counsel), which opinions (x) shall cover the perfection and enforceability as against third parties of the security interests granted pursuant to the Security Documents and such other matters relating to the transactions contemplated herein as the Collateral Agent may reasonably request and (y) shall be in form and substance reasonably satisfactory to the Collateral Agent.

          (d) STB Filing, etc.  (i) Within 30 days following the Initial
              ----------------
     Borrowing Date, the Borrower shall have caused to be delivered and filed with the STB transmittal letters in the form required by 49 C.F.R. 1177 (appropriately completed) from each Credit Party which owns Rolling Stock on the Initial Borrowing Date, together with executed copies of the Security Agreement, in respect of all of the Rolling Stock owned by such Credit Party on the Initial Borrowing Date.

          (ii) Within 45 days following the Initial Borrowing Date, the Borrower shall have caused to be delivered and filed with the Office of the Registrar General of Canada fully executed copies of the Security Agreement in accordance with the requirements of the Canada Transportation Act and, promptly after such filing, published notice thereof in the Canada Gazette.

          (e) Certificates of Title.  Certificates of title in respect of all
              ----------------------
     Tractor Trailers owned by the Borrower and its Subsidiaries on the Initial Borrowing Date (other than Tractor Trailers securing Existing Indebtedness not refinanced on the Initial Borrowing Date) noting the Collateral Agent's security interest in the respective Tractor Trailer covered thereby shall be registered in the appropriate state or provincial governmental office within 90 days following the Initial Borrowing Date.

          All provisions of this Credit Agreement and the other Credit Documents (including, without limitation, all conditions precedent, representations, warranties, covenants, events of default and other agreements herein and therein) shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods, required above, rather than as otherwise provided in the Credit Documents);

provided, that (x) to the extent any representation and warranty would not be
--------
true because the foregoing actions were not taken on the Initial Borrowing Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this
Section 13.19 and (y) all representations and warranties relating to the Collateral Documents shall be required to be true immediately after the actions required to be taken by Section 13.19 have been taken (or were required to be taken). The acceptance of the benefits of the Loans shall constitute a representation, warranty and covenant by the Borrower to each of the Banks that the actions required pursuant to this Section 13.19 will be, or have been, taken within the relevant time periods referred to in this Section 13.19 and that, at such time, all representations and warranties contained in this Credit Agreement and the other Credit Documents shall then be true and correct without any modification pursuant to this Section 13.19. The parties hereto acknowledge and agree that the failure to take any of the actions required above, within the relevant time periods required above, shall give rise to an immediate Event of Default pursuant to this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

                              PACER INTERNATIONAL, INC. (f/k/a Land Transport
                                 Services, Inc.)

                              By  /s/  Lawrence C. Yarberry
                                 --------------------------
                                 Title:  Executive Vice President & Chief
                                         Financial Officer

                              BANKERS TRUST COMPANY,
                                Individually and as Administrative Agent


                              By: /s/  Anthony LoGrippo
                                  ---------------------
                                  Title:  Principal

                              MORGAN STANLEY SENIOR FUNDING, INC.,
                               Individually and as Syndication Agent

                              By: /s/ Henry F. D'Alessandro
                                 --------------------------
                                 Title: Vice President


                              CREDIT SUISSE FIRST BOSTON
                               Individually and as Documentation Agent

                              By: /s/  Karl M. Studer
                                  -------------------
                                  Title: Director

                              By: /s/  Robert Hetu
                                 -----------------
                                 Title: Vice President


                              BANKBOSTON, N.A.

                              By:  /s/  Carol Lovell
                                   -----------------
                                   Title:  Managing Director

                               BANK UNITED

                               By:  /s/  Phil Green
                                    ---------------
                                    Title:  Director Commercial Syndications

                               ABN AMRO BANK N.V.

                               By: /s/  David J. Thomas
                                  ---------------------
                                  Title: Group Vice President

                               By: /s/  Gerald F. Mackin
                                  ----------------------
                                  Title: Vice President

                               THE FIRST NATIONAL BANK OF CHICAGO

                               By: /s/  Kenneth J. Kramer
                                  -----------------------
                                  Title: Vice President

                               CREDIT LYONNAIS AMERICAS NEW YORK BRANCH

                               By: /s/  Attila Koc
                                   ---------------
                                   Title: Senior Vice President

                               FIRST UNION NATIONAL BANK

                               By: /s/  Roy O. Young
                                   ------------------
                                   Title: Vice President

                               HELLER FINANCIAL

                               By: /s/  Robert M. Reeg
                                   --------------------
                                   Title: Assistant Vice President

                               THE INDUSTRIAL BANK OF JAPAN, LIMITED

                               By: /s/  Takuya Honjo
                                   ------------------
                                   Title: Senior Vice President

                               THE MITSUBISHI TRUST AND BANKING CORPORATION

                               By: /s/  Toshihiro Hayashi
                                   -----------------------
                                   Title: Senior Vice President

                               THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

                               By: /s/  B. Ross Smead
                                   -------------------
                                   Title: Vice President

                               TRANSAMERICA BUSINESS CREDIT CORPORATION

                               By: /s/  Perry Vavoules
                                   --------------------
                                   Title: Senior Vice President

                               UNION BANK OF CALIFORNIA, N.A.

                               By: /s/  Alison A. Mason
                                   ---------------------
                                   Title: Vice President

                                                                      SCHEDULE I
                                                                      ----------

                         LIST OF BANKS AND COMMITMENTS
                         -----------------------------


                                                                 Term Loan                  Revolving Loan
Bank                                                             Commitment                   Commitment
----                                                             ----------                 --------------
Bankers Trust Company                                           9,765,957.45              $  7,234,042.55

Morgan Stanley Senior Funding, Inc.                             9,765,957.45              $  7,234,042.55

Credit Suisse First Boston                                      9,765,957.45              $  7,234,042.55

ABN Amro Bank N.V.                                              9,765,957.45              $  7,234,042.55

BankBoston, N.A.                                                8,329,787.23              $  6,170,212.77

Bank One/The First National Bank of Chicago                     9,765,957.45              $  7,234,042.55

Bank United                                                     8,329,787.23              $  6,170,212.77

Credit Lyonnais Americas New York Branch                        9,765,957.45              $  7,234,042.55

First Union National Bank                                       8,329,787.23              $  6,170,212.77

Heller Financial                                                8,329,787.23              $  6,170,212.77

The Industrial Bank of Japan, Limited                           8,329,787.23              $  6,170,212.77

The Mitsubishi Trust & Banking Corporation                      8,329,787.23              $  6,170,212.77

The Prudential Insurance Company of America                     8,329,787.23              $  6,170,212.77

Transamerica Business Credit Corporation                        8,329,787.23              $  6,170,212.77

Union Bank of California, N.A.                                  9,765,957.45              $  7,234,042.55

Total                                                         135,000,000.00              $100,000,000.00

                                                                     SCHEDULE II
                                                                     -----------

                                BANK ADDRESSES
                                --------------


Bank                                         Address
----                                         -------
Bankers Trust Company                        One Bankers Trust Plaza
                                             New York, New York 10006
                                             Attention:  Greg Shefrin
                                             Telephone No.:  (212) 250-2500
                                             Facsimile No.:  (212) 250-7218

ABN AMRO Bank N.V.                           Loan Administration
                                             208 S. LaSalle Street, Suite 1500
                                             Chicago, IL 60604-1003
                                             Attn: Milena Sopcic
                                             Telephone No.: (312) 992-5096
                                             Facsimile No.: (312) 992-5156

Bank United                                  3200 Southwest Freeway
                                             Suite 1920
                                             Houston, TX
                                             Attn: Phillip Green
                                             Telephone No.: (713) 543-6949
                                             Facsimile No.: (713) 543-6651

BankBoston, N.A.                             Diversified Finance, MS 01-08-05
                                             100 Federal Street
                                             Boston, MA 02210
                                             Attn: Kristin J. Kraska
                                             Telephone No.: (617) 434-2079
                                             Facsimile No.: (617) 434-4929

Credit Lyonnais Americas New York Branch     1301 Avenue of the Americas, 12/th/ Floor
                                             New York, NY 10019
                                             Attn: Oliver Tabouret
                                             Telephone No.: (212) 261-3254
                                             Facsimile No.: (212) 261-7338

                                                                     Schedule II
                                                                          page 2

Credit Suisse First Boston                    11 Madison Avenue
                                              New York, NY 10010
                                              Attn: Robert Hetu
                                              Telephone No.: (212) 325-4542
                                              Facsimile No.: (212) 325-8309

The First National Bank of Chicago            One First National Plaza
                                              Mail Suite IL1-0324
                                              Chicago, IL 60670
                                              Attn: Colleen Muff
                                              Telephone No.: (312) 732-9957
                                              Facsimile No.: (312) 732-5297

First Union Capital Markets                   One South Penn Square
                                              Widener Bldg-11/th/ Floor
                                              PA 4827
                                              Philadelphia, PA 19107
                                              Attn: Roy O. Young
                                              Telephone No.: (215) 973-5866
                                              Facsimile No.: (215) 786-7704

Heller Financial                              50 West Monroe Street
                                              Chicago, IL 60661
                                              Attn: Craig Galehugh
                                              Telephone No.: (312) 441-7630
                                              Facsimile No.: (312) 441-7367

IBJ, Ltd.                                     1251 Avenue of the Americas
                                              New York, NY 10020-1104
                                              Attn: Chris Droussiotis
                                              Telephone No.: (212) 282-3323
                                              Facsimile No.: (212) 282-4490

The Mitsubishi Trust & Banking Corporation    520 Madison Avenue, 26/th/ Floor
                                              New York, NY 10022
                                              Attn: Mildred Chiu
                                              Telephone No.: (212) 891-8256
                                              Facsimile No.: (212) 755-2349

Morgan Stanley Senior Funding, Inc.           1585 Broadway
                                              New York, NY 10036
                                              Attn: Hank D'Alessandro
                                              Telephone No.: (212) 761-1051
                                              Facsimile No.: (212) 761-0322

                                                                     Schedule II
                                                                          page 2

Prudential                                    100 Mulberry Street
                                              c/o Prudential Capital Group
                                              Four Gateway Center
                                              Newark, NJ 07102-4069
                                              Attn: Janet Crowe
                                              Telephone No.: (973) 802-9285
                                              Facsimile No.: (973) 802-7045

Transamerica Business Credit Corporation      555 Theodore Fremd Avenue
                                              Suite C-301
                                              Rye, NY 10580
                                              Attn: Stephen Goetschius
                                              Telephone No.: (914) 925-7234
                                              Facsimile No.: (914) 921-0110

Union Bank of California                      Union Bank of California
                                              350 California Street, 6/th/ Floor
                                              San Francisco, CA 94104
                                              Attention: Alison A. Mason
                                              Telephone No.: (415) 705-7452
                                              Facsimile No.: (415) 705-7566

                                                                    SCHEDULE III
                                                                    ------------



                                REAL PROPERTIES
                                ---------------

                                                                     SCHEDULE IV
                                                                     -----------

                        SCHEDULED EXISTING INDEBTEDNESS
                        -------------------------------

                                                                      SCHEDULE V
                                                                      ----------

                                     PLANS
                                     -----

                                                                     SCHEDULE VI
                                                                     -----------

                             EXISTING INVESTMENTS
                             --------------------

                                                                    SCHEDULE VII
                                                                    ------------

                                 SUBSIDIARIES
                                 ------------

                                                                    SCHEDULE VII
                                                                    ------------

                                   INSURANCE
                                   ---------

                                                                     SCHEDULE IX
                                                                     -----------

                                EXISTING LIENS
                                --------------

Filing                                  File
Location    Debtor  Secured Party       Number     FileDate      of Collateral
--------    ------  -------------       ------     --------      -------------

                                                                      SCHEDULE X
                                                                      ----------

                                CAPITALIZATION
                                --------------

                                                                     SCHEDULE XI
                                                                     -----------

                        CONSOLIDATED EBITDA ADJUSTMENTS
                        -------------------------------


Relevant Fiscal
Quarter Ended
-------------

June 30, 1999         $38,111.11
September 30, 1999    $28,888.89
December 30, 1999     $27,777.70


Each amount set forth above opposite a fiscal quarter to be included in the relevant Test Period represents a per diem amount for such fiscal quarter. Adjustments to Consolidated EBITDA pursuant to this Schedule shall only be made in the case of any fiscal quarter set forth above for each day during such fiscal quarter occurring after the Initial Borrowing Date.

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

                              PACER INTERNATIONAL, INC. (f/k/a Land Transport
                                 Services, Inc.)

                              By  /s/  Lawrence C. Yarberry
                                  -----------------------------
                                  Title:  Executive Vice President & Chief
                                          Financial Officer

                              BANKERS TRUST COMPANY,
                               Individually and as Administrative Agent


                              By: /s/  Anthony LoGrippo
                                  -----------------------------
                                  Title:  Principal

                              MORGAN STANLEY SENIOR FUNDING, INC.,
                               Individually and as Syndication Agent

                              By: /s/ Henry F. D'Alessandro
                                  -----------------------------
                                  Title: Vice President


                              CREDIT SUISSE FIRST BOSTON
                               Individually and as Documentation Agent

                              By: /s/  Karl M. Studer
                                  -----------------------------
                                  Title: Director

                              By: /s/  Robert Hetu
                                  -----------------------------
                                  Title: Vice President

                              BANKBOSTON, N.A.

                              By:  /s/  Carol Lovell
                                   -----------------------------
                                   Title:  Managing Director

                              BANK UNITED

                              By:  /s/  Phil Green
                                   -----------------------------
                                   Title:  Director Commercial Syndications

                              ABN AMRO BANK N.V.

                              By:  /s/  David J. Thomas
                                   -----------------------------
                                   Title: Group Vice President

                              By:  /s/  Gerald F. Mackin
                                   -----------------------------
                                   Title: Vice President

                              THE FIRST NATIONAL BANK OF CHICAGO

                              By:  /s/  Kenneth J. Kramer
                                   -----------------------------
                                   Title: Vice President

                              CREDIT LYONNAIS AMERICAS NEW YORK BRANCH

                              By:  /s/  Attila Koc
                                   -----------------------------
                                   Title: Senior Vice President

                                 FIRST UNION NATIONAL BANK

                                 By:  /s/  Roy O. Young
                                      ---------------------------
                                      Title: Vice President

                                 HELLER FINANCIAL

                                 By:  /s/  Robert M. Reeg
                                      ---------------------------
                                      Title: Assistant Vice President

                                 THE INDUSTRIAL BANK OF JAPAN,
                                   LIMITED

                                 By:  /s/  Takuya Honjo
                                      ---------------------------
                                      Title: Senior Vice President

                                 THE MITSUBISHI TRUST AND BANKING
                                   CORPORATION

                                 By:  /s/  Toshihiro Hayashi
                                      ---------------------------
                                      Title: Senior Vice President

                                 THE PRUDENTIAL INSURANCE
                                   COMPANY OF AMERICA

                                 By:  /s/  B. Ross Smead
                                      ---------------------------
                                      Title: Vice President

                                 TRANSAMERICA BUSINESS CREDIT CORPORATION

                                 By:  /s/  Perry Vavoules
                                      --------------------------
                                      Title: Senior Vice President

                                 UNION BANK OF CALIFORNIA, N.A.

                                 By:  /s/  Alison A. Mason
                                      --------------------------
                                      Title: Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                 Pacer International Inc.,
                                 (f/k/a Land Transport Services, Inc.),
                                 as an Assignor

                                 By: /s/  Lawrence Yarberry
                                     ------------------------
                                     Title: Executive Vice President/CFO

                                 Pacer Logistics, Inc.,
                                 (f/k/a Pacer International, Inc.),
                                 as an Assignor

                                 By: /s/  Lawrence Yarberry
                                     ------------------------
                                     Title: Executive Vice President/CFO

                                 Cross Con Transport, Inc.,
                                 as an Assignor

                                 By: /s/  Lawrence Yarberry
                                     ------------------------
                                     Title: Executive Vice President/CFO

                                 Cross Con Terminals, Inc.,
                                 as an Assignor

                                 By: /s/  Lawrence Yarberry
                                     ------------------------
                                     Title: Executive Vice President/CFO

                                 Pacer International Rail Services LLC,
                                 as an Assignor

                                 By:  Pacer Logistics, Inc., as manager

                                 By: /s/  Lawrence Yarberry
                                     ------------------------
                                     Title: Executive Vice President/CFO

                                 Pacer International Consulting LLC,
                                    as an Assignor


                                 By: Pacer Logistics, Inc., as manager

                                 By: /s/  Lawrence Yarberry
                                     ------------------------
                                     Title: Executive Vice President/CFO

                                 Pacer Rail Services LLC,
                                    as an Assignor


                                 By: Pacer Logistics, Inc., as manager

                                 By: /s/  Lawrence Yarberry
                                     ------------------------

                                 Title: Executive Vice President/CFO

                                 Pacific Motor Transport Company,
                                 as an Assignor

                                 By: /s/  Lawrence Yarberry
                                     ------------------------
                                     Title: Executive Vice President/CFO

                                 Pacer Integrated Logistics, Inc.,
                                 as an Assignor

                                 By: /s/  Lawrence Yarberry
                                     -----------------------
                                     Title: Executive Vice President/CFO


                                 PLM Acquisition Corporation,
                                   as an Assignor

                                 By: /s/  Lawrence Yarberry
                                     ------------------------
                                     Title: Executive Vice President/CFO


                                 Manufacturers Consolidation Service, Inc.,
                                    as an Assignor

                                 By: /s/  Lawrence Yarberry
                                     ------------------------
                                     Title:  Executive Vice President/CFO

                                 Keystone Terminals Acquisition Corp.,
                                     as an Assignor

                                 By: /s/  Lawrence Yarberry
                                     ------------------------
                                     Title: Executive Vice President/CFO

                                 Interstate Consolidation Service, Inc.,
                                     as an Assignor

                                 By: /s/  Lawrence Yarberry
                                     ------------------------
                                     Title: Executive Vice President/CFO


                                 Interstate Consolidation, Inc.,
                                    as an Assignor

                                 By: /s/  Lawrence Yarberry
                                     ------------------------
                                     Title: Executive Vice President/CFO



                                  Intermodal Container Service, Inc.,
                                     as an Assignor

                                 By: /s/  Lawrence Yarberry
                                     ------------------------
                                     Title: Executive Vice President/CFO


                                 Levcon, Inc., as an Assignor

                                 By: /s/  Lawrence Yarberry
                                     ------------------------
                                     Title: Executive Vice President/CFO

                                 Manufacturers Consolidation Service of Canada,
                                    Inc., as an Assignor

                                 By: /s/  Lawrence Yarberry
                                     ------------------------
                                     Title: Executive Vice President/CFO

                                 Pacer Express, Inc.,
                                    as an Assignor

                                 By: /s/  Lawrence Yarberry
                                     ------------------------
                                     Title:  Executive Vice President/CFO

                                 Bankers Trust Company,
                                    as Collateral Agent, as Assignee

                                 By: /s/  Anthony LoGrippo
                                     -----------------------
                                     Title:  Principal

     IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

                                 Pacer Logistics, Inc.,
                                 (f/k/a Pacer International, Inc.),
                                 as a Guarantor

                                 By: /s/ Lawrence Yarberry
                                     ----------------------
                                     Title: Executive Vice President/CFO


                                 Cross Con Transport, Inc.,
                                    as a Guarantor

                                 By: /s/ Lawrence Yarberry
                                     ---------------------
                                     Title: Executive Vice President/CFO


                                 Cross Con Terminals, Inc.,
                                    as a Guarantor

                                 By: /s/ Lawrence Yarberry
                                     ---------------------
                                     Title: Executive Vice President/CFO

                                 Pacer International Rail Services LLC,
                                     as a Guarantor

                                 By: /s/ Lawrence Yarberry
                                     ---------------------
                                     Title: Executive Vice President/CFO


                                 Pacer International Consulting LLC,
                                     as a Guarantor

                                 By: Pacer Logistics, Inc., as manager

                                 By: /s/ Lawrence Yarberry
                                     ---------------------
                                     Title: Executive Vice President/CFO


                                 Pacer Rail Services LLC,
                                     as a Guarantor

                                 By: Pacer Logistics, Inc., as manager

                                 By: /s/ Lawrence Yarberry
                                     ---------------------
                                     Title: Executive Vice President/CFO


                                 Pacific Motor Transport Company,
                                     as a Guarantor

                                 By: /s/ Lawrence Yarberry
                                     ---------------------
                                     Title: Executive Vice President/CFO

                                 Pacer Integrated Logistics, Inc.,
                                     as a Guarantor

                                 By: /s/ Lawrence Yarberry
                                     ---------------------
                                     Title: Executive Vice President/CFO


                                 PLM Acquisition Corporation,
                                     as a Guarantor

                                 By: /s/ Lawrence Yarberry
                                     ---------------------
                                     Title: Executive Vice President/CFO


                                 Manufacturers Consolidation Service, Inc.,
                                     as a Guarantor

                                 By: /s/ Lawrence Yarberry
                                     ---------------------
                                     Title: Executive Vice President/CFO


                                 Keystone Terminals Acquisition Corp.,
                                     as a Guarantor

                                 By: /s/ Lawrence Yarberry
                                     ---------------------
                                     Title: Executive Vice President/CFO

                                 Interstate Consolidation Service, Inc.,
                                     as a Guarantor

                                 By: /s/ Lawrence Yarberry
                                     ---------------------
                                     Title: Executive Vice President/CFO


                                 Interstate Consolidation, Inc.,
                                      as a Guarantor

                                 By: /s/ Lawrence Yarberry
                                     ---------------------
                                     Title: Executive Vice President/CFO


                                 Intermodal Container Service, Inc.,
                                      as a Guarantor

                                 By: /s/ Lawrence Yarberry
                                     ---------------------
                                     Title: Executive Vice President/CFO


                                 Levcon, Inc., as a Guarantor

                                 By: /s/ Lawrence Yarberry
                                     ---------------------
                                     Title: Executive Vice President/CFO

                                 Manufacturers Consolidation Service of Canada,
                                    Inc., as a Guarantor

                                 By:  /s/ Lawrence Yarberry
                                      ---------------------
                                      Title:  Executive Vice President/CFO


                                 Pacer Express, Inc.,
                                      as a Guarantor

                                 By:  /s/ Lawrence Yarberry
                                      ---------------------
                                      Title: Executive Vice President/CFO

                                 Accepted and Agreed to:

                                 Bankers Trust Company,
                                   as Administrative Agent for the Banks



                                 By:  /s/  Anthony LoGrippo
                                     ----------------------
                                     Title:  Principal

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                 Pacer International Inc.,
                                   (f/k/a Land Transport Services, Inc.),
                                   as an Assignor

                                 By: /s/  Lawrence Yarberry
                                     ------------------------
                                     Title: Executive Vice President/CFO

                                 Pacer Logistics, Inc.,
                                   (f/k/a Pacer International, Inc.),
                                   as an Assignor

                                 By: /s/  Lawrence Yarberry
                                     ------------------------
                                     Title: Executive Vice President/CFO

                                 Cross Con Transport, Inc.,
                                   as an Assignor

                                 By: /s/  Lawrence Yarberry
                                     ------------------------
                                     Title: Executive Vice President/CFO

                                 Cross Con Terminals, Inc.,
                                   as an Assignor

                                 By: /s/  Lawrence Yarberry
                                     ------------------------
                                     Title: Executive Vice President/CFO

                                 Pacer International Rail Services LLC,
                                   as an Assignor

                                 By:  Pacer Logistics, Inc., as manager

                                 By:  /s/  Lawrence Yarberry
                                      ------------------------
                                      Title: Executive Vice President/CFO

                                 Pacer International Consulting LLC,
                                    as an Assignor


                                 By:  Pacer Logistics, Inc., as manager

                                 By:  /s/  Lawrence Yarberry
                                      ------------------------
                                      Title: Executive Vice President/CFO

                                 Pacer Rail Services LLC,
                                    as an Assignor


                                 By:  Pacer Logistics, Inc., as manager

                                 By:  /s/  Lawrence Yarberry
                                      ------------------------
                                      Title: Executive Vice President/CFO

                                 Pacific Motor Transport Company,
                                    as an Assignor

                                 By: /s/  Lawrence Yarberry
                                     ------------------------
                                     Title: Executive Vice President/CFO

                                 Pacer Integrated Logistics, Inc.,
                                 as an Assignor

                                 By: /s/  Lawrence Yarberry
                                     -----------------------
                                     Title: Executive Vice President/CFO


                                 PLM Acquisition Corporation,
                                   as an Assignor

                                 By: /s/  Lawrence Yarberry
                                     ------------------------
                                     Title: Executive Vice President/CFO


                                 Manufacturers Consolidation Service, Inc.,
                                   as an Assignor

                                 By: /s/  Lawrence Yarberry
                                     ------------------------
                                     Title:  Executive Vice President/CFO

                                 Keystone Terminals Acquisition Corp.,
                                   as an Assignor

                                 By: /s/  Lawrence Yarberry
                                     ------------------------
                                     Title: Executive Vice President/CFO

                                 Interstate Consolidation Service, Inc.,
                                 as an Assignor

                                 By: /s/  Lawrence Yarberry
                                     ------------------------
                                     Title: Executive Vice President/CFO


                                 Interstate Consolidation, Inc.,
                                    as an Assignor

                                 By: /s/  Lawrence Yarberry
                                     ------------------------
                                     Title: Executive Vice President/CFO



                                  Intermodal Container Service, Inc.,
                                   as an Assignor

                                 By: /s/  Lawrence Yarberry
                                     ------------------------
                                     Title: Executive Vice President/CFO


                                 Levcon, Inc., as an Assignor

                                 By: /s/  Lawrence Yarberry
                                     ------------------------
                                     Title: Executive Vice President/CFO

                                 Manufacturers Consolidation Service of Canada,
                                    Inc., as an Assignor

                                 By: /s/  Lawrence Yarberry
                                     ------------------------
                                     Title: Executive Vice President/CFO

                                        Pacer Express, Inc.,
                                           as an Assignor

                                        By: /s/  Lawrence Yarberry
                                            ------------------------
                                            Title:  Executive Vice President/CFO

                                            Bankers Trust Company,
                                             as Collateral Agent, as Assignee

                                        By: /s/  Anthony LoGrippo
                                            -----------------------
                                            Title:  Principal